                                               Filed Pursuant to Rule 424 (b)(3)
                                               Registration No. 333-55921

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT DELIVER THESE SECURITIES UNTIL A FINAL PROSPECTUS SUPPLEMENT IS DELIVERED. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ARE NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS SUPPLEMENT Issued November 11, 1998 (Subject to Completion)

(To Prospectus dated October 19, 1998)

                                8,000,000 Units

                                K N Energy, Inc.                [KN ENERGY LOGO]

                                  % PEPSSM UNITS
         (Premium Equity Participating Security Units -- PEPSSM Units)
                            ------------------------

THE PEPS UNITS WILL PAY     % OF THE STATED AMOUNT OF $    PER PEPS UNIT PER
YEAR ($    PER YEAR). THESE PAYMENTS WILL BE MADE ON           AND           OF
EACH YEAR, BEGINNING           , 1999, UNTIL MATURITY ON           , 2001. THE
STATED AMOUNT AND ISSUE PRICE OF EACH PEPS UNIT IS $    , WHICH IS THE CLOSING
PRICE OF K N ENERGY COMMON STOCK ON THE DAY WE OFFER THE PEPS UNITS FOR INITIAL SALE TO THE PUBLIC. ON NOVEMBER 9, 1998, THE REPORTED LAST SALE PRICE OF THE K N ENERGY COMMON STOCK ON THE NEW YORK STOCK EXCHANGE WAS $46 1/8 PER SHARE.

AT MATURITY YOU WILL RECEIVE SHARES OF COMMON STOCK OF K N ENERGY AS FOLLOWS (SUBJECT TO ADJUSTMENT AS DESCRIBED HEREIN). IF THE VALUE OF THE COMMON STOCK AT MATURITY IS:

    - GREATER THAN $      PER SHARE, YOU WILL RECEIVE       SHARES OF COMMON
      STOCK PER PEPS UNIT.

    - GREATER THAN $      (THE STATED AMOUNT) PER SHARE BUT LESS THAN OR EQUAL
      TO $      PER SHARE, YOU WILL RECEIVE SHARES OF COMMON STOCK WORTH $
      PER PEPS UNIT.

    - LESS THAN OR EQUAL TO $      PER SHARE, YOU WILL RECEIVE ONE SHARE OF
      COMMON STOCK PER PEPS UNIT.

THE PEPS UNITS DO NOT GUARANTEE ANY RETURN OF YOUR INITIAL INVESTMENT. THE VALUE OF THE COMMON STOCK THAT YOU RECEIVE AT MATURITY MAY BE LESS THAN THE STATED AMOUNT THAT YOU PAID FOR THE PEPS UNITS, IN WHICH CASE YOU WILL SUFFER A LOSS ON YOUR INVESTMENT.

EACH PEPS UNIT WILL CONSIST OF TWO PARTS: (1) A STOCK PURCHASE CONTRACT AND (2)
  % UNITED STATES TREASURY NOTES HAVING A PRINCIPAL AMOUNT EQUAL TO THE STATED AMOUNT. AS LONG AS A STOCK PURCHASE CONTRACT REMAINS IN EFFECT, YOU WILL BE ABLE TO SELL THE PEPS UNIT ONLY AS A SINGLE SECURITY. OF THE TOTAL CASH PAYMENT OF
  % OF THE STATED AMOUNT OF THE PEPS UNITS PER YEAR, WE WILL PAY   % OF THE
STATED AMOUNT PER YEAR AS CONTRACT FEES ON THE STOCK PURCHASE CONTRACTS, AND THE
REMAINING   % WILL BE PAID BY THE UNITED STATES GOVERNMENT AS INTEREST ON THE
TREASURY NOTES. OUR OBLIGATION TO PAY THE CONTRACT FEES WILL RANK JUNIOR TO ALL OTHER LIABILITIES OF K N ENERGY, AND WE WILL HAVE THE RIGHT TO DEFER PAYMENT OF THESE CONTRACT FEES UNTIL MATURITY.

THE STOCK PURCHASE CONTRACTS WILL OBLIGATE YOU TO PURCHASE THE SHARES OF K N ENERGY COMMON STOCK THAT YOU WILL RECEIVE AT MATURITY. YOU WILL NOT BE REQUIRED TO PAY ADDITIONAL CASH FOR THE SHARES. INSTEAD, THE SHARES WILL BE ISSUED TO YOU IN EXCHANGE FOR THE PRINCIPAL PAID ON THE ASSOCIATED TREASURY NOTES. THE TREASURY NOTES WILL BE PLEDGED TO K N ENERGY TO SECURE YOUR OBLIGATIONS UNDER THE STOCK PURCHASE CONTRACTS.

FOR A MORE DETAILED DESCRIPTION OF THE PEPS UNITS SEE "PROSPECTUS SUPPLEMENT SUMMARY -- THE PEPS UNITS," "DESCRIPTION OF THE PEPS UNITS," "DESCRIPTION OF THE PURCHASE CONTRACTS," AND "CERTAIN PROVISIONS OF THE PURCHASE CONTRACT AGREEMENT AND THE PLEDGE AGREEMENT."
                            ------------------------

  K N ENERGY WILL APPLY TO LIST THE PEPS UNITS ON THE NEW YORK STOCK EXCHANGE.
                            ------------------------

INVESTING IN THE PEPS UNITS INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE
                                     S-13.
                            ------------------------

                            PRICE $      A PEPS UNIT
                            ------------------------

                                                         UNDERWRITING
                                    PRICE TO            DISCOUNTS AND        PURCHASE PRICE OF      PROCEEDS (DEFICIT)
                                     PUBLIC              COMMISSIONS           TREASURY NOTES           TO COMPANY
                                    --------            -------------        -----------------      ------------------
Per PEPS Unit..............            $                      $                      $                      $
Total......................            $                      $                      $                      $

                            ------------------------

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

K N Energy has granted the underwriters the right to purchase up to an additional 1,200,000 PEPS Units to cover over-allotments. Morgan Stanley & Co.
Incorporated expects to deliver the PEPS Units to purchasers on November   ,
1998.
                            ------------------------

MORGAN STANLEY DEAN WITTER                                   MERRILL LYNCH & CO.

GOLDMAN, SACHS & CO.
       PETRIE PARKMAN & CO.

              SALOMON SMITH BARNEY

                     JEFFERIES & COMPANY, INC.

                             NATIONSBANC MONTGOMERY SECURITIES LLC

November    , 1998

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
PROSPECTUS SUPPLEMENT
Prospectus Supplement Summary...............................   S-1
Risk Factors................................................  S-13
Use of Proceeds.............................................  S-19
The Acquisition and the Financing Plan......................  S-20
Common Stock Price Ranges and Dividends.....................  S-24
Capitalization..............................................  S-25
Unaudited Pro Forma Consolidated Financial Statements.......  S-26
Selected Historical Financial Information for K N Energy....  S-31
Selected Historical Financial Information for MidCon........  S-33
The Company.................................................  S-34
Regulation..................................................  S-41
Description of the PEPS Units...............................  S-46
Description of the Purchase Contracts.......................  S-49
Certain Provisions of the Purchase Contract Agreement and
  the Pledge Agreement......................................  S-55
United States Federal Income Tax Consequences...............  S-58
Underwriters................................................  S-61
Experts.....................................................  S-63
Legal Matters...............................................  S-63

PROSPECTUS
Available Information.......................................     3
Incorporation of Certain Documents by Reference.............     4
K N Energy, Inc. ...........................................     4
The Trust...................................................     4
Use of Proceeds.............................................     6
Ratios of Earnings to Fixed Charges.........................     6
Description of the Preferred Securities.....................     7
Description of the Trust Debentures.........................     7
Description of the Guarantee................................    13
Relationship Among the Preferred Securities, the Trust
  Debentures and the Guarantee..............................    15
Description of the Debt Securities..........................    16
Description of Capital Stock................................    28
Description of Stock Purchase Contracts and Stock Purchase
  Units.....................................................    31
Book-Entry Issuance.........................................    32
Plan of Distribution........................................    33
Legal Matters...............................................    35
Experts.....................................................    35

                            ------------------------

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We are offering to sell the PEPS Units and seeking offers to buy the PEPS Units, only in jurisdictions where offers and sales are permitted. The information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement and the date of the accompanying prospectus, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sales of the PEPS Units.

                         PROSPECTUS SUPPLEMENT SUMMARY

     This summary highlights selected information from this document and does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of this offering and for a more complete understanding of the business of K N Energy, you should read carefully this entire document, the accompanying prospectus and the documents incorporated by reference in this document and the prospectus. Except as otherwise noted, all information in this document assumes no exercise of the underwriters' over-allotment option.

     In addition to those described below, we use certain defined terms in this document for ease of reading and to avoid repetition. You should be aware that capitalized terms used in this documents will have the meanings given to them in this document. When we use the terms the "Company", "K N Energy", "K N", "we" or "us", we are referring to K N Energy, Inc. together with its consolidated subsidiaries, including MidCon Corp., unless the context otherwise requires. When we use the term "MidCon", we are referring to MidCon Corp. together with its consolidated subsidiaries, unless the context otherwise requires. All volumes of natural gas referred to in this document are stated at a pressure base of 14.73 pounds per square inch and 60 degrees Fahrenheit and, in most cases, are rounded to the nearest major multiple. As used in this document, "Mcf" means thousand cubic feet, "MMcf" means million cubic feet, "Bcf" means billion cubic feet, "MMGal" means million gallons and "Bbls" means barrels. We use the term "NGLs" to refer to natural gas liquids, which consist of ethane, propane, butane, iso-butane and natural gasoline.

BACKGROUND

     On January 30, 1998, we purchased the capital stock of MidCon from Occidental Petroleum Corporation ("Occidental") for $2.1 billion in cash and a $1.39 billion short-term note (the "Substitute Note"). We initially used letters of credit issued under a $4.5 billion bank facility as collateral for the Substitute Note, which must be paid in full on January 4, 1999. In March and April of 1998, we replaced a portion of these letters of credit with U.S. government securities purchased with the net proceeds from underwritten offerings of our common stock and debt securities as well as trust preferred securities of a wholly-owned subsidiary trust. As the final step in our permanent financing of the acquisition of MidCon, we are concurrently offering 8,000,000 PEPS Units and $375.0 million of senior notes. We will use the net proceeds from the senior notes offering to reduce short-term borrowings and pay the transaction fees and expenses and underwriters' discount of this offering of PEPS Units. We will not receive any proceeds from the PEPS Units offering until settlement of the associated stock purchase contracts. We will repay the Substitute Note when it comes due with the U.S. government securities ($1.09 billion as of September 30, 1998) purchased to collateralize the Substitute Note and borrowings under our bank facility.

BUSINESS DESCRIPTION

     We are one of the largest integrated natural gas companies in the United States. We own and operate:

     - approximately 25,000 miles of interstate, intrastate and offshore pipeline;

     - approximately 11,700 miles of gathering and processing pipeline;

     - approximately 7,200 miles of local distribution pipeline;

     - 22 gas processing facilities with 1.8 Bcf per day of processing capacity; and

     - 16 storage facilities with storage capacity of more than 250 Bcf of working gas.

     We have pipeline assets in 16 states with access to several of the largest natural gas markets in the United States, including Chicago, Houston, Kansas City and Denver. We also have access to the major natural gas supply basins in the United States, including those in the Mid-Continent, West Texas, Rocky Mountain and Gulf Coast regions. We are one of the largest owners and operators of natural gas storage assets in both our supply and market areas.

     We are also one of the largest transporters and marketers of natural gas in the United States with average transportation volumes of approximately 6.2 Bcf of natural gas per day and average sales volumes of approximately 4.3 Bcf of natural gas per day during the nine months ended September 30, 1998.

     On a pro forma basis, after giving effect to our acquisition of MidCon, the prior offerings completed in March and April of 1998, the concurrent offering of senior notes and this PEPS Units offering, for the year ended December 31, 1997, we had operating revenues of $5.2 billion, operating income of $361.3 million and net income of $95.1 million. On the same pro forma basis, for the nine months ended September 30, 1998, we had operating revenues of $3.5 billion, operating income of $292.0 million and net income of $59.9 million. At September 30, 1998, we had $9.7 billion in assets.

BUSINESS STRATEGY

     Our strategy is to enhance our assets and operations in all segments of the energy "value stream". We plan to achieve this goal by:

     - increasing our access to supplies of natural gas which we gather and process in our upstream gathering and processing facilities;

     - increasing the transportation of gas through our midstream transmission pipelines; and

     - marketing gas to a broad range of downstream end-users, including utility, residential, commercial, agricultural and industrial customers.

     We believe that we have developed several competitive strengths that will enable us to successfully implement our strategy. These strengths include:

     - an extensive natural gas infrastructure from the wellhead to the burner tip;

     - access to natural gas supplies in several of the largest domestic natural gas producing areas;

     - access to natural gas markets in some of the largest natural gas consuming areas in the Mid-Continent, the Rocky Mountain states and Texas;

     - a management team which combines an entrepreneurial spirit with significant leadership experience in the natural gas industry and in other deregulating industries;

     - a strong track record of quickly and successfully integrating acquisitions; and

     - a commitment to providing superior customer service.

     The key elements of our strategy include the following:

     - Optimize Operation of Our Assets -- Over the past several years, we have consistently improved the operation of our assets. We believe we can continue to improve operations further through the integration and consolidation of our assets with those of MidCon. For example, we have identified opportunities to improve the operation of our assets by connecting pipelines to nearby gathering facilities, relocating processing facilities and reconfiguring certain operations to increase throughput and lower operating costs.

     - Aggressively Pursue New Markets -- We will continue to pursue opportunities to increase our market share along our pipeline systems. We are currently executing this strategy by expanding our marketing presence in Kansas City through the construction of an additional lateral pipeline and in the Denver metropolitan area through the planned construction of a new pipeline. We believe there are many other similar opportunities to approach new markets along our pipelines which have been historically underserved.

     - Leverage Regulated Assets by Developing Complementary Unregulated Businesses -- We believe that our regulated businesses provide a stable base for earnings. We also seek to build or acquire unregulated businesses to complement this base of regulated assets. For example, we have expanded our unregulated gathering, processing and marketing activities in the Rocky Mountains and Midwest in conjunction with the development and operation of our regulated Pony Express Pipeline. As a result of our acquisition of MidCon and its large base of regulated assets, we believe that there are substantial additional opportunities for us to continue to pursue this strategy.

     - Pursue Strategic Acquisitions, Alliances, Joint Ventures and
       Partnerships -- We will continue to pursue acquisitions and strategic alliances that create new business opportunities and enhance our existing operations. We maintain a highly disciplined approach to acquisitions that focuses on investments that:

       - logically expand our business into neighboring markets;

       - help increase economies of scale; and

       - provide opportunities to develop unregulated businesses that are complementary to, and increase the value of, our regulated businesses.

     - Maintain and Enhance Our Position as a Competitive-Cost Provider -- We believe we are one of the lowest cost providers of natural gas transportation services, and we constantly seek opportunities to reduce costs further without compromising safety or sacrificing customer service. Our lower-cost position in the Mid-Continent region puts us in a stronger position than our higher-cost competitors to preserve or increase market share, particularly in the likely event that additional natural gas comes into the Chicago market from Canada. In the future, we believe that we can continue to reduce costs, primarily from the consolidation of existing operations with those of MidCon and from the improved operation of our assets.

     - Expand Our Retail Presence -- In order to take advantage of the rapidly changing competitive landscape in our industry, we have developed an energy marketing service through a 50% interest in EN-able(SM), a joint venture with PacifiCorp Holdings, Inc. that offers marketing, communications, entertainment and energy solutions to local utilities. EN-able has developed a program called Simple Choice(SM), which packages together energy, home, communication and entertainment services, all payable on one bill branded by the local utility.
                            ------------------------

     We maintain our principal offices at 370 Van Gordon Street, Lakewood, Colorado 80228-8304, and our telephone number is (303) 989-1740.

                            THE PEPS UNITS OFFERING

EACH PEPS UNIT COSTS
$                                We are offering (the "PEPS Units Offering")
                                 8,000,000   % Premium Equity Participating
                                 Security Units-PEPS(SM) Units ("PEPS Units"). The stated amount and issue price of each PEPS
                                 Unit is $          (the "Stated Amount"), which
                                 is the closing price of our common stock, par value $5.00 per share (our "Common Stock"), on the day we offer the PEPS Units for initial sale to the public. The PEPS Units do not guarantee any return of your initial investment at maturity. Instead you will receive a number of shares of our Common Stock per PEPS Unit equal to the Settlement Rate (as defined below)
                                 on                , 2001 (the "Final Settlement
                                 Date"). THE VALUE OF THE COMMON STOCK THAT YOU RECEIVE ON THE FINAL SETTLEMENT DATE MAY BE LESS THAN THE STATED AMOUNT THAT YOU PAID FOR THE PEPS UNITS, IN WHICH CASE YOU WILL SUFFER A LOSS ON YOUR INVESTMENT.

THE PEPS UNITS WILL PAY      %
PER YEAR                         You will receive a total payment of   % of the
                                 Stated Amount per year ($     per year)
                                 consisting of (i) contract fees ("Contract
                                 Fees") paid by us on the stock purchase
                                 contracts (the "Purchase Contracts") of      %
                                 of the Stated Amount per year ($     per year),
                                 and (ii) interest paid by the United States
                                 Government on the associated      % United
                                 States Treasury Notes maturing             ,
                                 2001 (CUSIP No.          ) (the "Treasury
                                 Notes") of      % of the Stated Amount per year
                                 ($          per year). These payments will be
                                 made on                and                of
                                 each year, beginning                , 1999,
                                 through and including the Final Settlement Date (each, a "Payment Date"). The first payment
                                 will be $          , payable on             ,
                                 1999. Our obligation to pay the Contract Fees will be junior to all other liabilities of K N Energy and will rank equal to our most senior preferred stock.

WE HAVE THE RIGHT TO DEFER
CONTRACT FEES                    We may, at our option, defer payment of all or
                                 part of the Contract Fees on the stock purchase
                                 contracts until no later than the Final
                                 Settlement Date. We will pay additional
                                 Contract Fees on any deferred installments of
                                 Contract Fees (such deferred installments of
                                 Contract Fees, together with the additional
                                 Contract Fees, are referred to herein as the
                                 "Deferred Contract Fees") at a rate of      %
                                 per year (compounding on each succeeding
                                 Payment Date) until paid.

                                 If we defer the payment of Contract Fees until the Final Settlement Date, you will receive shares of Common Stock instead of cash in payment of Deferred Contract Fees. On the Final Settlement Date, you will receive a number of shares of Common Stock (in addition to a number of shares of Common Stock per PEPS Unit equal to the Settlement Rate) equal to (x) the aggregate amount of Deferred Contract Fees payable to you divided by (y) the Applicable Market Value (as defined below).

THE PEPS UNITS CONSIST OF
PURCHASE
CONTRACTS AND TREASURY NOTES     We will issue the PEPS Units under a Purchase
                                 Contract Agreement, dated as of             ,
                                 1998 (the "Purchase Contract Agreement"), between us and U.S. Bank Trust National
                                 Associa-
                                 tion, as purchase contract agent for you as holders of the PEPS Units (the "Purchase
                                 Contract Agent").

                                 Each PEPS Unit will consist of two parts: (i) a Purchase Contract and (ii) the Treasury Notes having a principal amount equal to the Stated Amount and having a maturity date on the Final Settlement Date. Each Purchase Contract will obligate you to pay the Stated Amount on the Final Settlement Date to purchase Common Stock. You will receive a number of shares of Common Stock per PEPS Unit equal to the Settlement Rate.

                                 If the aggregate fair market value of the Treasury Notes at the time of their purchase (excluding accrued interest) exceeds their aggregate principal amount, we will, for your benefit, provide the amount of such excess as the additional purchase price necessary to acquire Treasury Notes having a principal amount equal to the Stated Amount (such amount, the "Initial Premium Payment"). You will not directly receive any cash as a result of any Initial Premium Payment.

                                 The Treasury Notes will be pledged with The
                                 Chase Manhattan Trust Company, National
                                 Association, as collateral agent for us (the
                                 "Collateral Agent"), to secure your obligations under the Purchase Contracts to purchase Common Stock. Unless you settle the underlying Purchase Contracts either through the early delivery of cash to the Purchase Contract Agent in the manner described below or otherwise, or unless the Purchase Contracts are terminated as described below, the principal of the associated Treasury Notes, when paid at maturity, will automatically be applied to satisfy in full your obligation to purchase Common Stock under the Purchase Contracts.

                                 As long as a Purchase Contract remains in effect, you will not be able to separate the Purchase Contract from the associated Treasury Notes and you will be able to transfer the PEPS Unit only as an integrated security.

ON THE FINAL SETTLEMENT DATE,
YOU
WILL RECEIVE A NUMBER OF
SHARES OF
COMMON STOCK PER PEPS UNIT
EQUAL
TO THE SETTLEMENT RATE           We will calculate the number of shares of
                                 Common Stock that you will receive upon
                                 settlement of each Purchase Contract (the
                                 "Settlement Rate") as follows:

                                 -  If the Applicable Market Value is greater
                                    than $          (the "Threshold Appreciation
                                    Price"), the Settlement Rate will be
                                                   .

                                 - If the Applicable Market Value is less than or equal to the Threshold Appreciation Price but greater than the Stated Amount, the Settlement Rate will be equal to the Stated Amount divided by the Applicable Market Value.

                                 - If the Applicable Market Value is less than or equal to the Stated Amount, the Settlement Rate will be one.

                                 "Applicable Market Value" means the average of the Closing Prices (as defined in the Purchase Contract Agreement) of our Common Stock on each of the twenty consecutive Trading Days (as defined in the Purchase Contract Agreement) ending on the second Trading Day immediately preceding the Final Settlement Date.

                                 We have provided below a table that
                                 demonstrates the number of shares of Common
                                 Stock per PEPS Unit that you will receive on the Final Settlement Date as a result of a variety of hypothetical Applicable Market Values, and the value of those shares (measured at the Applicable Market Value). This table does not show every situation that may occur, and there can be no assurance that the actual Applicable Market Value will be within the range of the hypothetical Applicable Market Values set forth in the table.

                SETTLEMENT RATE
HYPOTHETICAL   (NUMBER OF SHARES   VALUE OF SHARES
 APPLICABLE     OF COMMON STOCK    (AT APPLICABLE
MARKET VALUE    PER PEPS UNIT)      MARKET VALUE)
------------   -----------------   ---------------
$                                     $
$                                     $
$                                     $
$                                     $
$                                     $
$                                     $
$                                     $

                                 During the term of the PEPS Units, we will adjust the Settlement Rate to reflect the occurrence of stock dividends, stock splits and certain other corporate events that could affect the market price of our Common Stock. You should read about these adjustments in the section of this prospectus supplement called "Description of the Purchase Contracts -- Anti-Dilution Adjustments."

YOU MAY SETTLE THE PURCHASE
CONTRACTS EARLY AND RECEIVE
THE
ASSOCIATED TREASURY NOTES        You may settle the Purchase Contracts
                                 underlying your PEPS Units prior to the Final
                                 Settlement Date, BUT ONLY IN WHOLE MULTIPLES OF
                                      PEPS UNITS. Upon such early settlement:

                                 - you will purchase, for an amount in cash equal to the aggregate Stated Amount of the Purchase Contracts so settled, shares of Common Stock per Purchase Contract being so settled (regardless of the market price of our Common Stock on the date of purchase), subject to anti-dilution adjustments;

                                 - the Purchase Contract Agent will transfer to you, free and clear of our security interest, the Treasury Notes associated with such Purchase Contracts being settled early;

                                 -  you will forfeit your right to receive
                                    accrued Contract Fees or Deferred Contract
                                    Fees, if any, on the Purchase Contracts
                                    being settled; and

                                 -  you will no longer receive additional
                                    Contract Fees and we will make no adjustment for you on account of current or deferred amounts accrued in respect of such Contract Fees.

                                 If you elect early settlement prior to the
                                 first Payment Date, you will be required to pay
                                 $               per PEPS Unit in respect of
                                 interest accrued on the associated Treasury
                                 Notes prior to the date of initial issuance of the PEPS Units.

YOU WILL HAVE THE RIGHT TO
SUBSTITUTE ZERO-COUPON
TREASURY
SECURITIES AS COLLATERAL         At any time prior to           , 2001, you will
                                 have the right to substitute zero-coupon United
                                 States Treasury Strips maturing           ,
                                 2001 (CUSIP No.           ) (the "Zero-Coupon
                                 Treasury Securities") for the Treasury Notes
                                 that form part of the PEPS Units. Because
                                 United States Treasury Securities are issued
                                 only in whole multiples of $1,000, you may
                                 substitute Zero-Coupon Treasury Securities for
                                 Treasury Notes only with respect to whole
                                 multiples of   PEPS Units. Upon such
                                 substitution:

                                 - the Zero-Coupon Treasury Securities will be substituted for an equal principal amount of Treasury Notes, will become part of the PEPS Units and will be pledged with the Collateral Agent to secure your obligations under the related Purchase Contracts; and

                                 - the Purchase Contract Agent will transfer to you, free and clear of our security interest, the Treasury Notes for which the Zero-Coupon Treasury Securities are substituted.

                                 If you elect to substitute Zero-Coupon Treasury Securities for Treasury Notes, you will be responsible for paying any fees and expenses of such substitution, as well as any commissions, fees or expenses incurred in connection with acquiring the Zero-Coupon Treasury Securities to be substituted. If you elect to substitute collateral prior to the first Payment Date, you
                                 will be required to pay $               per
                                 PEPS Unit in respect of interest accrued on the associated Treasury Notes prior to the date of initial issuance of the PEPS Units.

                                 Because the Zero-Coupon Treasury Securities do not pay interest, if you substitute Zero-Coupon Treasury Securities for the Treasury Notes that form part of any PEPS Units, you will receive no further payments on those PEPS Units in respect of the Treasury Notes (although you will continue to receive Contract Fees and any Deferred Contract Fees).

                                 PEPS Units that include the Zero-Coupon
                                 Treasury Securities ("Zero-Coupon PEPS Units") will not trade as a single class with PEPS Units that include Treasury Notes. We do not plan to list the Zero-Coupon PEPS Units on the NYSE, and we do not expect that a liquid trading market will develop in the Zero-Coupon PEPS Units. If you substitute Zero-Coupon Treasury Securities for Treasury Notes, you will not have the right to re-substitute Treasury Notes for those Zero-Coupon Treasury Securities.

                                 Except with respect to payment of interest and except as otherwise stated herein, all provisions applicable to the Treasury Notes underlying the PEPS Units (including provisions relating to the automatic application of the principal thereof to satisfy your obligations under the Purchase Contracts, provisions relating to the release thereof upon an early settlement of the associated Purchase Contracts and provisions relating to the release thereof upon the termination of the associated Purchase Contracts) will apply equally to the Zero-Coupon Treasury Securities underlying any Zero-Coupon PEPS Units.

                                 The Collateral Agent will hold the principal
                                 amount paid at maturity of the Zero-Coupon
                                 Treasury Securities on             , 2001, and
                                 will automatically apply that amount to satisfy in full your obligations to purchase Common Stock under the Purchase Contracts. You will not be entitled to any interest in respect of amounts so held. You will not have the right to effect early settlement of the Purchase Contracts underlying any Zero-Coupon PEPS Units following the payment of principal of the underlying Zero-Coupon Treasury Securities on
                                                , 2001.

THE PURCHASE CONTRACTS WILL
TERMINATE UPON OUR BANKRUPTCY    The Purchase Contracts (including your right to
                                 receive accrued Contract Fees or Deferred
                                 Contract Fees and your obligation to purchase
                                 Common Stock) will automatically terminate if we become bankrupt, insolvent or if we reorganize. Upon any such termination, the Collateral Agent will release the Treasury
                                 Notes held by it to the Purchase Contract Agent for distribution to you, although there may be a delay before such release and distribution.

INVESTING IN THE PEPS UNITS IS
NOT THE
EQUIVALENT OF INVESTING IN OUR
COMMON STOCK                     The aggregate of the Contract Fees and interest
                                 payments on the Treasury Notes will be paid at a rate per year that is greater than the current dividend yield on our Common Stock.
                                 However, because the number of shares of Common
                                 Stock that you will receive upon settlement of the Purchase Contracts may decline by up to
                                      % as the Applicable Market Value
                                 increases, the PEPS Units give you less
                                 opportunity for equity appreciation than you would have if you invested directly in our Common Stock.

YOU WILL HAVE NO SHAREHOLDER
RIGHTS If you invest in the PEPS Units, you will have no rights with respect to our Common Stock, including voting rights.

WE WILL APPLY FOR NYSE LISTING
OF
THE PEPS UNITS                   We will apply to list the PEPS Units to trade
                                 on the New York Stock Exchange, Inc. (the
                                 "NYSE").

COMMON STOCK NYSE SYMBOL         KNE.

UNITED STATES FEDERAL INCOME
TAX
CONSEQUENCES                     You will include interest on the Treasury Notes
                                 in income when received by the Collateral Agent or accrued, in accordance with your method of tax accounting. We intend to report the Contract Fees (and Initial Premium Payment and
                                 Deferred Contract Fees, if any) as taxable income to you, but you should consult your tax advisers concerning the tax treatment of the Contract Fees, Initial Premium Payment and
                                 Deferred Contract Fees. You will not recognize gain or loss with respect to the receipt of Common Stock upon settlement (including early settlement) of the Purchase Contracts (except with respect to any cash received in lieu of a fractional share of Common Stock and Common
                                 Stock, if any, attributable to any Deferred
                                 Contract Fees). You should read more about the United States federal income tax consequences of an investment in the PEPS Units in the section of this prospectus supplement called
                                 "United States Federal Income Tax
                                 Consequences."

SENIOR NOTES OFFERING            We are concurrently offering (the "Senior Notes
                                 Offering") $375,000,000 aggregate principal amount of our senior notes due 2001 (the
                                 "Senior Notes"). To the extent the
                                 underwriters' over-allotment option is
                                 exercised, the Company expects to issue
                                 additional senior notes with an aggregate principal amount equal to the Stated Amount of the additional PEPS Units.

MORE INFORMATION ON THE PEPS
UNITS The PEPS Units are Stock Purchase Units and the Purchase Contracts are Stock Purchase Contracts, each of which is described generically in the section of the accompanying prospectus called "Description of Stock Purchase Contracts and Stock Purchase Units."

                                 FOR A DETAILED DESCRIPTION OF THE PEPS UNITS, YOU SHOULD READ THE SECTIONS OF THIS PROSPECTUS SUPPLEMENT CALLED "DESCRIPTION OF THE PEPS UNITS," "DESCRIPTION OF THE PURCHASE CONTRACTS," AND "CERTAIN PROVISIONS OF THE PURCHASE CONTRACT AGREEMENT AND THE PLEDGE AGREEMENT." YOU SHOULD ALSO READ ABOUT SOME OF THE RISKS INVOLVED IN INVESTING IN THE PEPS UNITS IN THE SECTION CALLED "RISK FACTORS."

         SUMMARY HISTORICAL AND PRO FORMA FINANCIAL AND OPERATING DATA

     The following tables present summary historical and pro forma financial and operating data for K N and MidCon. The historical financial data for K N and MidCon for the year ended December 31, 1997 are derived from their respective audited financial statements which are incorporated by reference herein. The historical financial and operating data for K N and MidCon as of and for the nine months ended September 30, 1998 are derived from unaudited financial statements which, in our opinion, include all adjustments (consisting only of normal, recurring adjustments) necessary for a fair presentation of the results of operations and financial condition for such periods. Results for the nine months ended September 30, 1998 are not necessarily indicative of results that may be expected for the entire year. The financial and operating data set forth below should be read in conjunction with, and are qualified by reference to, the consolidated historical financial statements of the Company, and related notes thereto, which are incorporated by reference herein and the "Unaudited Pro Forma Consolidated Financial Statements" included elsewhere in this Prospectus Supplement.

     The unaudited pro forma financial data for K N for the year ended December 31, 1997 and for the nine months ended September 30, 1998 assume that the acquisition of MidCon, the offerings of common stock and debt securities of varying maturities of the Company in March 1998, the offering of trust preferred securities of a wholly-owned subsidiary trust in April 1998, the PEPS Units Offering and the Senior Notes Offering occurred at January 1, 1997 and January 1, 1998, respectively. The unaudited pro forma balance sheet data as of September 30, 1998 assume that the PEPS Units Offering and the Senior Notes Offering had occurred on that date. The unaudited pro forma balance sheet data do not include the number of shares of Common Stock issuable from the PEPS Units Offering upon settlement of each Purchase Contract on the Final Settlement Date. The pro forma adjustments are based on available information and certain assumptions that we believe are reasonable. The pro forma financial data are not necessarily indicative of the financial results that would have occurred had the acquisition of MidCon, the offerings of common stock and debt securities of varying maturities of the Company in March 1998, the offering of trust preferred securities of a wholly-owned subsidiary trust in April 1998, the PEPS Units Offering and the Senior Notes Offering been consummated on the dates indicated, nor are they necessarily indicative of future financial results.

                                         YEAR ENDED DECEMBER 31, 1997         NINE MONTHS ENDED SEPTEMBER 30, 1998
                                     -------------------------------------   ---------------------------------------
                                           HISTORICAL                               HISTORICAL
                                     -----------------------                 -------------------------
                                        K N         MIDCON      PRO FORMA        K N        MIDCON(1)     PRO FORMA
                                     ----------   ----------   -----------   -----------   -----------   -----------
                                                               (UNAUDITED)   (UNAUDITED)   (UNAUDITED)   (UNAUDITED)
                                                          (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF INCOME DATA:
  Operating revenues...............  $2,148,981   $3,045,081   $5,194,062    $3,251,292    $  268,055    $3,519,347
  Operating costs and expenses.....   2,002,869    2,832,648    4,832,762     2,988,524       239,510     3,227,380
                                     ----------   ----------   ----------    ----------    ----------    ----------
  Operating income.................     146,112      212,433      361,300       262,768        28,545       291,967
  Other income and (deductions):
    Interest expense...............     (43,495)    (241,838)    (223,976)     (178,340)      (22,443)     (208,631)
    Minority interests.............      (8,706)          --      (22,059)      (11,390)         (162)      (15,832)
    Other, net.....................      19,247       23,469       27,732        28,032         1,250        27,483
                                     ----------   ----------   ----------    ----------    ----------    ----------
  Income (loss) before income
    taxes..........................     113,158       (5,936)     142,997       101,070         7,190        94,987
  Income taxes.....................      35,661       (1,426)      47,850        37,398         2,660        35,053
                                     ----------   ----------   ----------    ----------    ----------    ----------
  Net income (loss)................      77,497       (4,510)      95,147        63,672         4,530        59,934
  Preferred stock dividends........         350           --          350           263            --           263
                                     ----------   ----------   ----------    ----------    ----------    ----------
  Earnings available for common
    shares.........................  $   77,147   $   (4,510)  $   94,797    $   63,409    $    4,530    $   59,671
                                     ==========   ==========   ==========    ==========    ==========    ==========
  Diluted earnings per common
    share..........................  $     2.45           --   $     2.15    $     1.50            --    $     1.32
  Number of shares used in
    computing diluted earnings
    per common share...............      31,538           --       44,038        42,150            --        45,309
  Dividends per common share.......  $     1.09           --   $     1.09    $     0.84            --    $     0.84
OTHER FINANCIAL DATA:
  EBITDA(2)........................  $  212,647   $  385,501   $  574,611    $  421,608    $   42,807    $  458,736
  Capital expenditures and
    acquisitions...................     429,683       95,598           --     2,402,601         4,371            --
  Depreciation and amortization....      55,994      149,599      207,638       142,198        13,174       155,118

                                                              AS OF SEPTEMBER 30, 1998
                                                              -------------------------
                                                              HISTORICAL     PRO FORMA
                                                              -----------   -----------
                                                                     (UNAUDITED)
                                                                   (IN THOUSANDS)
BALANCE SHEET DATA:
  Cash and cash equivalents.................................  $   25,081    $   25,081
  Current assets............................................   2,168,747     2,168,747
  Investments in U.S. government securities.................   1,088,601     1,088,601
  Total assets..............................................   9,688,521     9,690,584
  Current liabilities.......................................   3,055,513     2,694,576
  Long-term debt............................................   2,905,688     3,280,688
  K N-obligated mandatorily redeemable preferred capital
    trust securities of subsidiary trusts holding solely
    debentures of K N.......................................     275,000       275,000
  Minority interests in equity of subsidiaries..............      67,966        67,966
  Preferred stock...........................................       7,000         7,000
  Common stockholders' equity...............................   1,263,544     1,213,962

                                                                  AS OF
                                                              SEPTEMBER 30,
                                                                  1998
                                                              -------------
                                                               (UNAUDITED)
OPERATING DATA:
  Miles of pipeline
    Interstate..............................................       16,199
    Intrastate..............................................        8,420
    Offshore................................................          361
    Gathering and processing(3).............................       11,742
    Distribution............................................        7,237
  Gas processing plants
    Number of plants........................................           22
    Total processing capacity (MMcf per day)................        1,823
  Natural gas storage facilities
    Number of storage facilities............................           16
    Total withdrawal capacity (MMcf per day)................        5,362

---------------
(1) Represents MidCon's results of operations for January 1998. MidCon's results of operations for the eight months ended September 30, 1998 are included in K N's historical results of operations.

(2) EBITDA represents net income plus income taxes, interest expense, depreciation, and amortization expense. EBITDA is not presented as an indicator of the Company's operating performance, an indicator of cash available for discretionary spending or as a measure of liquidity. EBITDA may not be comparable to other similarly titled measures of other companies.

(3) Excludes 769 miles of pipeline that is owned but not operated by us.

BUSINESS SEGMENT ANALYSIS

     The following table presents selected unaudited information by business segment for K N and MidCon. For the nine months ended September 30, 1998, the MidCon information only includes results for the month of January 1998 because the K N results for the nine months ended September 30, 1998 include the results of MidCon for the months of February through September. The combined information is the result obtained by adding the relevant K N and MidCon results together, and does not include any pro forma adjustments to reflect the impact of the acquisition of MidCon by K N. These combined results may not be indicative of the results which would have been obtained had K N and MidCon been combined as of an earlier date or the results which may be expected in the future.

                                                                       NINE MONTHS ENDED
                           YEAR ENDED DECEMBER 31, 1997                SEPTEMBER 30, 1997
                       ------------------------------------   ------------------------------------
                          K N       MIDCON(1)     COMBINED       K N       MIDCON(1)     COMBINED
                       ----------   ----------   ----------   ----------   ----------   ----------
                                                       (UNAUDITED)
                                                     (IN THOUSANDS)
OPERATING REVENUES:
  Upstream...........  $  553,932   $  52,200    $  606,132   $  397,369   $  42,900    $  440,269
  Midstream..........     231,108   1,596,400     1,827,508      166,789   1,135,700     1,302,489
  Downstream.........   1,669,945   1,606,500     3,276,445    1,026,779   1,031,600     2,058,379
  Intersegment
    eliminations.....    (306,004)         --      (306,004)    (225,154)         --      (225,154)
OPERATING INCOME
  (LOSS):
  Upstream...........      58,848      (8,700)       50,148       43,671      (5,200)       38,471
  Midstream..........      45,469     328,300       373,769       32,707     207,200       239,907
  Downstream.........      41,795     (80,500)      (38,705)      23,167     (37,000)      (13,833)
  Merger-related
    costs............          --          --            --           --          --            --

                                NINE MONTHS ENDED
                               SEPTEMBER 30, 1998
                       -----------------------------------
                          K N       MIDCON(2)    COMBINED
                       ----------   ---------   ----------
OPERATING REVENUES:
  Upstream...........  $  447,084   $  2,007    $  449,091
  Midstream..........   1,079,908     92,883     1,172,791
  Downstream.........   2,108,641    194,306     2,302,947
  Intersegment
    eliminations.....    (384,341)   (21,140)     (405,481)
OPERATING INCOME
  (LOSS):
  Upstream...........     (11,985)       369       (11,616)
  Midstream..........     259,150     45,184       304,334
  Downstream.........      21,366    (17,008)        4,358
  Merger-related
    costs............      (5,763)        --        (5,763)

---------------

(1) MidCon's results for the year ended December 31, 1997 and for the nine months ended September 30, 1997 exclude the results of operations for businesses which have not been continued by K N.

(2) Represents MidCon's results of operations for January 1998. MidCon's results of operations for the eight months ended September 30, 1998 are included in K N's historical results of operations.

                                  RISK FACTORS

     You should read carefully this entire document, the accompanying prospectus and the documents incorporated by reference in this document and the prospectus before investing in the PEPS Units.

RISKS RELATING TO K N ENERGY

     WE ARE SUBSTANTIALLY LEVERAGED

     We incurred substantial indebtedness in connection with the acquisition of MidCon. Had such acquisition, the prior offerings in March and April of 1998, the concurrent Senior Notes Offering and the PEPS Units Offering occurred on or prior to September 30, 1998, on that date we would have had total debt of $5,087.0 million ($5,088.9 million if the underwriters' over-allotment option is exercised in full) and stockholders' equity of $1,496.0 million ($1,488.6 million if the underwriters' over-allotment option is exercised in full). This amount of stockholders' equity includes the 8.56% Series B Capital Trust Securities of K N Capital Trust I and the 7.63% Capital Securities of K N Capital Trust III (the "Capital Securities") aggregating $275.0 million. Based upon this level of debt and amount of stockholders' equity, the total debt to total capitalization ratio on September 30, 1998, would have been 77.3% (72.8% if you exclude the U.S. government securities held as collateral for a portion of the Substitute Note). Assuming a full exercise of the underwriters' over-allotment option, the total debt to total capitalization ratio on September 30, 1998 would have been 77.4% (72.9% if you exclude the U.S. government securities held as collateral for a portion of the Substitute Note). We have refinanced approximately $3.1 billion of borrowings and extensions of credit under our bank facility with the proceeds from our prior offerings in March and April of 1998. See "Capitalization" and "Unaudited Pro Forma Consolidated Financial Statements."

     In the future we may incur additional indebtedness, including in connection with future acquisitions. However, our bank facility limits our ability to incur additional indebtedness. See "The Acquisition and the Financing
Plan -- Description of Bank Facility."

     Our level of leverage may have important consequences on your investment in the PEPS Units. These consequences include:

     - limiting our ability to obtain additional financing, which, in turn, may affect our ability to fund future working capital requirements, capital expenditures, debt service requirements, acquisitions and other general corporate requirements;

     - requiring us to use a substantial portion of the cash generated by our operations to pay principal and interest on our indebtedness, meaning that we will have less funds available for operations and future business opportunities;

     - placing us at a competitive disadvantage with companies that have a lower level of leverage; and

     - making us more vulnerable to adverse economic and industry conditions; for example, some of our borrowings are at variable rates of interest. An increase in interest rates could have a material adverse effect on our results of operations, liquidity and financial condition.

     Our ability to make scheduled payments of principal and interest on our indebtedness and to refinance our indebtedness depends on our future performance. We do not have complete control over our future performance, because it is subject to economic, financial, competitive and other factors. It is possible that in the future our business may fail to generate sufficient cash flow from operations to allow us to service our debt and make necessary capital expenditures. If this situation occurs, we may have to sells assets, restructure debt or obtain additional equity capital. We can give no assurances that we could accomplish these strategies or do so without additional expense.

     Our bank facility imposes financial and other restrictions on us that:

     - limit our total indebtedness in relation to our total capitalization;

     - impose minimum net worth requirements; and

     - impose minimum EBITDA/interest requirements if the rating of our long-term senior unsecured debt is reduced below investment grade.

     It is possible that we may fail to meet these restrictions. Such a failure could result in a default under our bank facility or other indebtedness. A default under our bank facility could lead to acceleration of our debt that is subject to cross-acceleration or cross-default provisions. If our debt is accelerated, we may be unable to refinance or otherwise repay it. We are currently negotiating an amendment to our bank facility in order to allow for the consummation of the Senior Notes Offering and the PEPS Units Offering.

     OUR ACQUISITION STRATEGY MAY BE DIFFICULT TO ACHIEVE

     A large part of our growth over the last several years has resulted from acquisitions. A principal part of our strategy is to continue to acquire assets or businesses that are logical extensions of our existing assets or businesses. This strategy, however, will not necessarily improve our operating results and may be difficult to achieve because of the following factors:

     - a lack of acceptable acquisition candidates;

     - the inability to complete acquisitions on favorable terms;

     - a lack of financing; and

     - failure to successfully integrate acquired businesses.

     We have substantially completed the integration of our historical operations with those of MidCon. However, we may not achieve the desired levels of synergies we anticipated when acquiring MidCon. If so, we may fail to achieve the anticipated levels of revenue growth and cost savings. Such a failure could have a material adverse effect on our business, results of operations, liquidity and financial condition.

     In acquiring MidCon, we became obligated for some of MidCon's liabilities. These liabilities relate to environmental matters, employee benefit plans (including retiree welfare benefits) and insurance plans previously issued to MidCon by Occidental's insurance subsidiary. Occidental has agreed to indemnify us for some of these liabilities, but not all of them. For example, the indemnity covers all liabilities relating to MidCon's stock ownership plan. It is possible that even with the indemnity from Occidental, some of these assumed liabilities may adversely effect our results of operations or financial condition.

     Furthermore, additional liabilities relating to MidCon or its affiliates may arise. If these liabilities occur within one year of the date of the acquisition, they may be covered by Occidental's indemnity. Such liabilities, however, may not be covered by the indemnity or may arise after the one-year period. See "The Acquisition and the Financing Plan."

     WE OPERATE IN A COMPETITIVE INDUSTRY

     We compete with other pipeline companies, marketers and brokers of varying size, resources and experience as well as producers who are able to market gas directly to wholesale end-use markets. The competitive environment is influenced by several factors including:

     - regulatory changes that provide greater access to markets to gas producers and marketers;

     - the greater ability of certain of our markets to switch to alternative fuels (including fuel oil, coal, propane and electricity) at favorable prices due to Federal Energy Regulation Commission ("FERC") Order 636 and state unbundling initiatives; and

     - increased pipeline and gas storage capacity in the United States.

     It is likely that new projects will be built in the Chicago area, since Chicago is at the center of the North American pipeline grid. Proposals for several projects have already been announced or filed with regulatory authorities. The construction of additional pipeline capacity into Chicago could have an adverse effect on our financial position and results of operations.

     WE MAY BE ADVERSELY AFFECTED BY FLUCTUATING COMMODITY PRICES

     The products of our gas processing activities, including NGLs, residue gas and related by-products, are commodities. The prices for these commodities can change materially because of changes in economic and market conditions that are beyond our control, including:

     - changes in supply and demand;

     - the availability and prices of alternative energy and feedstock sources;

     - government regulation;

     - industry-wide inventory levels;

     - the seasons and the weather; and

     - energy conservation efforts.

     A decrease in the difference between NGL and natural gas prices results in lower margins on volumes processed. This decrease may result in lower volumes of natural gas processed at some of our plants. We process gas under three types of contracts, with different degrees of commodity risk: fixed fee, percentage-of-proceeds and keep-whole. Keep-whole contracts have significant commodity risk. Under these contracts, we agree to process a certain volume of raw gas and return gas of equivalent Btu content to the producer. The processed NGLs are then marketed by us. Because under these contracts we must market the NGLs produced and cover any shrinkage of the original volume, we are exposed to increases in the price of natural gas and decreases in the price of NGLs, as well as the spread between the two. Generally 20% to 40% of the original natural gas volume is lost to shrinkage. For the six months ended September 30, 1998, our keep-whole contracts accounted for approximately 30% of our upstream segment's total throughput. A sustained reduction of the margin between NGL and natural gas prices could have a material adverse effect on our natural gas processing operations.

     WE MAY BE ADVERSELY AFFECTED BY THE YEAR 2000 PROBLEM

     Most current computer codes and programs store the year 2000 as "00". This year value can result in inaccurate date-related calculations. It is expected that once the year 2000 arrives, computer programs that have not been modified to correct this problem may not function normally. We rely on a number of automated systems to conduct our operations and transact our business, as is common among large diversified energy companies. In addition, certain of our pipeline and processing equipment and related systems contain electric controls containing embedded chips. These electric controls may also be affected by this problem.

     We are currently evaluating the extent of the year 2000 problem in our business and we have developed a plan to address each area of concern. Each of our operating units is in various stages of implementing our plan to deal with the problem, which includes:

     - an assessment of potential problems;

     - an inventory of systems and areas which may need to be corrected;

     - remediation and implementation, as necessary;

     - the testing of such systems; and

     - developing contingency plans in case we can not correct the problem in time.

     Specifically, we are in the process of correcting programming code, replacing non-year 2000-ready embedded chips, installing year 2000-ready releases of certain vendor-supplied computer systems and, in some cases, replacing existing systems with new internally or externally developed software in advance of December 31, 1999.

     We have completed an inventory of affected items in the non-information technology area and are assessing the results. We have begun testing and currently have found very few impacted items. We expect testing and remediation to be completed by mid-1999.

     For our plan to be successful, we must rely on outside contractors. There is a risk that those contractors will not complete their work prior to the year 2000. We are developing alternative ways to conduct our business if such deadlines are not met. However, any alternative may involve additional expense and may not be implemented in time to avoid the year 2000 problem. Ultimately, these alternatives may not be successful.

     We also rely on suppliers, business partners and other third parties which may or may not be addressing their own problems associated with the year 2000. We have started to make inquiries of such third parties to determine what steps they have taken to correct any year 2000 problems they may have. We have no control over their efforts, so we have started to develop contingency plans in case these third parties do not complete their efforts before the year 2000. We do not believe that the direct costs associated with this problem will be material to our business, financial condition or results of operations.

     As a result of the year 2000 problem, we may lose electricity to our facilities, lose our telecommunications connection or face interruptions to the nation's transportation systems. In addition, our key suppliers may experience their own year 2000 problems in a way that materially adversely affects our ability to do business without interruption or disruption. As a result of the cumulative impact of these events, our business may be adversely affected. The adverse impact of these events occurring can not be quantified at this time. We are in the process of developing contingency plans to address issues associated with the reasonably likely worst case scenarios. We expect to have those contingency plans formulated by the end of June 1999.

RISKS RELATING TO THE PEPS UNITS

     YOU BEAR THE RISK OF ANY LOSS IN THE VALUE OF OUR COMMON STOCK

     Even though you beneficially own the Treasury Notes that form a part of the PEPS Units prior to the Final Settlement Date, you will only receive Treasury Notes if you settle the underlying Purchase Contracts early or if the Purchase Contracts terminate. On the Final Settlement Date, the Purchase Contract Agent will automatically apply the principal of the Treasury Notes, when paid at maturity, to the purchase of Common Stock on your behalf. Thus, following the Final Settlement Date, you will own Common Stock rather than a beneficial interest in Treasury Notes. The value of the Common Stock that you receive on the Final Settlement Date may be less than the Stated Amount that you paid for the PEPS Units, in which case you will suffer a loss on your investment. Accordingly, you assume the risk that the market value of our Common Stock may decline, and that such decline could be substantial.

     THE PEPS UNITS GIVE YOU LESS OPPORTUNITY FOR EQUITY APPRECIATION THAN COMMON STOCK

     Investing in the PEPS Units is not the equivalent of investing in our Common Stock. Because the number of shares of Common Stock that you will receive
upon settlement the Purchase Contracts may decline by up to      % as the
Applicable Market Value increases, the PEPS Units give you less opportunity for equity appreciation than you would have if you invested directly in our Common Stock. The Applicable Market Value must exceed the Threshold Appreciation Price
(representing an appreciation of      % over the Stated Amount) for you to
participate in any appreciation in the Common Stock. If the Applicable Market
Value does exceed the Threshold Appreciation Price, you will only receive      %
(the percentage equal to the Stated Amount divided by the Threshold Appreciation Price) of the value of such excess.

     TRADING PRICES OF THE PEPS UNITS MAY BE INFLUENCED BY MANY UNPREDICTABLE FACTORS

     Several factors, many of which are beyond our control, will influence the value of the PEPS Units. We expect that the market price of our Common Stock on any day will affect the value of the PEPS Units more than any other factor. The trading price of our Common Stock may fluctuate significantly and experience significant volatility. Factors that may affect the trading prices of our Common Stock and the PEPS Units include:

     - our operating results and prospects;

     - our creditworthiness;

     - economic, financial and political events that affect capital markets generally and that may affect the market price of our Common Stock or our creditworthiness;

     - sales of substantial amounts of Common Stock subsequent to this offering or the perception that such sales could occur;

     - the volatility (frequency and magnitude of changes in price) of our Common Stock;

     - the dividend rate on our Common Stock;

     - interest and yield rates in the capital markets; and

     - the time remaining until the Final Settlement Date.

     The capital markets in general have experienced extreme volatility that often has been unrelated to the operating performance of particular companies. These broad market and industry fluctuations may adversely affect the trading prices of our Common Stock and the PEPS Units, regardless of our actual operating performance or creditworthiness.

     These factors will influence the price you receive if you sell your PEPS Units prior to the Final Settlement Date. For example, you may sell your PEPS Units at a substantial discount to the Stated Amount if you sell them when the market price of our Common Stock is at, below, or not sufficiently above the Stated Amount.

     YOU WILL HAVE NO SHAREHOLDER RIGHTS

     If you invest in the PEPS Units, you will have no rights with respect to our Common Stock, including voting rights and rights to receive any dividends or other distributions on our Common Stock. You will have such rights with respect to the shares of Common Stock that you receive upon settlement of the Purchase Contracts only if the applicable record date, if any, for the exercise of such rights occurs after the Final Settlement Date.

     THE PEPS UNITS PROVIDE LIMITED SETTLEMENT RATE ADJUSTMENTS

     We will not make adjustments to the Settlement Rate for certain events, such as offerings of Common Stock for cash or in connection with acquisitions, that may affect the market price of our Common Stock. In addition, we may issue additional shares of Common Stock during the term of the PEPS Units, which may materially and adversely affect the market price of our Common Stock. In taking any such action, we have no obligation to consider your interests for any reason. We expect that any event that adversely affects the market price of our Common Stock will also adversely affect the market price of the PEPS Units. Therefore, if an event occurs that does not require us to adjust the Settlement Rate or if we issue additional shares of Common Stock, the trading price of the PEPS Units may be materially and adversely affected.

     SECONDARY TRADING IN THE PEPS UNITS MAY BE LIMITED

     There may be little or no secondary market for the PEPS Units. The PEPS Units are a relatively new type of security, and there is currently no secondary market for them. We will apply to list the PEPS Units on the NYSE. If there is a secondary market for the PEPS Units, it may not provide significant liquidity. We do not plan to list the Zero-Coupon PEPS Units on the NYSE, and we do not expect that a liquid trading market will develop in the Zero-Coupon PEPS Units.

     THE TREASURY NOTES ARE ENCUMBERED BY OUR SECURITY INTEREST

     Although you will own a beneficial interest in the Treasury Notes forming a part of the PEPS Units, those Treasury Notes will be pledged with the Collateral Agent to secure your obligations under the Purchase Contracts to purchase Common Stock. Thus, your rights to the Treasury Notes will be subject to our security interest, and you will not be permitted to withdraw Treasury Notes except in connection with the early settlement or termination of the related Purchase Contracts. Additionally, upon the automatic termination of the Purchase Contracts in the event that we become the subject of a case under the United States Bankruptcy Code (the "Bankruptcy Code"), the automatic stay of Section 362 of the Bankruptcy Code may delay the delivery of the Treasury Notes to you. During the period of any such delay, the Treasury Notes will continue to accrue interest, payable by the United States Government, until their maturity.

     CONTRACT FEES WILL BE SUBORDINATED

     Our obligation to pay the Contract Fees will be junior to all other liabilities of K N Energy and will rank equal to our most senior preferred stock and will be effectively subordinated to the indebtedness of our subsidiaries. The Purchase Contract Agreement and the Purchase Contracts do not limit our ability to incur obligations that rank senior to the Contract Fees.

     WE HAVE THE RIGHT TO DEFER CONTRACT FEES

     We may, at our option, defer payment of all or part of the Contract Fees on the Purchase Contracts until no later than the Final Settlement Date. We will pay additional Contract Fees on any deferred installments of Contract Fees at a
rate of      % per year (compounding on each succeeding Payment Date) until paid. If the Purchase Contracts are settled early or terminated, you will have no right to receive any accrued Contract Fees or Deferred Contract Fees.

     If we defer the payment of Contract Fees until the Final Settlement Date, you will receive shares of Common Stock instead of cash in payment of Deferred Contract Fees. On the Final Settlement Date, you will receive a number of shares of Common Stock (in addition to a number of shares of Common Stock per PEPS Unit equal to the Settlement Rate) equal to (x) the aggregate amount of Deferred Contract Fees payable to you divided by (y) the Applicable Market Value.

     THE PURCHASE CONTRACT AGREEMENT WILL NOT BE QUALIFIED UNDER THE TRUST INDENTURE ACT

     The Purchase Contract Agreement will not be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the Purchase Contract Agent will not be required to qualify as a trustee thereunder. Accordingly, you will not have the benefits of the protections of the Trust Indenture Act. The protections generally afforded the holder of a security issued under an indenture that has been qualified under the Trust Indenture Act include disqualification of the indenture trustee for "conflicting interests" as defined under the Trust Indenture Act, provisions preventing a trustee that is also a creditor of the issuer from improving its own credit position at the expense of the security holders immediately prior to or after a default under such indenture and the requirement that the indenture trustee deliver reports at least annually with respect to certain matters concerning the indenture trustee and the securities. Under the terms of the Purchase Contract Agreement, the Purchase Contract Agent will have only limited obligations to you.

FORWARD-LOOKING STATEMENTS

     Certain of the matters discussed under the captions "Prospectus Supplement Summary," "Risk Factors," "Unaudited Pro Forma Consolidated Financial Statements," "The Company" and elsewhere in this Prospectus Supplement include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, we can give no assurance that its goals will be achieved. Important factors that could cause actual results to differ materially from those in the forward-looking statements contained herein include, among other factors, the pace of deregulation of retail natural gas and electricity markets in the United States, other federal and state regulatory developments, the timing and extent of changes in commodity prices for oil, gas, NGLs, electricity and interest rates, the extent of our success in acquiring natural gas facilities, our ability to achieve desired synergies from the Acquisition, our ability to successfully integrate other acquisition candidates into our operations, the timing and success of efforts to develop power, pipeline and other projects, political developments in foreign countries and conditions of the capital markets and equity markets during the periods covered by the forward-looking statements.

                                USE OF PROCEEDS

     The Company will not receive any proceeds from the PEPS Units Offering until the settlement of the Purchase Contracts, but will immediately incur transaction fees and expenses and underwriters' discount estimated to be approximately $12.0 million ($13.7 million if the underwriters' over-allotment option is exercised in full). All of the proceeds from the sale of the PEPS Units offered hereby will be used by the Underwriters to purchase, at the direction of the Company for the benefit of the holders of the PEPS Units, Treasury Notes. Amounts received by the Company upon settlement of Purchase Contracts are expected to be used for general corporate purposes, including the repayment of debt.

     The Company is also concurrently marketing the Senior Notes Offering and intends to use the net proceeds of approximately $372.9 million ($429.0 million if the underwriters' over-allotment option is exercised in full) to reduce short-term borrowings and pay the transaction fees and expenses and underwriters' discount of the PEPS Units Offering.

                     THE ACQUISITION AND THE FINANCING PLAN

THE ACQUISITION

     Pursuant to the stock purchase agreement (the "Agreement") for the acquisition of MidCon (the "Acquisition"), on January 30, 1998, the Company paid approximately $2.1 billion in cash and issued the Substitute Note in an aggregate principal amount of approximately $1.39 billion to Occidental to acquire the outstanding shares of capital stock of MidCon (the "MidCon Shares") and a note in a like aggregate principal amount issued to Occidental by MidCon's employee stock ownership plan (the "ESOP Note"). In connection with the planned termination of MidCon's employee stock ownership plan following the Acquisition, the ESOP Note was cancelled. The Substitute Note is required to be paid in full on January 4, 1999 and bears interest at a rate equal to 5.798%. The Company is required to collateralize the Substitute Note plus an amount equal to 105 days of accrued interest with U.S. government securities or one or more letters of credit, or a combination thereof. Such amounts were initially collateralized with letters of credit which the Company replaced in part with U.S. government securities purchased with a portion of the proceeds of (i) the offering of common stock of the Company in March 1998 (the "Equity Offering"), (ii) the offering of debt securities of the Company of varying maturities in March 1998 (the "Debt Offerings") and (iii) the offering of the Capital Securities in April 1998 (the "Capital Securities Offering" and, together with the Equity Offering and the Debt Offerings, the "Prior Offerings"). See "-- The Financing Plan."

     The Agreement contains representations and warranties of each of Occidental and the Company, which survive the closing for one year (except as to certain tax matters, which survive for two years), and customary covenants. In connection with its acquisition of the MidCon Shares, the Company became obligated with respect to MidCon's liabilities, including, without limitation, liabilities with respect to environmental matters, liabilities under MidCon's benefit plans for active and retired employees and the obligations of Occidental's insurance subsidiary with respect to insurance policies previously issued to MidCon. Each party has agreed to indemnify the other party for certain losses or liabilities incurred as a result of a breach of representation or warranty or covenant and, in the case of Occidental, to indemnify the Company for certain losses or liabilities arising out of MidCon's employee stock ownership plan.

THE FINANCING PLAN

     The total amount of funds required by K N Energy to complete the Acquisition, including payment of related transaction costs, was approximately $2,518 million, which was financed through borrowings under Credit Agreements, dated as of January 30, 1998 (the "Bank Facility"), among the Company, Morgan Guaranty Trust Company of New York ("Morgan Guaranty") and a syndicate of other lenders. The Bank Facility replaced the Company's Amended and Restated Credit Agreement, dated as of March 7, 1997, among the Company, Morgan Guaranty and a syndicate of other lenders (the "1997 Credit Agreement"). In addition, the Company issued the Substitute Note which, pursuant to the Agreement, was collateralized by letters of credit issued under the Bank Facility. The Company is required to refinance certain amounts under the Bank Facility within 364 days following the consummation of the Acquisition. As of the date of this prospectus supplement, approximately $351 million of such amounts have not yet been refinanced.

     The Company refinanced indebtedness incurred under the Bank Facility in connection with the Acquisition and purchased U.S. government securities to replace a portion of the letters of credit under the Bank Facility collateralizing the Substitute Note with the proceeds of the Prior Offerings. As the final step in the Company's permanent financing of the Acquisition, the Company is concurrently offering the PEPS Units and $375.0 million of Senior Notes. The Company will use the net proceeds from the Senior Notes Offering to reduce short-term borrowings and pay transaction fees and expenses and underwriters' discount of the PEPS Units Offering. The Company will not receive any proceeds from the PEPS Units Offering until settlement of the Purchase Contracts. The Company will repay the Substitute Note when it comes due with a combination of the U.S. government securities purchased to collateralize the Substitute Note and borrowings under the Bank Facility. See "Risk
Factors -- Risks Relating to K N Energy -- We Are Substantially Leveraged." The following table sets forth the sources and uses of funds in connection with borrowings under the Bank Facility, the Prior Offerings, the PEPS Units Offering and the Senior Notes Offering.

                                                                PRIOR      SENIOR NOTES
                                                              OFFERINGS    OFFERING AND
                                                                 AND        PEPS UNITS
                                                              BORROWINGS     OFFERING     COMBINED
                                                              ----------   ------------   --------
                                                                         (IN MILLIONS)
SOURCES OF FUNDS:
  Proceeds from the Equity Offering.........................   $  650.0           --      $  650.0
  Proceeds from the Debt Offerings..........................    2,350.0           --       2,350.0
  Proceeds from the Capital Securities Offering.............      175.0           --         175.0
  Borrowings under the Bank Facility........................      123.2           --         123.2
  Proceeds from the Senior Notes Offering...................         --       $375.0         375.0
  Proceeds (deficit) of the PEPS Units Offering.............         --           --            --
                                                               --------       ------      --------
          Total sources.....................................   $3,298.2       $375.0      $3,673.2
                                                               ========       ======      ========
USES OF FUNDS:
  Repayment of short-term debt..............................   $2,100.0       $360.9      $2,460.9
  Purchase of U.S. government securities as collateral for
     the Substitute Note....................................    1,088.6           --       1,088.6
  Estimated fees and expenses...............................      109.6         14.1         123.7
                                                               --------       ------      --------
          Total uses of funds...............................   $3,298.2       $375.0      $3,673.2
                                                               ========       ======      ========

DESCRIPTION OF BANK FACILITY

     The description set forth below does not purport to be complete and is qualified in its entirety by reference to certain agreements setting forth the principal terms of the Bank Facility which are filed as exhibits to the Company's Annual Report on Form 10-K for the year ended December 31, 1997, which is incorporated by reference herein.

     The Bank Facility initially provided for indebtedness in an aggregate principal amount not to exceed $4.5 billion and consisted of the following credit facilities: (a) an approximately $1.39 billion letter of credit facility (which was reduced by approximately $1.04 billion as of September 30, 1998) providing for the issuance of letters of credit for the benefit of Occidental to support the Substitute Note (the "L/C Facility"); (b) a $2.1 billion revolving credit facility (which was prepaid and terminated in March 1998) providing for revolving loans to the Company in an aggregate principal amount not to exceed $2.1 billion (the "$2.1 Billion Facility"); (c) a $400 million revolving credit facility providing for revolving loans to the Company and the issuance of letters of credit for the account of the Company in an aggregate principal amount at any time not to exceed $400 million (of which not more than $100 million may be represented by letters of credit) (the "$400 Million Facility"); and (d) a $600 million revolving credit facility providing for revolving loans to the Company in an aggregate principal amount at any time not to exceed $600 million (the "$600 Million Facility"). The L/C Facility and the $2.1 Billion Facility may be used solely in connection with the Acquisition. The $400 Million Facility and the $600 Million Facility may be used for general corporate purposes and replace the 1997 Credit Agreement.

     The L/C Facility and the $600 Million Facility have maturities of 364 days. The $400 Million Facility has a maturity of five years. The $2.1 Billion Facility was prepaid and terminated in March 1998 with a portion of the net proceeds of the Prior Offerings. The remainder of the net proceeds of the Prior Offerings were used to replace a portion of the borrowings and extensions of credit under the L/C Facility. The Company intends to complete the refinancing of the indebtedness incurred and extensions of credit under the Bank Facility in connection with the Acquisition through the Senior Notes Offering. See "-- The Financing Plan" and "Capitalization."

     At the Company's option, revolving credit commitments may be permanently reduced, in whole or in part, at any time in minimum amounts of $10 million or any larger multiples of $1 million. At the Company's option, the interest rates per annum applicable to the Bank Facility are either LIBOR, Adjusted CD or Base Rate and, in the case of both the $400 Million Facility and the $600 Million Facility, Money Market Absolute and Money Market LIBOR (each as defined in the Bank Facility) plus, in the case of LIBOR and Adjusted CD, an agreed upon margin based on credit ratings assigned to the long-term senior unsecured debt of the Company by Moody's Investors Service, Inc. ("Moody's") and Standard and Poor's Ratings Services ("S&P") and, in the case of Money Market LIBOR, a margin over or under LIBOR determined for the applicable interest period. As used herein, the term "Base Rate" means the higher of Morgan Guaranty's prime rate and the federal funds rate plus 0.50%.

     Letter of credit fees are based on the credit ratings described in the immediately preceding paragraph. The Company is also required to pay a per annum utilization fee equal to 12.5 basis points on all borrowings if 50% or more of such facility is outstanding at the time of such borrowing.

     The Bank Facility covenants include a limit on total consolidated subsidiary debt to 10% of the Company's total consolidated debt, a limitation on total consolidated debt to 87% percent of total capitalization at the closing of the Acquisition (73% after the consummation of the Prior Offerings, the PEPS Units Offering and the Senior Notes Offering), a limitation on consolidated debt of any material subsidiary to 65% of the consolidated total capitalization of such material subsidiary, a restriction on liens on the assets of the Company or its subsidiaries and a minimum consolidated net worth requirement of at least $570 million plus (i) 50% of incremental consolidated net income and (ii) 80% of any increase in net worth resulting from the issuance of certain securities. In the event of a downgrade by either of S&P or Moody's to below BBB- or Baa3, respectively, financial covenants will include a minimum EBITDA to interest requirement.

LIQUIDITY AND CAPITAL RESOURCES

     The Company expects to spend approximately $300 million on capital expenditures in 1998, of which $205.3 million had been spent as of September 30, 1998. Of the $300 million budgeted amount, scheduled maintenance, safety and environmental expenditures are estimated to be $92 million and business growth or expansion expenditures are estimated to be $208 million. Although the Company has yet to finalize a budget for 1999, it anticipates that capital expenditures will be at approximately the same levels as for 1998.

     In addition to the foregoing capital expenditures, a Company subsidiary holds a 50% interest in the TransColorado Gas Transmission Company ("TransColorado"), a joint venture with Questar Pipeline Co. ("Questar"), which is currently constructing Phase 2 of the 290-mile TransColorado pipeline. The total projected cost of Phase 2 is $260 million, which will be financed with 30% equity and 70% debt. TransColorado has secured a $200 million revolving credit facility for this project. The Company will guarantee 50% of this debt and has contributed 50% of the equity for this project.

     The Company is also committed to fund the remaining purchase price of the acquisition of the Thermo companies ("Thermo"), whereby the Company acquired various ownership and operating interests in certain cogeneration facilities, as well as the right to acquire additional ownership and operating interests in cogeneration facilities. The total purchase price is $160 million, of which $34.3 million has been paid to date in the form of Common Stock. The balance of the purchase price will be paid over the next two years with a combination of cash and Common Stock, subject to negotiation between the parties. The maximum amount of cash the Company will be obligated to pay is $62.5 million.

     With the exception of the TransColorado pipeline, the Company plans to finance its capital expenditure requirements primarily with internally generated cash flow and its existing working capital facilities. At

September 30, 1998, the Company had a $1.0 billion working capital facility (consisting of the $600 Million Facility and the $400 Million Facility, each as described herein) for general corporate purposes, including to back up the Company's $750 million commercial paper program. As of September 30, 1998, the Company had $100 million outstanding under its working capital facility and $655.5 million of commercial paper issued and outstanding. As of September 30, 1998, the combined weighted average annual interest rate of such short-term borrowings was 5.98%. The Company will use the U.S. government securities and borrowings under its Bank Facility to repay the Substitute Note in January 1999.

     The Company is currently negotiating an amendment to its Bank Facility in order to allow for the consummation of the Senior Notes Offering and the PEPS Units Offering. In addition, the Company is currently negotiating the refinancing of the $600 Million Facility which expires on January 29, 1999. Although there can be no assurances, the Company expects to receive commitments to fund the refinancing by the end of 1998.

                    COMMON STOCK PRICE RANGES AND DIVIDENDS

     The Common Stock is traded on the NYSE under the symbol "KNE." The following table sets forth, for each of the quarterly periods indicated, the high and low sale prices of the Common Stock as reported on the NYSE Composite Tape and the cash dividend per share paid on the Common Stock.

                                                       COMMON               CASH DIVIDEND
                                                     STOCK PRICE              PER SHARE
                                                  -----------------         -------------
                                                  HIGH          LOW
                                                  -----         ---
Year ended December 31, 1996
  First Quarter...............................    $  31 3/4     $27             $.26
  Second Quarter..............................       34 3/8      30 5/8          .26
  Third Quarter...............................       36 5/8      31 3/4          .26
  Fourth Quarter..............................       41 1/4      35              .27
Year ended December 31, 1997
  First Quarter...............................    $  41 3/4     $36 1/8          .27
  Second Quarter..............................       43 1/8      36 7/8          .27
  Third Quarter...............................       47 15/16    39              .27
  Fourth Quarter..............................       54          41              .28
Year ended December 31, 1998
  First Quarter...............................    $  55 1/8     $50              .28
  Second Quarter..............................       60 1/2      49 3/16         .28
  Third Quarter...............................       54 3/16     37 1/2          .28
  Fourth Quarter (through November 9, 1998)...       52 3/8      45 13/16         --

     A recently reported sale price per share for the Company's Common Stock on the NYSE is set forth on the cover page of this Prospectus Supplement. At October 23, 1998, there were 7,731 holders of record of the Company's Common Stock.

     On November 9, 1998, the Board of Directors approved a three-for-two stock split and increased the Company's regular quarterly dividend to $.30 per share of Common Stock ($.20 on a post-split basis) from $.28 per share, an increase of 7.1%. The stock split will be distributed and the dividend paid concurrently on December 31, 1998. The declaration of future dividends is within the discretion of the Board of Directors of the Company and will depend upon, among other things, restrictions in indentures and loan facilities, business conditions, earnings and the financial condition of the Company.

                                 CAPITALIZATION

     The following table sets forth the unaudited consolidated capitalization of K N at September 30, 1998 (i) on a historical basis and (ii) as adjusted for the PEPS Units Offering, the Senior Notes Offering and application of the net proceeds therefrom. See "The Acquisition and the Financing Plan." This table should be read in conjunction with the consolidated financial statements of K N incorporated by reference herein and the "Unaudited Pro Forma Consolidated Financial Statements" and the notes thereto included elsewhere herein.

                                                                    SEPTEMBER 30, 1998
                                                ----------------------------------------------------------
                                                                  ADJUSTMENTS             AS ADJUSTED
                                                                    FOR THE                 FOR THE
                                                              PEPS UNITS OFFERING     PEPS UNITS OFFERING
                                                   K N              AND THE                 AND THE
                                                HISTORICAL   SENIOR NOTES OFFERING   SENIOR NOTES OFFERING
                                                ----------   ---------------------   ---------------------
                                                                      (IN THOUSANDS)
Securities held as collateral for Substitute
  Note(1).....................................  $1,088,601                                $1,088,601
                                                ==========                                ==========
Short-term debt:
  Current maturities of long-term debt........  $   16,952                                $   16,952
  Borrowings under Bank Facility
     and commercial paper program.............     755,499          (372,937)(2)             394,562
                                                                      12,000(5)
  Substitute Note due January 4, 1999.........   1,394,846                                 1,394,846
                                                ----------                                ----------
          Total short-term debt...............  $2,167,297                                $1,806,360
                                                ==========                                ==========
Long-term debt................................  $2,905,688           375,000(2)           $3,280,688
K N-obligated mandatorily redeemable preferred
  capital trust securities of subsidiary
  trusts holding solely debentures of K
  N(3)........................................     275,000                                   275,000
Stockholders' equity:
  Preferred stock (200,000 Class A shares
     authorized, 70,000 outstanding and
     2,000,000 Class B shares authorized, none
     outstanding).............................       7,000                                     7,000
  Common stock (150,000,000 shares authorized,
     45,033,635 shares outstanding)(4)........     225,168                                   225,168
  Additional paid-in capital..................     839,822           (49,582)(5)             790,240
  Retained earnings...........................     211,427                                   211,427
  Deferred compensation.......................     (11,169)                                  (11,169)
  Treasury stock..............................      (1,704)                                   (1,704)
                                                ----------                                ----------
     Total stockholders' equity...............   1,270,544                                 1,220,962
                                                ----------                                ----------
          Total capitalization................  $4,451,232                                $4,776,650
                                                ==========                                ==========

---------------
(1) Pursuant to the Agreement, the Company issued the Substitute Note to Occidental for the total principal amount due on the ESOP Note of $1,386 million plus accrued interest to the date of closing, which totalled approximately $8.8 million. The Substitute Note matures on January 4, 1999 and is collateralized by a combination of letters of credit issued under the L/C Facility and U.S. government securities.

(2) Gives effect to the issuance of $375 million of Senior Notes offered in the Senior Notes Offering and application of the $372.9 million of net proceeds to reduce short-term debt.

(3) The sole assets of the trusts are debentures of K N. Upon prepayment of such debentures, the related capital securities will be mandatorily redeemable.

(4) This table does not include the number of shares of Common Stock issuable from the PEPS Units Offering upon settlement of each Purchase Contract on the Final Settlement Date.

(5) Represents the present value of Contract Fees payable to holders of PEPS Units of $37.6 million and transaction fees and expenses and underwriters' discount on the PEPS Units Offering of $12.0 million (which will be paid from the proceeds of the Senior Notes Offering). Contract Fees are payable semi-annually at an assumed rate of 3.7% of the Stated Amount of the PEPS Units. The present value of the Contract Fees payable to holders of PEPS Units was calculated using an assumed discount rate of 6.0%.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

     The unaudited pro forma condensed balance sheet as of September 30, 1998 is presented as if the PEPS Units Offering and the Senior Notes Offering had occurred on that date. The unaudited pro forma condensed balance sheet as of September 30, 1998 does not include shares of Common Stock of the Company issuable from the PEPS Units Offering upon settlement of each Purchase Contract on the Final Settlement Date. The unaudited pro forma condensed statements of income for the year ended December 31, 1997 and for the nine months ended September 30, 1998 assume that the Acquisition, the Prior Offerings, the PEPS Units Offering and the Senior Notes Offering occurred at January 1, 1997 and at January 1, 1998, respectively. The Acquisition was recorded as a purchase for accounting purposes and, accordingly, the assets acquired and liabilities assumed have been reflected at their estimated respective fair market values.

     The unaudited pro forma financial statements should be read in conjunction with the historical financial statements of K N and MidCon and "Management's Discussion and Analysis of Financial Condition and Results of Operations" of K N incorporated herein by reference. See "Incorporation of Certain Documents by Reference" in the accompanying Prospectus. The unaudited pro forma condensed statements of income are not necessarily indicative of the financial results that would have occurred had the Acquisition, the Prior Offerings, the PEPS Units Offering and the Senior Notes Offering been consummated on the date indicated, nor are they necessarily indicative of future financial results.

     The pro forma adjustments are based on preliminary assumptions and estimates made by K N's management and do not reflect adjustments for anticipated operating efficiencies and cost savings which K N expects to achieve after September 30, 1998 as a result of the Acquisition. The actual allocation of the consideration paid by K N for MidCon may differ from that reflected in the unaudited pro forma combined condensed financial statements after a more extensive review of the fair market values of the assets acquired and liabilities assumed has been completed.

                  UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                               SEPTEMBER 30, 1998
                                 (IN THOUSANDS)

                                                                             ADJUSTMENTS FOR
                                                                            THE SENIOR NOTES
                                                                                OFFERING
                                                                                 AND THE
                                                                               PEPS UNITS
                                                              HISTORICAL        OFFERING         PRO FORMA
                                                              ----------    -----------------    ----------
                                                  ASSETS
Current Assets:
  Cash and Cash Equivalents.................................  $   25,081                         $   25,081
  Restricted Deposits.......................................      44,291                             44,291
  U.S. Government Securities................................   1,088,601                          1,088,601
  Accounts Receivable.......................................     625,270                            625,270
  Materials and Supplies....................................      43,906                             43,906
  Gas in Underground Storage................................     158,745                            158,745
  Prepaid Gas...............................................       6,646                              6,646
  Other Prepaid Expenses....................................      23,726                             23,726
  Gas Imbalances and Other..................................     152,481                            152,481
                                                              ----------                         ----------
                                                               2,168,747                          2,168,747
Investments.................................................     293,931                            293,931
Property, Plant and Equipment...............................   7,732,136                          7,732,136
Accumulated Depreciation and Amortization...................    (679,906)                          (679,906)
                                                              ----------                         ----------
Net Property, Plant and Equipment...........................   7,052,230                          7,052,230
Deferred Charges and Other Assets...........................     173,613            2,063(a)        175,676
                                                              ----------        ---------        ----------
        Total Assets........................................  $9,688,521        $   2,063        $9,690,584
                                                              ==========        =========        ==========

                                   LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Current Maturities of Long-Term Debt......................  $   16,952                         $   16,952
  Notes Payable.............................................     755,499        $(372,937)(a)       394,562
                                                                                   12,000(b)
  Substitute Note...........................................   1,394,846                          1,394,846
  Accounts Payable..........................................     430,947                            430,947
  Accrued Expenses..........................................      86,049                             86,049
  Accrued Taxes.............................................      39,142                             39,142
  Payable for Purchase of Thermo Companies..................     121,074                            121,074
  Gas Imbalances and Other..................................     211,004                            211,004
                                                              ----------        ---------        ----------
                                                               3,055,513         (360,937)        2,694,576
Deferred Liabilities, Credits and Reserves:
  Deferred Income Taxes.....................................   1,691,685                          1,691,685
  Other.....................................................     422,125           37,582(b)        459,707
                                                              ----------        ---------        ----------
                                                               2,113,810           37,582         2,151,392
Long-Term Debt..............................................   2,905,688          375,000(a)      3,280,688
K N-Obligated Mandatorily Redeemable Preferred Capital Trust
  Securities of Subsidiary Trusts Holding Solely Debentures
  of K N....................................................     275,000                            275,000
Minority Interests in Equity of Subsidiaries................      67,966                             67,966
Stockholders' Equity:
  Preferred Stock...........................................       7,000                              7,000
  Common Stock..............................................     225,168                            225,168
  Additional Paid-in Capital................................     839,822          (49,582)(b)       790,240
  Retained Earnings.........................................     211,427                            211,427
  Deferred Compensation.....................................     (11,169)                           (11,169)
  Treasury Stock............................................      (1,704)                            (1,704)
                                                              ----------        ---------        ----------
        Total Common Stockholders' Equity...................   1,263,544          (49,582)        1,213,962
                                                              ----------        ---------        ----------
        Total Stockholders' Equity..........................   1,270,544          (49,582)        1,220,962
                                                              ----------        ---------        ----------
        Total Liabilities and Stockholders' Equity..........  $9,688,521        $   2,063        $9,690,584
                                                              ==========        =========        ==========

    See Notes to Unaudited Pro Forma Combined Condensed Financial Statements

               UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME
                      NINE MONTHS ENDED SEPTEMBER 30, 1998
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                  HISTORICAL                   PRO FORMA
                                            ----------------------    ---------------------------
                                            K N ENERGY    MIDCON*     ADJUSTMENTS       COMBINED
                                            ----------    --------    -----------      ----------
Operating Revenues........................  $3,251,292    $268,055                     $3,519,347
                                            ----------    --------                     ----------
Operating Costs and Expenses:
  Gas Purchases and Other Costs of
     Sales................................   2,518,202     194,382                      2,712,584
  Operations and Maintenance..............     282,625      28,200     $   (400)(c)       310,425
  Depreciation and Amortization...........     142,198      13,174         (254)(d)       155,118
  Taxes, Other Than Income Taxes..........      39,736       3,754                         43,490
  Merger and Restructuring Costs..........       5,763                                      5,763
                                            ----------    --------     --------        ----------
          Total Operating Costs and
            Expenses......................   2,988,524     239,510         (654)        3,227,380
                                            ----------    --------     --------        ----------
Operating Income..........................     262,768      28,545          654           291,967
                                            ----------    --------     --------        ----------
Other Income and (Deductions):
  Interest Expense........................    (178,340)    (22,443)     (16,313)(e)      (208,631)
                                                                          1,128(f)
                                                                          4,479(g)
                                                                          2,858(h)

  Minority Interests......................     (11,390)       (162)      (4,280)(h)       (15,832)
  Other, Net..............................      28,032       1,250       (1,126)(f)        27,483
                                                                           (137)(i)
                                                                            (20)(h)
                                                                           (516)(a)
                                            ----------    --------     --------        ----------
Total Other Income and (Deductions).......    (161,698)    (21,355)     (13,927)         (196,980)
                                            ----------    --------     --------        ----------
Income Before Income Taxes................     101,070       7,190      (13,273)           94,987
Income Taxes..............................      37,398       2,660       (5,005)(j)        35,053
                                            ----------    --------     --------        ----------
Net Income................................      63,672       4,530       (8,268)           59,934
Less -- Preferred Stock Dividends.........         263          --                            263
                                            ----------    --------     --------        ----------
Earnings Available For Common Stock.......  $   63,409    $  4,530     $ (8,268)       $   59,671
                                            ==========    ========     ========        ==========
Diluted Earnings Per Common Share.........  $     1.50                                 $     1.32
Number of Shares Used in Computing Diluted
  Earnings Per Common Share...............      42,150                    3,159(g)         45,309
Dividends Per Common Share................  $     0.84                                 $     0.84**

---------------
* Represents MidCon's results of operations for January 1998. MidCon's results of operations for the eight months ended September 30, 1998 are included in K N's historical results of operations.

** Represents K N's historical dividends per common share

    See Notes to Unaudited Pro Forma Combined Condensed Financial Statements

               UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1997
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                 HISTORICAL                    PRO FORMA
                                          ------------------------    ---------------------------
                                          K N ENERGY      MIDCON      ADJUSTMENTS       COMBINED
                                          ----------    ----------    -----------      ----------
Operating Revenues......................  $2,148,981    $3,045,081                     $5,194,062
                                          ----------    ----------                     ----------
Operating Costs and Expenses:
  Gas Purchases and Other Costs of
     Sales..............................   1,724,671     2,540,928                      4,265,599
  Operations and Maintenance............     198,274       111,824     $  (4,800)(c)      305,298
  Depreciation and Amortization.........      55,994       149,599         2,045(d)       207,638
  Taxes, Other Than Income Taxes........      23,930        30,297                         54,227
                                          ----------    ----------     ---------       ----------
          Total Operating Costs and
            Expenses....................   2,002,869     2,832,648        (2,755)       4,832,762
                                          ----------    ----------     ---------       ----------
Operating Income........................     146,112       212,433         2,755          361,300
                                          ----------    ----------     ---------       ----------
Other Income and (Deductions):
  Interest Expense......................     (43,495)     (241,838)       15,212(e)      (223,976)
                                                                          13,537(f)
                                                                          23,693(g)
                                                                           8,915(h)
  Minority Interests....................      (8,706)           --       (13,353)(h)      (22,059)
  Other, Net............................      19,247        23,469       (13,507)(f)       27,732
                                                                            (726)(i)
                                                                             (63)(h)
                                                                            (688)(a)
                                          ----------    ----------     ---------       ----------
Total Other Income and (Deductions).....     (32,954)     (218,369)       33,020         (218,303)
                                          ----------    ----------     ---------       ----------
Income Before Income Taxes..............     113,158        (5,936)       35,775          142,997
Income Taxes............................      35,661        (1,426)       13,615(j)        47,850
                                          ----------    ----------     ---------       ----------
Net Income (Loss).......................      77,497        (4,510)       22,160           95,147
Less -- Preferred Stock Dividends.......         350            --                            350
                                          ----------    ----------     ---------       ----------
Earnings Available For Common Stock.....  $   77,147    $   (4,510)    $  22,160       $   94,797
                                          ----------    ----------     ---------       ----------
Diluted Earnings Per Common Share.......  $     2.45                                   $     2.15
Number of Shares Used in Computing
  Diluted Earnings Per Common Share.....      31,538                      12,500(g)        44,038
Dividends Per Common Share..............  $     1.09                                   $     1.09*

---------------
* Represents K N's historical dividends per common share

    See Notes to Unaudited Pro Forma Combined Condensed Financial Statements

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                              FINANCIAL STATEMENTS

     (a) To record the Senior Notes Offering and application of the net proceeds to reduce short-term borrowings. Interest on the Senior Notes issued in the Senior Notes Offering is assumed to be payable at an annual rate of 6.0%.

     (b) To record the present value of Contract Fees payable to holders of PEPS Units of $37.6 million and transaction fees and expenses and underwriters' discount on the PEPS Units Offering of $12.0 million (which will be paid from the proceeds of the Senior Notes Offering). Contract Fees are payable semi-annually at an assumed rate of 3.7% of the Stated Amount of the PEPS Units. The present value of the Contract Fees payable to holders of PEPS Units was calculated using an assumed discount rate of 6.0%.

     (c) To record the pro forma effect of the removal of the administrative expenses associated with the termination of MidCon's Employee Stock Ownership Plan instituted in November 1996.

     (d) The pro forma adjustment to depreciation and amortization consists of the following:

                                                 YEAR ENDED     NINE MONTHS ENDED
                                                DECEMBER 31,      SEPTEMBER 30,
                                                    1997              1998
                                                ------------    -----------------
                                                         (IN THOUSANDS)
  Elimination of MidCon's historical
     depreciation and amortization............   $(149,599)         $(13,174)
  K N's recomputed depreciation and
     amortization*............................     151,644          $ 12,920
                                                 ---------          --------
          Total...............................   $   2,045          $   (254)
                                                 =========          ========

---------------
* The depreciation and amortization is calculated on a property, plant and equipment balance that includes a gas plant acquisition adjustment of approximately $3.8 billion which represents the excess of the estimated fair market value of MidCon's interstate pipeline assets over their recorded historical cost for regulatory purposes, amortized over 35 years (approximately the estimated remaining life of MidCon's interstate pipeline assets).

     (e) The pro forma adjustment to interest expense consists of the following:

                                                                 YEAR ENDED     NINE MONTHS ENDED
                                                                DECEMBER 31,      SEPTEMBER 30,
                                                                    1997              1998
                                                                ------------    -----------------
                                                                         (IN THOUSANDS)

      Elimination of MidCon's historical interest expense on
         its ESOP Note........................................   $(110,500)         $ (9,183)
      Elimination of MidCon's historical interest expense on
         its $1.6 billion payable to Occidental...............    (128,200)          (10,533)
      Interest Expense of 6.78% on the Debt Offerings.........     159,330            30,120
      Interest Expense of 5.8% on the Substitute Note.........      80,873             6,739
      Interest Expense of 6.0% on $375 million of long-term
         debt from the Senior Notes Offering..................      22,500            16,875
      Interest savings associated with the repayment of $329.2
         million outstanding under the 1997 Credit
         Agreement............................................     (22,320)           (1,860)
      Interest savings associated with repayment of short-term
         borrowings using proceeds from the Senior Notes
         Offering.............................................     (21,656)          (16,242)
      Fee for letter of credit at .625% used to collateralize
         the Substitute Note..................................       4,761               397
                                                                 ---------          --------
              Total...........................................   $ (15,212)         $ 16,313
                                                                 =========          ========

     (f) To eliminate facility fees and interest income associated with MidCon's participation in a sale of receivables facility, which participation terminated concurrently with closing of the Acquisition.

     (g) To record the issuance of 12,500,000 shares of Common Stock and the interest income associated with the U.S. government securities purchased with the net proceeds from the Equity Offering.

     (h) To record distribution expense, amortization of issuance costs and the interest income associated with the U.S. government securities purchased with the net proceeds from the Capital Securities.

     (i) To record the amortization of issuance costs of the Debt Offerings.

     (j) Represents the tax effect at the effective rate (equal to (i) the statutory federal income tax rate plus (ii) the statutory state income tax rate, net of federal income tax benefit) for all pre-tax pro forma adjustments not representing permanent book/tax differences.

            SELECTED HISTORICAL FINANCIAL INFORMATION FOR K N ENERGY

     The selected consolidated historical financial data set forth below as of and for the years ended December 31, 1993, 1994, 1995, 1996 and 1997 were derived from the consolidated historical financial statements of K N, including the notes thereto, which have been audited by Arthur Andersen LLP, independent certified public accountants. The selected consolidated historical financial and operating data as of and for the nine months ended September 30, 1998 were derived from the unaudited consolidated historical financial statements of K N which, in the opinion of management, include all adjustments (consisting only of normal, recurring adjustments) necessary for a fair presentation of K N's consolidated results of operations and financial condition for such periods. The operating results for the nine months ended September 30, 1998 are not necessarily indicative of results to be expected for the full fiscal year. The selected consolidated historical financial and operating data set forth below should be read in conjunction with, and are qualified in their entirety by, the consolidated historical financial statements of K N, and the related notes thereto, which are incorporated by reference herein.

                                                             YEAR ENDED DECEMBER 31,                           NINE MONTHS
                                          --------------------------------------------------------------   ENDED SEPTEMBER 30,
                                             1993         1994         1995         1996         1997            1998(1)
                                          ----------   ----------   ----------   ----------   ----------   -------------------
                                                               (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)       (UNAUDITED)
STATEMENT OF INCOME DATA:
Operating revenues
  Upstream gathering and processing
    services...........................          (2)          (2)   $  215,508   $  357,533   $  553,932       $  447,084
  Midstream transportation and storage
    services...........................                                303,382      266,737      231,108        1,079,908
  Downstream retail and marketing
    services...........................                                869,609    1,164,512    1,669,945        2,108,641
  Intersegment eliminations............                               (277,101)    (348,300)    (306,004)        (384,341)
                                                                    ----------   ----------   ----------       ----------
        Total operating revenues.......   $1,048,959   $1,091,277    1,111,398    1,440,482    2,148,981        3,251,292
Operating costs and expenses...........      968,085    1,036,398      996,036    1,305,681    2,002,869        2,988,524
                                          ----------   ----------   ----------   ----------   ----------       ----------
Operating income.......................       80,874       54,879      115,362      134,801      146,112          262,768
Other income and (deductions):
  Interest expense.....................      (30,513)     (31,605)     (34,211)     (35,933)     (43,495)        (178,340)
  Minority interests...................          292         (659)        (905)      (2,946)      (8,706)         (11,390)
  Other, net...........................       (1,185)       2,206        1,326        3,794       19,247           28,032
                                          ----------   ----------   ----------   ----------   ----------       ----------
Income before income taxes.............       49,468       24,821       81,572       99,716      113,158          101,070
Income taxes...........................       18,599        9,500       29,050       35,897       35,661           37,398
                                          ----------   ----------   ----------   ----------   ----------       ----------
Net income.............................       30,869       15,321       52,522       63,819       77,497           63,672
Preferred stock dividends..............          853          630          492          398          350              263
                                          ----------   ----------   ----------   ----------   ----------       ----------
Earnings available for common stock....   $   30,016   $   14,691   $   52,030   $   63,421   $   77,147       $   63,409
                                          ==========   ==========   ==========   ==========   ==========       ==========
Number of shares used in computing
  diluted earnings per common share....       27,424       28,044       28,360       29,624       31,538           42,150
Diluted earnings per common share......   $     1.09   $     0.52   $     1.83   $     2.14   $     2.45       $     1.50
Dividends per common share.............         0.51         0.76         1.01         1.05         1.09             0.84
OTHER FINANCIAL DATA:
Net cash flows from operating
  activities...........................   $   67,943   $   91,212   $  132,249   $   75,610   $   97,503       $    3,095
EBITDA(3)..............................      124,625      106,704      165,674      186,861      212,647          421,608
Capital expenditures and
  acquisitions.........................      148,301      101,742      111,258      267,124      429,683        2,402,601
Depreciation, depletion and
  amortization.........................       44,644       50,278       49,891       51,212       55,994          142,198
Ratio of earnings to fixed
  charges(4)...........................         2.41x        1.69x        3.07x        3.21x        2.72x            1.43x

                                                                 AS OF DECEMBER 31,
                                           --------------------------------------------------------------   AS OF SEPTEMBER 30,
                                              1993         1994         1995         1996         1997             1998
                                           ----------   ----------   ----------   ----------   ----------   -------------------
                                                                              (IN THOUSANDS)                    (UNAUDITED)
BALANCE SHEET DATA:
Cash and cash equivalents...............   $   14,353   $   20,613   $   14,254   $   10,339   $   22,471       $   25,081
Current assets..........................      312,856      279,314      306,799      461,694      576,530        2,168,747
Total assets............................    1,169,275    1,172,384    1,257,457    1,629,720    2,305,805        9,688,521
Current liabilities.....................      263,331      255,770      329,838      498,616      796,811        3,055,513
Long-term debt..........................      335,190      334,644      315,564      423,676      553,816        2,905,688
K N-obligated mandatorily redeemable
  preferred capital trust securities of
  subsidiary trusts holding solely
  debentures of K N.....................           --           --           --           --      100,000          275,000
Minority interests in equity of
  subsidiaries..........................       13,775       13,231       14,277       26,333       47,303           67,966
Preferred stock.........................        9,858        8,715        7,572        7,000        7,000            7,000
Common stockholders' equity.............      391,462      393,686      426,760      519,794      606,132        1,263,544

                                                                YEAR ENDED       NINE MONTHS
                                                               DECEMBER 31,         ENDED
                                                              --------------    SEPTEMBER 30,
                                                              1996     1997         1998
                                                              -----    -----    -------------
                                                                                 (UNAUDITED)
OPERATING DATA:
Upstream:
  Gas sales (Bcf)...........................................   60.6     70.7          79.8
  Gathered volumes (Bcf)....................................  280.2    303.4         262.8
  Natural gas liquid sales (MMGal)..........................  464.6    717.4         672.8
Midstream:
  System throughput (Bcf)...................................  529.7    503.2       1,699.5
Downstream:
  Gas sales (Bcf)...........................................  439.2    564.1         934.1
  Transportation (Bcf)......................................   19.2     20.4          16.2

                                                                  AS OF
                                                              SEPTEMBER 30,
                                                                  1998
                                                              -------------
                                                               (UNAUDITED)
Miles of pipeline
  Interstate................................................     16,199
  Intrastate................................................      8,420
  Offshore..................................................        361
  Gathering and processing(5)...............................     11,742
  Distribution..............................................      7,237
Gas processing plants
  Number of plants..........................................         22
  Total processing capacity (MMcf per day)..................      1,823
Natural gas storage facilities
  Number of storage facilities..............................         16
  Total withdrawal capacity (MMcf per day)..................      5,362

---------------
(1) Includes MidCon's results of operations for the eight months ended September 30, 1998 following the Acquisition.

(2) The Company restated its segment reporting beginning in 1995.

(3) EBITDA represents net income plus income taxes, interest expense, depreciation, and amortization expense. EBITDA is not presented as an indicator of the Company's operating performance, an indicator of cash available for discretionary spending or as a measure of liquidity. EBITDA may not be comparable to other similarly titled measures of other companies.

(4) Respecting the computation of the ratio of earnings to fixed charges see "Ratios of Earnings to Fixed Charges" in the accompanying prospectus.

(5) Excludes 769 miles of pipeline that is owned but not operated by K N.

              SELECTED HISTORICAL FINANCIAL INFORMATION FOR MIDCON

     The selected consolidated historical financial data set forth below as of and for the years ended December 31, 1993, 1994, 1995, 1996 and 1997 were derived from the consolidated historical financial statements of MidCon, including the notes thereto, which have been audited by Arthur Andersen LLP, independent certified public accountants. The selected consolidated historical financial and operating data set forth below should be read in conjunction with, and are qualified in their entirety by, the consolidated historical financial statements of MidCon, and the related notes thereto, which are incorporated by reference herein.

                                                                                YEAR ENDED DECEMBER 31,
                                                             --------------------------------------------------------------
                                                                1993         1994         1995         1996         1997
                                                             ----------   ----------   ----------   ----------   ----------
                                                                       (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Revenues
  Gas sales, transportation, storage and other operating
    revenues...............................................  $2,403,185   $2,109,834   $2,038,444   $2,574,211   $3,045,081
  Interest and other income................................     261,598       24,486       11,686        1,187       13,115
  Earnings of pipeline ventures............................      10,760       13,100       18,155       12,716       11,799
                                                             ----------   ----------   ----------   ----------   ----------
        Total revenues.....................................   2,675,543    2,147,420    2,068,285    2,588,114    3,069,995
Costs and other deductions
  Cost of sales............................................   1,787,552    1,561,331    1,473,370    1,981,235    2,540,928
  Selling, general, administrative and other operating
    expenses...............................................     103,883      109,556      167,235      108,347      111,824
  Depreciation.............................................     274,551      191,672      193,112      177,511      149,599
  Taxes other than income taxes............................      45,470       45,585       42,357       46,226       30,297
  Interest expense.........................................       2,103        8,101       23,286       79,626      241,838
  Other....................................................       1,414        1,802        1,646        2,000        1,445
                                                             ----------   ----------   ----------   ----------   ----------
Income (loss) before income taxes..........................  $  460,570   $  229,373   $  167,279   $  193,169   $   (5,936)
                                                             ==========   ==========   ==========   ==========   ==========
OTHER FINANCIAL DATA:
Net cash provided by operating activities..................  $  306,205   $  454,383   $  167,305   $  267,073   $  175,320
EBITDA(1)..................................................     737,224      429,146      383,677      450,306      385,501
Capital expenditures.......................................      64,831       92,656      150,229      146,883       95,598
Depreciation...............................................     274,551      191,672      193,112      177,511      149,599

                                                                                   AS OF DECEMBER 31,
                                                             --------------------------------------------------------------
                                                                1993         1994         1995         1996         1997
                                                             ----------   ----------   ----------   ----------   ----------
                                                                                     (IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents..................................  $    4,600   $    8,098   $   10,414   $    4,258   $   14,122
Current assets.............................................     597,471      730,683      561,748    1,033,007      977,155
Total assets...............................................   7,276,792    7,330,820    7,095,494    6,652,362    6,527,668
Current liabilities........................................     581,902      533,622      513,620      961,614      898,015
ESOP debt..................................................          --           --           --    1,386,026    1,372,458
Long-term debt.............................................      83,462       32,802      874,899    1,632,696    1,600,000
Minority interests in equity of subsidiaries...............      12,985        5,870        5,349        8,076        7,331
Common stockholder's equity................................   4,228,001    4,372,210    3,328,038      692,641      736,471

                                                                                YEAR ENDED DECEMBER 31,
                                                             --------------------------------------------------------------
                                                                1993         1994         1995         1996         1997
                                                             ----------   ----------   ----------   ----------   ----------
OPERATING DATA:
Natural Gas Pipeline Company of America
  Transportation volumes (Bcf).............................       1,408        1,318        1,318        1,284        1,095
MidCon Texas
  Sales volumes (Bcf)......................................         211          198          238          239          269
  Transportation volumes (Bcf).............................         201          215          215          271          302
MidCon Gas Services
  Sales volumes (Bcf)......................................         211          351          410          460          561
MidCon Gas Products
  Natural gas liquids sales volumes (MMGal)................         179          124          160          174          136

---------------
(1) EBITDA represents net income plus income taxes, interest expense, depreciation, and amortization expense. EBITDA is not presented as an indicator of MidCon's operating performance, an indicator of cash available for discretionary spending or as a measure of liquidity. EBITDA may not be comparable to other similarly titled measures of other companies.

                                  THE COMPANY

OVERVIEW

     K N's operations are divided into three business segments, "Upstream", "Midstream" and "Downstream", which are based on the points in the energy "value stream" in which such activities are conducted. In general, these segments are also differentiated by the nature of their processes, their principal suppliers and their target markets and customers. K N's Upstream operations consist of natural gas gathering and processing and natural gas liquids ("NGLs") extraction and marketing. K N's Midstream operations consist of natural gas transportation and storage as well as bundled sales transactions for K N's interstate and intrastate pipelines. K N's Downstream operations principally consist of energy marketing and regulated natural gas distribution. The following table presents historical operating revenues and operating income for each business segment for both K N and MidCon expressed as a percentage of total operating revenues and operating income.

                                                                NINE MONTHS ENDED                 NINE MONTHS ENDED
                        YEAR ENDED DECEMBER 31, 1997           SEPTEMBER 30, 1997                SEPTEMBER 30, 1998
                       -------------------------------   -------------------------------   -------------------------------
                        K N    MIDCON(1)   COMBINED(2)    K N    MIDCON(1)   COMBINED(2)    K N    MIDCON(3)   COMBINED(2)
                       -----   ---------   -----------   -----   ---------   -----------   -----   ---------   -----------
OPERATING REVENUES:
  Upstream...........   25.8%      1.6%        11.2%      29.1%      1.9%        12.3%      13.8%      0.7%        12.8%
  Midstream..........   10.8      49.0         33.8       12.2      51.4         36.4       33.2      34.7         33.3
  Downstream.........   77.7      49.4         60.6       75.2      46.7         57.6       64.9      72.5         65.4
  Intersegment
    eliminations.....  (14.3)       --         (5.6)     (16.5)       --         (6.3)     (11.9)     (7.9)       (11.5)
                       -----     -----        -----      -----     -----        -----      -----     -----        -----
TOTAL................  100.0%    100.0%       100.0%     100.0%    100.0%       100.0%     100.0%    100.0%       100.0%
                       =====     =====        =====      =====     =====        =====      =====     =====        =====
OPERATING INCOME:
  Upstream...........   40.3%     (3.6)%       13.0%      43.9%     (3.2)%       14.5%      (4.5)%     1.3%        (4.0)%
  Midstream..........   31.1     137.3         97.0       32.8     125.6         90.7       98.6     158.3        104.5
  Downstream.........   28.6     (33.7)       (10.0)      23.3     (22.4)        (5.2)       8.1     (59.6)         1.5
  Merger-related
    expenses.........     --        --           --         --        --           --       (2.2)       --         (2.0)
                       -----     -----        -----      -----     -----        -----      -----     -----        -----
TOTAL................  100.0%    100.0%       100.0%     100.0%    100.0%       100.0%     100.0%    100.0%       100.0%
                       =====     =====        =====      =====     =====        =====      =====     =====        =====

---------------

(1) MidCon's results for the year ended December 31, 1997 and for the nine months ended September 30, 1997 exclude the results of operations of businesses which have not been continued by K N.

(2) The combined information is the result obtained by adding the relevant K N and MidCon results together, and does not include any pro forma adjustments to reflect the impact of the acquisition of MidCon by K N.

(3) Represents MidCon's results of operations for January 1998. MidCon's results of operations for the eight months ended September 30, 1998 are included in K N's historical results of operations.

UPSTREAM BUSINESS SEGMENT

     K N's Upstream segment consists of natural gas gathering and processing and NGLs extraction and marketing. Within this business segment, the Company owns and operates approximately 8,800 miles of gathering and processing pipeline in eleven states and operates 22 gas processing plants in five states, including the Bushton complex, one of the largest NGL extraction facilities in the United States. For the nine months ended September 30, 1998, the Company's plants processed approximately 1.5 Bcf per day of natural gas (and had capacity to process 1.8 Bcf per day) and produced over 2.4 million gallons of NGLs per day.

     Facilities. The Company has an extensive network of gathering and processing facilities located primarily in the Mid-Continent and Rocky Mountain states and Texas. Based on average throughput, the Company's largest gathering operation is its Hugoton Basin system located in Kansas, which gathers approximately 540 MMcf per day, making K N the largest gatherer in this basin. The Hugoton Basin system interconnects with several gas processing plants in the area, including K N's largest processing plant, Bushton, which K N acquired in April 1997 and which has approximately 1.0 Bcf per day of processing capacity. As of December 31, 1997, the Bushton plant accounted for approximately 56% of the Company's total processing capacity.

     In addition to the Hugoton Basin system, the Company's Wattenberg system, located in northeastern Colorado, includes gathering and interstate transmission lines with total system throughput of approximately 150 MMcf per day. The Company's West Texas system, located primarily in western Texas and the Texas panhandle, includes gathering lines and eight gas processing plants, with total system throughput of approximately 125 MMcf per day. The Company also owns gathering facilities in the Powder River, Big Horn and Wind River basins of Wyoming and the Piceance and Uintah basins of western Colorado and eastern Utah, with combined gathering throughput of approximately 220 MMcf per day. In addition, K N owns a 49% equity interest in the Red Cedar Gathering System in the northern San Juan basin of Colorado, with total system throughput of approximately 440 MMcf per day. This system is also connected to the Company's jointly owned Coyote Gulch processing plant and to the Company's TransColorado pipeline.

     In January 1996, K N and Tom Brown, Inc. ("Tom Brown") (in which the Company has an approximately 10% equity interest) formed Wildhorse Energy Partners, LLC ("Wildhorse"), a joint venture limited liability company currently owned 55% by K N and 45% by Tom Brown, to provide gathering, processing, storage and marketing services to Rocky Mountain oil and gas producers and others. Pursuant to this joint venture, Tom Brown has dedicated all of its uncommitted Rocky Mountain gas production to Wildhorse, and the Company has contributed certain gas marketing contracts and storage contracts.

     Contracts and Customers. The Company's gathering and processing facilities perform a wide range of services for its customers, including gathering gas at the wellhead or other natural gas field aggregation points, transporting gas and processing gas to extract NGLs and marketing those NGLs to NGL pipelines, end users and marketers. The Company's customers primarily include oil and gas producers, gatherers and transporters. Revenues from the Company's gathering and processing business are generated through gathering and processing fees charged to producers or other third parties which are based on negotiated rates. In addition, revenues are generated through the marketing of NGLs processed at the Company's plants and the marketing of third party NGLs.

     The Company processes gas under three types of contractual arrangements, each with varying degrees of commodity risk: fixed fee, percentage-of-proceeds and keep-whole. For the nine months ended September 30, 1998, as a percentage of total gas throughput, 25%, 45% and 30% of the Company's contracts were fixed fee, percentage-of-proceeds and keep-whole, respectively. In addition, K N purchases approximately 6% of the gas it processes at the wellhead and takes title to the gas. In general, fixed fee contracts are for a term of seven to twelve years and are based on a flat fee for processing. Fixed fee contracts eliminate the Company's exposure to commodity price risk for a particular volume of gas since the producer retains title to the gas and NGLs. Under percentage-of-proceeds contracts, which are generally for a term of one to ten years, K N processes the gas and then sells the resulting NGLs and residual gas at market prices for the producer, while keeping a percentage of the proceeds for itself. Given the Company's economic interest in a portion of the residual gas and NGLs, percentage of proceeds contracts entail some commodity risk.

     Keep-whole contracts entail significant commodity risk. Under these contracts, which are generally for a term of one to five years, K N agrees to take a certain volume of raw gas from the producer, process it and return gas of equivalent Btu content to the producer. The processed NGLs are then marketed by K N for its own account. As a result of K N's need under keep-whole contracts to market the NGLs produced and reimburse producers for shrinkage of the gas during processing (generally in the amount of 20% to 40%), K N is exposed to fluctuation in both the price of natural gas and NGL prices, as well as the spread between the two. The "keep-whole" component of such contracts benefits the Company when the value of the NGLs is greater as a liquid than as a portion of the residue gas stream. However, when the value of the NGLs is lower as a liquid than as a portion of the residue gas stream, the Company may be adversely impacted.

     The recent weakness in NGL prices, coupled with the relative strength of gas prices, has significantly reduced the margins on K N's keep-whole contracts. In addition, weak NGL prices overall have hurt the Upstream segment's margins. In an effort to reduce the fluctuations in margins inherent in processing gas under keep-whole contracts, the Company has engaged in certain hedging transactions. Pursuant to its Board of Directors' approved trading policy, the Company manages its commodity exposure through continued monitoring of its exposure and maintenance of proper controls in order to ensure compliance with the volumetric, market-to-market and value-at-risk restrictions contained in the policy.

MIDSTREAM BUSINESS SEGMENT

     K N's Midstream segment consists of natural gas transportation and storage as well as bundled sales transactions for K N's interstate and intrastate pipelines. Within this segment, the Company operates over 25,000 miles of interstate and intrastate natural gas pipelines and associated storage and supply lines which are strategically located at the center of the North American pipeline grid. K N's transportation network provides access to the major gas supply areas in the Gulf of Mexico, the Gulf Coast, the Permian Basin, the Mid-Continent, the Rocky Mountains and western Canada, as well as the major consumer markets in the Midwest and along the Gulf Coast.

     TRANSPORTATION

     Facilities. K N's natural gas transmission business is comprised of both interstate and intrastate pipelines. These operations are conducted principally through three major subsidiary pipeline companies: Natural Gas Pipeline Company of America ("NGPL"), MidCon Texas Pipeline Operator, Inc. ("MidCon Texas") and K N Interstate Gas Transmission Co. ("K N Interstate"). K N also operates intrastate systems in West Texas, Colorado and Wyoming.

     Through NGPL, K N owns and operates approximately 11,600 miles of interstate pipelines, field system lines and related facilities, consisting primarily of two major interconnected transmission pipelines terminating in the Chicago metropolitan area. The system is powered by 61 compressor stations in mainline and storage service having an aggregate of approximately 1.0 million horsepower. NGPL's system has over 1,700 points of interconnection with 31 interstate pipelines, 24 intrastate pipelines and 54 local distribution companies ("LDCs") and end users, thereby providing significant flexibility in the receipt and delivery of gas. One of NGPL's primary pipelines, the "Amarillo Line", originates in the West Texas and New Mexico producing areas and is comprised of approximately 6,600 miles of mainline and various small-diameter pipelines. The other major pipeline, the "Gulf Coast Line", originates in the Gulf Coast areas of Texas and Louisiana and consists of approximately 4,300 miles of mainline and various small-diameter pipelines. These two main pipelines are connected at points in Texas and Oklahoma by NGPL's 230-mile Amarillo/Gulf Coast pipeline. In addition, subsidiaries of NGPL own interests in several regulated natural gas pipeline systems which are accounted for as equity investments. These pipelines include High Island Offshore System, U-T Offshore System and Stingray offshore pipeline in the Gulf of Mexico, and the Trailblazer pipeline which moves gas from production basins in southwestern Wyoming and northwestern Colorado to Mid-Continent pipelines.

     Through MidCon Texas, the Company operates an intrastate pipeline system principally located in the Texas Gulf Coast area. This pipeline is leased from Occidental under a 30-year lease which commenced on December 31, 1996. The system includes approximately 2,600 miles of pipelines, supply lines, sales laterals and related facilities. The MidCon Texas pipeline system transports natural gas from producing fields in South Texas, the Gulf Coast and the Gulf of Mexico to markets in southeastern Texas and, through interconnections with NGPL and 22 other intrastate and interstate pipelines, to markets throughout the United States. A subsidiary of MidCon Gas Services Corp. ("MidCon Gas") owns a separate Texas intrastate pipeline system (the "Palo Duro System") that includes approximately 400 miles of pipeline and related facilities. The Palo Duro System is leased to a nonaffiliate.

     Through K N Interstate, the Company owns and operates over 6,600 miles of transmission lines in Wyoming, Colorado, Kansas and Nebraska. The system is powered by 120 compressor stations in mainline and storage service having an aggregate of approximately 127,000 horsepower.

     Through the Company's West Texas system, located primarily in western Texas and the Texas panhandle, the Company provides transportation and storage services to the Company's affiliated marketing organization and to LDCs, industrial and irrigation markets. This 4,900 mile pipeline and storage system is strategically interconnected with eight interstate pipelines in the West Texas region. Through American Gas Storage, L.P. ("American Gas Storage"), the Company provides the region's only storage facility with 10 Bcf (3 Bcf salt dome) of high deliverability storage capability.

     Through Rocky Mountain Natural Gas Company and Northern Gas Company, the Company provides transportation services to the Company's affiliated LDCs as well as to irrigators, grain dryers, gas producers and industrial customers in Colorado and Wyoming, respectively. These two systems include approximately 1,400 miles of transmission lines.

     In addition, K N is a fifty-fifty joint venture partner with Questar in TransColorado. The TransColorado pipeline is currently only partially constructed and operational; however, when completed, the pipeline is expected to provide the Company with increased flexibility in accessing multiple natural gas basins in the Rocky Mountain region. The completed pipeline will extend 290 miles from the Piceance Basin in Colorado to Blanco, New Mexico, and will have an initial capacity of 300 MMcf per day. The Company expects TransColorado to be fully operational in 1999.

     Contracts and Customers. The Company's interstate pipeline system provides transportation and storage services to affiliates, third-party natural gas distribution utilities and other shippers. Pursuant to transportation agreements and FERC tariff provisions, K N offers its customers firm and interruptible transportation and no-notice services. Under K N's tariffs, firm transportation customers pay reservation charges each month plus a commodity charge based on actual volumes transported. Interruptible transportation customers pay a commodity charge based upon actual volumes transported. Reservation and commodity charges are both based upon geographical location, time of year and distance of the transportation service provided. Under no-notice service, customers pay a fee for the right to have up to a specified volume of natural gas transported but, unlike with firm transportation service, are able to meet their peak day requirements without making specific nominations. NGPL's revenues have historically been higher in the first and fourth quarters of the year, reflecting higher system utilization during the colder months. During the winter months, NGPL collects higher transportation commodity revenue, higher interruptible transportation revenue, winter only capacity revenue and higher peak rates on certain contracts. In the Midstream segment approximately 79% of the Company's contracts are scheduled to expire within three years.

     NGPL's principal delivery market area encompasses the states of Illinois, Indiana and Iowa and portions of Wisconsin, Nebraska, Kansas, Missouri and Arkansas. NGPL is one of the largest transporters of gas to the Chicago market and the Company believes that its cost of service is one of the most competitive in the region. In 1997, NGPL delivered an average of 2.6 Bcf per day of natural gas, representing 60% of the total natural gas delivered to the Chicago market during the same period. Given its strategic location at the center of the North American pipeline grid, the Company believes that Chicago is likely to continue to be a major natural gas trading hub for the rapidly growing markets in the Midwest and Northeast.

     The top ten customers of NGPL are Northern Illinois Gas (d/b/a Nicor Gas), The Peoples Gas Light & Coke Company and its utility affiliate Northern Shore Gas Company, Northern Indiana Public Service Company, Illinois Power Company, MidAmerican Energy Company, Minnegasco (a division of a subsidiary of Houston Industries Incorporated), Wisconsin Electric Power Company, Dynegy Inc., Archer Daniels Midland Company and Amoco Corporation, which together accounted for approximately 55% of NGPL's transportation and storage revenues during 1997. Substantially all of NGPL's pipeline capacity to Chicago is committed under firm transportation contracts ranging from one to five years. As of September 1, 1998, approximately 85% of the total transportation volume committed under the NGPL's firm transportation contracts had remaining terms of less than three years. K N continues to actively pursue the renegotiation, extension and/or replacement of expiring contracts. During 1998, contracts representing 42% of NGPL's total system capacity are scheduled to expire. As of August 31, 1998, K N had successfully negotiated contracts for approximately 74% of that capacity at favorable rates and terms.

     Unlike NGPL, MidCon Texas acts as a merchant provider of natural gas as well as a transporter. Principal customers of MidCon Texas include the electric and natural gas utilities that serve the Houston area and industrial customers located along the Houston Ship Channel and in the Beaumont/Port Arthur area. Contract terms for the major utilities will expire between 2002 and 2004. Other contracts vary in length from month-to-month to five or more years. During 1997, MidCon Texas delivered an average of 1.6 Bcf per day of natural gas, representing approximately 16% of the total natural gas deliveries in Texas and about 35% of the total deliveries in the Houston market.

     The transport and storage customers of K N's West Texas intrastate system include electric utilities, irrigators, industrials, LDCs and gas marketers. Approximately 67% of the transport is performed by the Company's marketing affiliate. Contract terms range from month-to-month to five or more years. Bundled transport and sales revenue from this system are recorded by the Company's marketing affiliate.

     K N Interstate's primary transport and storage customers include the Company's affiliates, Missouri Gas Energy, Northwestern Public Service Company, Utilicorp United Inc. and Chevron Corporation. Approximately 27% of the contracts expire within one year, 15% expire within one to five years and 58% expire in more than five years. Over 90% of the system's firm transport capacity is currently subscribed, with firm transport demand revenues accounting for more than 90% of the revenues on the system.

     STORAGE

     Through NGPL, the Company is one of the nation's largest natural gas storage operators with approximately 600 Bcf of total natural gas storage capacity, over 200 Bcf of working gas capacity and up to 3.9 Bcf per day of peak deliverability from its facilities, which are strategically located near the markets NGPL serves. NGPL owns and operates nine underground storage fields in four states. These storage assets complement the Company's pipeline facilities and allow K N to optimize deliveries on its pipelines and meet peak delivery requirements in its principal markets. NGPL provides firm and interruptible gas storage service pursuant to storage agreements and FERC-approved tariffs. Firm storage customers pay a monthly demand charge irrespective of actual volumes stored. Interruptible storage customers pay a monthly commodity charge based upon actual volumes of gas stored.

     Through MidCon Texas, the Company also developed a salt dome storage facility located near Markham, Texas with a subsidiary of NIPSCO Industries, Inc. ("NIPSCO"). The facility has two salt dome caverns and approximately 8.3 Bcf of total storage capacity, over 5.7 Bcf of working gas capacity and up to 500 MMcf per day of peak deliverability. The storage facility is leased by a partnership in which subsidiaries of MidCon Texas and NIPSCO are equal partners. MidCon Texas has executed a 20-year sublease with the partnership under which it has rights to 50% of the facility's working gas capacity, 85% of its withdrawal capacity and approximately 70% of its injection capacity.

     Through K N Interstate, the Company provides storage services to its customers from its Huntsman Storage Field in Cheyenne County, Nebraska. The facility has 39.4 Bcf of total storage capacity, 7.9 Bcf of working gas capacity, and up to 101 MMcf of peak withdrawal capacity.

     Through Northern Gas Company, the Company provides storage services in Wyoming to its customers from its three storage fields, Oil Springs, Bunker Hill and Kirk Ranch, with a combined 29.7 Bcf of total storage capacity, 11.7 Bcf of working gas capacity, and up to 36 MMcf of peak withdrawal capacity.

     Through Wildhorse, the Company has 10.1 Bcf of total storage capacity in Pitkin and Mesa Counties in Colorado, 2.7 Bcf of working gas capacity, and up to 15 MMcf of peak withdrawal capacity.

     Through American Gas Storage, the Company provides storage services from two gas reservoirs and three salt caverns located in Gaines County, Texas, through which the Company has a combined 25.2 Bcf of total storage capacity,
16.4 Bcf of working gas capacity, and up to 500 MMcf of peak withdrawal capacity.

     Through AOG Gas Transmission Co., L.P., the Company provides storage services from the Stratton Ridge salt dome located in Brazoria County, Texas. The Company has 10.3 Bcf of total storage capacity, 5.9 Bcf of working gas capacity, and up to 150 MMcf of peak withdrawal capacity.

DOWNSTREAM BUSINESS SEGMENT

     K N's Downstream operations principally consist of energy marketing, regulated natural gas distribution, merchant power and distributed generation. In addition, this segment also includes unregulated retail service and the supplying of an array of products and services for the deregulated energy market through EN-able, a fifty-fifty joint venture between K N and PacifiCorp Holdings Corp. ("PacifiCorp").

     ENERGY MARKETING

     In the energy marketing area, the Company performs a merchant function whereby the Company purchases most of its gas supplies at the wellhead, combines such gas with other supplies of gas, and markets the aggregated gas to consumers. In addition, the Company provides gas marketing and supply services, including certain storage services, to producers, various LDCs and end-users. The Company also arranges the purchase and transportation of producers' excess or uncommitted gas to end users, acts as shipper or agent for the end users, administers nominations and provides balancing assistance when needed. A positive gross margin is received in providing these services.

     The Company's natural gas marketing customers include LDCs, industrial, commercial and agricultural end users, electric utilities, Company affiliates, and other marketers located both on and off K N's pipeline systems. The Company's Downstream segment sells an average of approximately 3.3 Bcf of gas per day to third parties.

     Natural gas is purchased by K N's Downstream business segment from various sources, including gas producers, gas processing plants and pipeline interconnections. As is customary in the industry, most of the Company's gas purchase agreements are for periods of one year or less, and many are for periods of 60 days or less. Various agreements permit the purchaser or the supplier to renegotiate the purchase price or discontinue the purchase under certain circumstances. Purchase volume obligations under many of the agreements utilized by this business segment are generally "best efforts" and do not have traditional take-or-pay provisions. However, certain agreements require the Company to prepay for, or to receive, minimum quantities of natural gas. Natural gas is sold to marketing customers pursuant to short-term agreements with both fixed and index-based pricing.

     In conjunction with its merchant function, the Company engages in price risk management activities in the energy financial instruments market to hedge certain of its price and basis risk exposure. The Company buys and sells gas and crude oil futures positions on the New York Mercantile Exchange and Kansas City Board of Trade and uses over-the-counter energy swaps and options for the purpose of reducing adverse price exposure to gas supply costs or specific market margins. Pursuant to its Board of Directors' approved trading policy, the Company manages its commodity exposure through constant monitoring of its exposure and maintenance of proper controls in order to ensure compliance with the volumetric, market-to-market and value-at-risk restrictions contained in the policy.

     REGULATED RETAIL SERVICES

     The Company's domestic retail natural gas business operates approximately 1,500 miles of intrastate natural gas transmission, gathering and storage facilities. This segment's intrastate pipeline systems serve industrial customers and much of the Company's retail natural gas business in Colorado, Nebraska and Wyoming. As of September 30, 1998, the Company's retail natural gas business also served over 210,000 customers in Colorado, Nebraska and Wyoming through approximately 7,200 miles of distribution pipelines. The Company's intrastate pipelines, distribution facilities and retail sales in Colorado and Wyoming are under the regulatory authority of each state's utility commission. In Nebraska, retail gas sales rates for residential and small commercial customers are regulated by each municipality served.

     The Company's retail operations in Nebraska, Wyoming and northeastern Colorado serve areas that are primarily rural and agriculturally based where gas is used primarily for space heating, crop irrigation, grain drying and processing of agricultural products. In much of Nebraska, the winter heating load is balanced by irrigation requirements in the summer and grain drying in the fall.

     To support its regulated domestic retail business, the Company utilizes its underground storage facilities to provide gas for load balancing and peak system demand. Storage services for the Company's retail natural gas services are provided by three facilities owned in Wyoming, one facility in Colorado owned and operated by Wildhorse, and a storage facility located in Nebraska and owned by K N Interstate's interstate pipeline system. The peak natural gas withdrawal capacity available for the Company's retail business is approximately 103 MMcf per day.

     The Company's regulated domestic retail natural gas business relies on the Company's interstate pipeline systems, the intrastate pipelines it operates and third-party pipelines for transportation and storage services required to serve its markets. The gas supply requirements for K N's regulated domestic retail natural gas business are met through a combination of purchases from marketing affiliates and third-party suppliers. In general, the cost of natural gas is recoverable from the regulated retail customers under existing regulatory rules.

     In May 1997, the Mexico Energy Regulatory Commission awarded a franchise to Gas Natural De Noroeste ("GNN"), a joint venture in which K N has a 75% interest, to construct and operate an LDC in the cities of Hermosillo, Guaymas and Enpalme in western Mexico. The franchise grants GNN exclusive rights in the region for 12 years and distribution rights for 30 years. Pursuant to this franchise, GNN will construct a distribution system to connect at least 26,250 residential, commercial and industrial customers by June 2002. Construction began in April 1998, with a projected capital investment of $21.3 million. On September 30, 1998, GNN opened its distribution system and began supplying 2.5 MMcf of natural gas per day to industrial customers. GNN's approved rates of return are 16.9%, with exchange rate protection for dollar/peso conversion.

     UNREGULATED RETAIL SERVICES

     EN-able is the energy deregulation "superstore," offering a wide array of turnkey and individual solutions to the energy industry and others that desire to compete in a deregulated energy market. EN-able sells a full range of services through Simple Choice, which in partnership with local utilities provides consumers an opportunity to purchase more than 30 home, entertainment, energy and communication products and services with "one call, one bill, and one check." Through licensing agreements, Simple Choice offers utilities across the country a means of reinforcing their brand and developing greater customer loyalty. EN-able is a limited liability company owned equally by K N Energy and PacifiCorp. EN-able was founded in January 1997 to develop and deliver effective means of creating more substantial customer relationships to energy providers across the nation through the Simple Choice brand, and other back office and marketing support efforts. EN-able's wholly owned subsidiary, Orcom Solutions, is a leading developer of customer care solutions. EN-able is also considering the sale of equity ownership interests in Orcom.

     POWER SERVICES

     K N's new power services businesses position the Company to take advantage of the rapidly changing energy industry and leverage markets with cross commodity opportunities in convergent energy markets. The Company plans to acquire and develop gas-fired, merchant power generation assets, develop and implement distributive generation strategy, optimize electric activities in K N's facilities, monitor and participate in industry restructuring and leverage value stream assets to create new revenue streams. This may include the combination of the Company's gas marketing subsidiary with power marketing affiliates of potential joint venture partners.

     K N's Thermo acquisition provided K N with its first electric generation assets as well as the knowledge and expertise of Thermo's management necessary to undertake the development of merchant power plants along its pipeline assets. The Company expects to bring the first merchant power plants to market in 1999. The Company is currently in the process of site selection and permitting for a 510 megawatt power plant in Lake County, Illinois.

                                   REGULATION

FEDERAL AND STATE REGULATION

     Both the performance of interstate transportation and storage services by natural gas companies, including interstate pipeline companies, and the rates charged for such services, are regulated by the FERC under the Natural Gas Act, and, to a lesser extent, the Natural Gas Policy Act.

     Legislative and regulatory changes began in 1978 with the passage of the Natural Gas Policy Act, pursuant to which the process of deregulation of gas sold at the wellhead was commenced. The restructuring of the natural gas industry continued with the adoption of (i) Order 380 in 1984, which eliminated purchasers' minimum bill obligations to the pipelines, thus making gas purchased from third parties, particularly on the spot market, more economically attractive relative to gas purchased from pipelines and (ii) Order 436 in 1985, which provided that interstate transportation of gas under blanket or self-implementing authority must be provided on an open-access, non-discriminatory basis. After Order 436 was partially overturned in federal court, the FERC issued Order 500 in August 1987 as an interim rule intended to readopt the basic thrust of the regulations promulgated by Order 436. Order 500 was amended by Orders 500 A through L. The FERC's stated purpose in issuing Orders 436 and 500, as amended, was to create a more competitive environment in the natural gas marketplace. This purpose continued with Order 497, issued in June 1988, which set forth new standards and guidelines imposing certain constraints on the interaction of interstate pipelines and their marketing affiliates and imposing certain disclosure requirements regarding that interaction.

     Order 636, issued in April 1992, as amended, was a continuation of the FERC's efforts to improve the competitive structure of the pipeline industry and maximize the consumer benefits of a competitive structure of the pipeline industry and a competitive wellhead gas market. In Order 636, the FERC required interstate pipelines that perform open access transportation under blanket certificates to "unbundle" or separate their traditional merchant sales services from their transportation and storage services and to provide comparable transportation and storage services with respect to all gas supplies whether purchased from the pipeline or from other merchants such as marketers or producers. The pipelines must now separately state the applicable rates for each unbundled service (i.e., for the gas commodity, transportation and storage).

     Specifically, Order 636 contains the following procedures to increase competition in the industry: (i) requiring the unbundling of sales services from other services, meaning that only a separately identified merchant affiliate of the pipeline could sell gas at points of entry into the pipeline system; (ii) permitting holders of firm capacity to release all or a part of their capacity for resale by the pipeline either to the highest bidder or, under short-term or maximum rate releases, to shippers in a prepackaged release, with revenues in both instances credited to the releasing shipper; (iii) allowing shippers to use as secondary points other receipt points and delivery points on the system, subject to the rights of other shippers to use those points as their primary receipt and delivery points; (iv) the issuance of blanket sales certificates to interstate pipelines for unbundled services; (v) the continuation of pregranted abandonment of previously committed pipeline sales and transportation services, subject to certain rights of first refusal, which should make unused pipeline capacity available to other shippers and clear the way for excess transportation services to be reallocated to the marketplace; (vi) requiring that firm and interruptible transportation services be provided by the pipelines to all parties on a comparable basis; and (vii) generally requiring that pipelines derive transportation rates using a straight-fixed-variable rate method which places all fixed costs in a fixed reservation fee that is payable without regard to usage, as opposed to the previously used modified fixed-variable method that allocated a part of the pipelines' fixed costs to the usage fee. The FERC's stated position is that the straight-fixed-variable method promotes the goal of a competitive national gas market by increasing the cost of unnecessarily holding firm capacity rather than releasing it, and is consistent with its directive to unbundle the pipelines' traditional merchant sales services. Order 636 has been affirmed in all material respects upon judicial review and the Company's own FERC orders approving its unbundling plans are final and not subject to any pending judicial review.

     NGPL has been a party to a number of contracts that required NGPL to purchase natural gas at prices in excess of the prevailing market price. As a result of Order 636 prohibiting interstate pipelines from using their gas transportation and storage facilities to market gas to sales customers, NGPL no longer had a sales market for the gas it is required to purchase under these contracts. Order 636 went into effect on NGPL's system on December 1, 1993. NGPL has agreed to pay substantial transition costs to reform these contracts with gas suppliers. Under settlement agreements reached by NGPL and its former sales customers, NGPL recovered from those customers over a four year period beginning December 1, 1993, a significant amount of the gas supply realignment (GSR) costs. The FERC has also permitted NGPL to implement a tariff mechanism to recover additional portions of its GSR costs in rates charged to transportation customers that were not party to the settlements. In July 1996, a Federal appellate court remanded Order 636 to the FERC for further explanation of aspects of its decision regarding recovery of GSR costs by interstate pipelines. Because of the settlements and FERC orders authorizing NGPL's GSR cost recovery mechanism, the remand is not expected to have any significant impact on NGPL. The FERC has allowed GSR rates to go into effect on December 1, 1997, subject to refund, to recover any shortfall in recoveries of GSR costs allocated to interruptible transportation. However, the FERC rejected NGPL's filing for rehearing that NGPL be allowed to recoup a portion of any shortfall on title transfers and interruptible transportation to pooling points.

     GATHERING, PROCESSING AND MARKETING SERVICES

     Under the Natural Gas Act, facilities used for, and operations involving, the production and gathering of natural gas are exempt from the FERC's jurisdiction, while facilities used for and operations involving interstate transmission are not exempt. However, the FERC's determination of what constitutes exempt gathering facilities as opposed to jurisdictional transmission facilities has evolved over time. Under current law, facilities which otherwise are classified as gathering may be subject to ancillary FERC rate and service jurisdiction when owned by an interstate pipeline company and used in connection with interstate transportation or jurisdictional sales.

     The FERC has historically distinguished between facilities owned by non-interstate pipeline companies, such as the Company's gathering facilities, on a fact-specific basis.

     The issue of state jurisdiction over gathering activities has previously been raised before the Colorado Public Utilities Commission, Kansas Corporation Commission, New Mexico Public Service Commission, Texas Railroad Commission and Wyoming Public Service Commission, as well as before state legislative bodies. The Company is closely monitoring developments in this area.

     As part of its corporate reorganization, the Company requested, was granted authority and in 1994 transferred substantially all of its gathering facilities to a wholly-owned subsidiary. The FERC determined that after the transfer the gathering facilities would be nonjurisdictional, but the FERC reserved the right to reassert jurisdiction if the Company was found to be operating the facilities in an anti-competitive manner or contrary to open access principles. The Company plans to transfer MidCon's gathering facilities to a wholly-owned subsidiary in order to make such facilities nonjurisdictional. See "Prospectus Supplement Summary -- Business Strategy."

     The operations of the Company's intrastate pipeline and marketing subsidiaries located primarily in Texas are affected by FERC rules and regulations issued pursuant to the Natural Gas Act and the Natural Gas Policy Act. Of particular importance are regulations which allow increased access to interstate transportation services, without the necessity of obtaining prior FERC authorization for each transaction. The most important element of the program is nondiscriminatory access, under which a regulated pipeline must agree, under certain conditions, to transport gas for any party requesting such service.

     The interstate gas marketing activities of the Company's various marketing and pipeline subsidiaries are conducted either as unregulated first sales or pursuant to blanket certificate authority granted by the FERC under the Natural Gas Act.

     Certain of the Company's intrastate pipeline services and assets (including MidCon Texas') are subject to regulation by the Texas Railroad Commission, the Wyoming Public Service Commission and the Colorado Public Utilities Commission.

     INTERSTATE TRANSPORTATION AND STORAGE SERVICES

     Facilities for the transportation of natural gas in interstate commerce and for storage services in interstate commerce are subject to regulation by the FERC under the Natural Gas Act and the Natural Gas Policy Act.

The acquisition of MidCon's interstate natural gas pipeline system has resulted in a significant increase in the percentage of the Company's assets subject to regulation by the FERC. See "Prospectus Supplement Summary -- Business Strategy." The Company is also subject to the requirements of FERC Order Nos. 497, et seq., and 566, et. seq., the Marketing Affiliate Rules, which prohibit preferential treatment by an interstate pipeline of its marketing affiliates and govern in particular the provision of information by an interstate pipeline to its marketing affiliates.

     On December 1, 1992, NGPL filed with the FERC for a general rate increase to recover higher operating costs. The FERC permitted NGPL to put the new rates into effect on June 1, 1993, subject to refund. In November 1994, NGPL filed a proposed settlement of the rate case with the FERC. The settlement was approved by the FERC in January 1995. This settlement resulted in refunds being made to customers of approximately $128 million in 1995.

     On June 1, 1995, NGPL filed a general rate case with the FERC to establish new rates as well as new or revised services. The FERC permitted NGPL to place new rates into effect, subject to refund, on December 1, 1995. This date corresponded to the effective date of new transportation and storage agreements between NGPL and its principal local distribution customers. Major issues in the rate case included the terms and conditions of new services, throughput levels used in the design of rates, discounting adjustments, levels of depreciation rates and return on investment, and the levels used in the design of fuel rates. In May 1996, NGPL filed with the FERC an offer of settlement to resolve the remaining issues in the proceeding. On November 3, 1997, the FERC approved a settlement of this rate case substantially consistent with what NGPL proposed. This settlement of the rate case has had a favorable impact of approximately $9 million on operating margin for the ten months ended October 31, 1997. The FERC's order approving the settlement is final and not subject to rehearing or judicial review.

     In January 1997, Amoco Production Company and Amoco Energy Trading Corporation ("Amoco") filed a complaint against NGPL before the FERC contending that NGPL had improperly provided its affiliate, MidCon Gas, transportation service on preferential terms, seeking termination of currently effective contracts and the imposition of civil penalties. A subsequent FERC staff audit made proposed findings that NGPL had favored MidCon Gas, which NGPL has challenged. In July 1997, Amoco and NGPL agreed to a settlement of this proceeding. Amoco filed to withdraw its complaint subject to the FERC's procedures. Several intervenors opposed the withdrawal of the complaint and NGPL filed an answer to that opposition. By orders issued January 16, 1998 (the "January Order"), the FERC ruled that NGPL had violated certain of the FERC's regulations regarding its business relationships with its affiliate, MidCon Gas. Relying upon its authority under the Natural Gas Policy Act, the FERC provided notice to NGPL that, in addition to other remedial action, it proposed to assess civil penalties of $8,840,000. Such orders also required NGPL to take certain other actions, including making a new tariff filing, and imposed certain restrictions on the sharing of employees by NGPL and MidCon Gas. The FERC proposed to suspend one-half of the penalty provided that for two years following the date of the order NGPL does not violate specified sections of the FERC's regulations. The Company and other parties sought rehearing in February 1998. The Company also made several filings in compliance with the January Order, including payment of the $4.42 million civil penalty. On March 26, 1998, the FERC issued an order denying all rehearing requests, including those of several parties which had argued for more onerous penalties or restrictions. The Company and the Interstate Natural Gas Association of America sought further rehearing and clarification in April 1998. On May 27, 1998, the FERC issued an order denying rehearing, but granting, in part, the petitioners' request for clarification. The Company has sought judicial review of the FERC's orders in the U.S. Court of Appeals for the District of Columbia. The Company does not believe the ultimate resolution of these issues will have a material adverse affect on its operations and results.

     In January 1998, K N Interstate filed a rate case requesting an increase in its rates which would result in additional annual revenues of $30.2 million. The FERC, by an order dated February 26, 1998, accepted the filing and suspended its effective date for the full five-month period permitted by the Natural Gas Act thus permitting the rates to go into effect subject to refund August 1, 1998. Various parties intervened in the proceedings. Additional proceedings are ongoing before the FERC to resolve differences. The Company will pursue a negotiated resolution of any differences but the Company cannot predict with certainty whether the regulatory proceedings will be resolved through a negotiated settlement or through administrative litigation. The Company's interstate pipeline business could be adversely affected by an unsatisfactory outcome.

     RETAIL NATURAL GAS SERVICES

     Certain of the Company's intrastate pipelines, storage, distribution and/or retail sales in Colorado, Texas and Wyoming are under the regulatory authority of each state's utility commission. In Nebraska, certain retail gas sales rates for residential and small commercial customers are regulated by the municipality served.

     In certain of the incorporated communities in which the Company provides retail natural gas services, the Company operates under franchises granted by the applicable municipal authorities. The duration of franchises varies. In unincorporated areas, the Company's natural gas utility services are not subject to municipal franchise. The Company has been issued various certificates of public convenience and necessity by the regulatory commissions in Colorado and Wyoming authorizing it to provide natural gas utility services within certain incorporated and unincorporated areas of those states.

     Continuing regulatory change will provide energy consumers with increasing choices among their suppliers. The Company emerged as a leader in providing for customer choice by filing an application with the Wyoming Public Service Commission in 1995 to allow 10,500 residential and commercial customers to choose to purchase the gas from a qualified list of suppliers. The proposal provided that the Company would continue to provide all other utility services. In early 1996, the Wyoming Public Service Commission issued an order allowing the Company to bring competition to these 10,500 residential and commercial customers beginning in mid 1996. Choosing from a menu of three competing suppliers, approximately 80% of the Company's customers chose to remain with the Company. The experience gave the Company early and valuable experience in competing in an unbundled environment and led to the development of new products and services that add value to the natural gas commodity. The innovative program was one of the first in the nation that allowed essentially all customers the opportunity to exercise energy choice for natural gas. Similarly, the Company has made voluntary filings with municipal authorities in Nebraska to provide its retail customers with an opportunity to purchase gas from competing suppliers on an unregulated basis. The Company will continue to provide all other gas utility services. KN began to implement this program earlier in 1998.

ENVIRONMENTAL REGULATION

     The Company's operations and properties, including those of MidCon, are subject to extensive and evolving Federal, state and local laws and regulations governing the release or discharge of regulated materials into the environment or otherwise relating to environmental protection or human health and safety. Numerous governmental departments issue rules and regulations to implement and enforce such laws which are often difficult and costly to comply with and which carry substantial penalties for failure to comply. These laws and regulations can also impose liability for remedial costs on the owner or operator of properties or the generators of waste materials, regardless of fault. Moreover, the recent trends toward stricter standards in environmental legislation and regulation are likely to continue.

     The U.S. Environmental Protection Agency (the "EPA") recently published a final rule addressing regional transport of ground level ozone. The rule affects 22 Eastern and Midwestern states, including Illinois and Missouri in which the Company operates gas compression facilities. The rule requires reductions in emissions of nitrogen oxide, a precursor to ozone formation, from various emission sources, including utility and non-utility sources. The rule requires that the affected states prepare and submit State Implementation Plans to the EPA by September 1999, reflecting how the required emissions reductions will be achieved. Emission controls are required to be installed by May 1, 2003. This rule will likely result in the Company, as well as its competitors, being required to install some form of new emissions control technology on certain equipment it operates. Another generally beneficial impact from the rule is that it may result in broad increased use of natural gas, as other sources of nitrogen oxide air emissions, including utilities, seek to achieve the reductions required under the rule. The rule is new and very detailed, and requires significant analysis to begin to determine its overall effect on the Company. In addition, the State Implementation Plans which will effectuate this rule and have yet to be proposed or promulgated, will also need detailed analysis before their final impact can be completely ascertained. While additional capital costs are likely to result from this rule, based on currently available information, the Company does not believe that these costs will be material.

     In connection with the Acquisition of MidCon, Occidental indemnified the Company against certain liabilities, including litigation and the failure of MidCon to be in compliance with applicable laws, in each case which would have a material adverse effect on MidCon, for one year following the closing date. To the extent that an environmental liability of MidCon is not covered by Occidental's indemnity obligation or, to the extent that matters arise following the termination of Occidental's indemnification obligation, the Company will be responsible for MidCon's environmental liabilities. The Company does not expect that such costs will have a material adverse impact on its business, financial position or results of operations.

     Based on current information and taking into account reserves established for environmental matters, the Company does not believe that compliance with Federal, state and local environmental laws and regulations will have a material adverse effect on the Company's business, financial position or results of operations. In addition, the clean-up programs in which the Company is engaged are not expected to interrupt or diminish the Company's operational ability to gather or transport natural gas. However, there can be no assurances that future events, such as changes in existing laws, the promulgation of new laws, or the development of new facts or conditions will not cause the Company to incur significant costs. A discussion of the environmental matters involving K N Energy can be found in its Annual Report on Form 10-K for the year ended December 31, 1997 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 1998. See "Incorporation of Certain Documents by Reference" in the accompanying prospectus.

                         DESCRIPTION OF THE PEPS UNITS

     The descriptions set forth below and under the captions "Description of the Purchase Contracts" and "Certain Provisions of the Purchase Contract Agreement and the Pledge Agreement" of certain terms of the PEPS Units offered hereby supplement, and to the extent inconsistent therewith replace, the description of the general terms and provisions of the PEPS Units set forth in the accompanying prospectus, to which reference is hereby made. The summaries of certain provisions of documents described below and under the captions "Description of the Purchase Contracts" and "Certain Provisions of the Purchase Contract Agreement and the Pledge Agreement" do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of such documents (including the definitions therein of certain terms), forms of which are on file with the Securities and Exchange Commission. Wherever particular sections of, or terms defined in, such documents are referred to herein, such sections or defined terms are incorporated by reference herein. Capitalized terms not defined herein have the meanings assigned to such terms in the accompanying prospectus.

GENERAL

     Each PEPS Unit will have a Stated Amount of $          and will be issued
under the Purchase Contract Agreement between the Company and the Purchase Contract Agent. Each PEPS Unit will consist of (a) a Purchase Contract under which (i) the holder of such PEPS Unit will purchase from the Company on the
Final Settlement Date of                , 2001, for an amount in cash equal to
the Stated Amount, a number of shares of Common Stock equal to the Settlement Rate described below and (ii) the Company will pay Contract Fees to the holder of such PEPS Unit, and (b) Treasury Notes having a principal amount equal to the Stated Amount and maturing on the Final Settlement Date. If the aggregate fair market value of the Treasury Notes at the time of their purchase (excluding accrued interest) exceeds their aggregate principal amount, the Company shall, for the benefit of holders of the PEPS Units, provide the amount of such excess as the additional purchase price necessary to acquire Treasury Notes having a principal amount equal to the Stated Amount (such amount, the "Initial Premium Payment"). Holders of the PEPS Units will not directly receive any cash as a result of any Initial Premium Payment. The Treasury Notes will be pledged with the Collateral Agent to secure the obligations of holders of the PEPS Units under the Purchase Contracts to purchase Common Stock. Unless a holder of PEPS Units settles the underlying Purchase Contracts either through the early delivery of cash to the Purchase Contract Agent in the manner described below or otherwise, or unless the Purchase Contracts are terminated (upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to the Company), principal of the Treasury Notes underlying such PEPS Units, when paid at maturity, will automatically be applied to satisfy in full the obligations of holders of PEPS Units to purchase Common Stock under the Purchase Contracts. For so long as a Purchase Contract remains in effect, such Purchase Contract and the Treasury Notes securing it will not be separable and may be transferred only as an integrated PEPS Unit.

     The semi-annual payments on the PEPS Units set forth on the cover page of this prospectus supplement will consist of interest on the Treasury Notes
payable by the United States Government at the rate of      % of the Stated
Amount per annum and unsecured, subordinated Contract Fees payable semiannually
on each Payment Date by the Company at the rate of      % of the Stated Amount
per annum, subject to the Company's option to defer Contract Fees. See "Risk Factors -- Risks Relating to the PEPS Units -- We Have the Right to Defer Contract Fees" and "Description of the Purchase Contracts -- Contract Fees." Semi-annual interest payments on the Treasury Notes will be remitted by the Collateral Agent to the Purchase Contract Agent for payment to holders of PEPS Units. The Company's obligations with respect to Contract Fees will be subordinated and junior in right of payment to all other liabilities of the Company and pari passu with the most senior preferred stock directly issued, from time to time, if any, by the Company.

     On                , 1999, the first Payment Date with respect to the PEPS
Units, the persons in whose names PEPS Units are registered on the Record Date (as hereinafter defined) with respect thereto will be entitled to receive interest payable with respect to the Treasury Notes for the period from the date
of initial issuance of the PEPS Units until                , 1999, together with
Contract Fees from the date of initial issuance to                , 1999.

     The Company may, at its option, defer in whole or in part the payment of Contract Fees on the Purchase Contracts until the Final Settlement Date. However, deferred installments of Contract Fees will bear additional Contract
Fees at the rate of   % per annum (compounding on each succeeding Payment Date)
until paid. Contract Fees may not be deferred beyond the Final Settlement Date. The Company may pay Deferred Contract Fees in whole or in part on any Payment Date. If the Purchase Contracts are terminated (upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to the Company), the right to receive Contract Fees and Deferred Contract Fees will terminate. In the event that the Company elects to defer the payment of Contract Fees on the Purchase Contracts until the Final Settlement Date, each holder will receive on the Final Settlement Date, in lieu of a cash payment, a number of shares of Common Stock (in addition to a number of shares of Common Stock equal to the Settlement Rate) equal to (x) the aggregate amount of Deferred Contract Fees payable to a holder of PEPS Units divided by (y) the Applicable Market Value. See "Description of the Purchase Contracts -- Contract Fees."

SUBSTITUTION OF COLLATERAL

     At any time prior to           , 2001, a holder of PEPS Units may
substitute zero-coupon United States Treasury Strips maturing           , 2001
(CUSIP No.     ) (the "Zero-Coupon Treasury Securities") for the Treasury Notes
underlying such PEPS Units. So long as the PEPS Units are evidenced by one or more global security certificates deposited with the Depositary (as defined below), procedures for substitution of collateral will also be governed by standing arrangements between the Depositary and the Purchase Contract Agent. HOLDERS MAY SUBSTITUTE ZERO-COUPON TREASURY SECURITIES FOR TREASURY NOTES ONLY
WITH RESPECT TO INTEGRAL MULTIPLES OF        PEPS UNITS.

     Upon any such substitution, (a) the holder will deposit with the Collateral Agent Zero-Coupon Treasury Securities having a principal amount equal to the Stated Amount of the PEPS Units with respect to which such substitution is being effected, in the manner provided in the Pledge Agreement, (b) the holder will present and surrender the certificate evidencing such PEPS Units (a "PEPS Unit Certificate") at the offices of the Purchase Contract Agent with the form "Election to Substitute Collateral" on the reverse side of the PEPS Unit Certificate completed and executed as indicated, (c) if the substitution date is prior to the first Payment Date, the holder will deliver to the Purchase
Contract Agent $     per PEPS Units in respect of interest accrued on the
associated Treasury Notes prior to the date of initial issuance of the PEPS Units, (d) the Zero-Coupon Treasury Securities will be substituted for an equal principal amount of Treasury Notes, will become part of such PEPS Units and will be pledged to the Collateral Agent, for the benefit of the Company, to secure the obligations of the holder under the Purchase Contracts forming a part of such PEPS Units, (e) the Purchase Contract Agent will deliver to the holder a PEPS Unit Certificate representing the Zero-Coupon PEPS Units resulting from such substitution and (f) the Treasury Notes underlying such Stated Amount of PEPS Units will be transferred to the holder free and clear of the Company's security interest therein. The Treasury Notes released to the holder thereafter will trade separately from the resulting Zero-Coupon PEPS Unit.

     If the Purchase Contract Agent receives the PEPS Unit Certificate, accompanied by the completed Election to Substitute Collateral indicating that the requisite Zero-Coupon Treasury Securities have been deposited with the Collateral Agent, from a holder of PEPS Units by 5:00 p.m., New York City time, on a Business Day (as hereinafter defined), that day will be considered the substitution date. If the Purchase Contract Agent receives the foregoing after 5:00 p.m., New York City time, on a Business Day or at any time on a day that is not a Business Day, the next Business Day will be considered the substitution date.

     Upon substitution of collateral in the manner described above, presentation and surrender of the PEPS Unit Certificate evidencing the relevant PEPS Units, deposit of the Zero-Coupon Treasury Securities with the Collateral Agent and payment of any transfer or similar taxes payable by the holder in connection with the issuance of Zero-Coupon PEPS Units to any person other than the holder of such PEPS Units, the Company will cause the Zero-Coupon PEPS Units to be issued and the Treasury Notes underlying such PEPS Units to be released from the pledge under the Pledge Agreement and transferred, within three Business Days following the substitution date, to the holder or such holder's designee. Holders that elect to substitute Zero-Coupon Treasury Securities for Treasury Notes will be responsible for paying any fees and expenses of such substitution, as well as any commissions, fees or expenses incurred in connection with acquiring the Zero-Coupon Treasury Securities to be substituted.

     Because the Zero-Coupon Treasury Securities do not pay interest, any holder who elects to substitute Zero-Coupon Treasury Securities for the Treasury Notes that form part of any PEPS Units will receive no further payments on those PEPS Units in respect of the Treasury Notes (although such holder will continue to receive Contract Fees). Original Issue Discount will accrete on the Zero-Coupon Treasury Securities.

     Zero-Coupon PEPS Units will not be fungible with the PEPS Units that include Treasury Notes, and will not trade as a single class with PEPS Units that include Treasury Notes. The Company does not intend to list the Zero-Coupon PEPS Units on the NYSE, and does not expect that a liquid trading market will develop in the Zero-Coupon Units. Holders will not have the right to re-substitute Treasury Notes for the Zero-Coupon Treasury Securities that form a part of the Zero-Coupon PEPS Units.

     Except with respect to payment of interest and except as provided below, all provisions applicable to the Treasury Notes underlying the PEPS Units (including provisions relating to the automatic application of the principal thereof to satisfy holders' obligations under the Purchase Contracts, provisions relating to the release thereof upon an early settlement of the associated Purchase Contracts and provisions relating to the release thereof upon the termination of the associated Purchase Contracts) will apply equally to the Zero-Coupon Treasury Securities underlying any Zero-Coupon PEPS Units.

     Principal paid at maturity of the Zero-Coupon Treasury Securities on
          , 2001 will be held by the Collateral Agent until the Final Settlement Date, when it will be automatically applied to satisfy in full the obligations of holders of Zero-Coupon PEPS Units to purchase Common Stock under the Purchase Contracts. Holders will not be entitled to any interest in respect of amounts so held. Holders of Zero-Coupon PEPS Units will not have the right to effect early settlement of the underlying Purchase Contracts following the payment of
principal of the underlying Zero-Coupon Treasury Securities on           , 2001.

                     DESCRIPTION OF THE PURCHASE CONTRACTS

GENERAL

     Each Purchase Contract underlying a PEPS Unit (unless earlier terminated or settled at the option of the holder of the PEPS Unit) will obligate the holder of the PEPS Unit to purchase, and the Company to sell, on the Final Settlement Date, for an amount in cash equal to the Stated Amount, a number of shares of Common Stock equal to the Settlement Rate. The Settlement Rate will be calculated as follows (subject to adjustment under certain circumstances): (a) if the Applicable Market Value is greater than the Threshold Appreciation Price
of $     , the Settlement Rate will be      , (b) if the Applicable Market Value
is less than or equal to the Threshold Appreciation Price but greater than the Stated Amount, the Settlement Rate will equal the Stated Amount divided by the Applicable Market Value and (c) if the Applicable Market Value is less than or equal to the Stated Amount, the Settlement Rate will be one (1). "Applicable Market Value" means the average of the Closing Prices (as defined in the Purchase Contract Agreement) per share of Common Stock on each of the twenty consecutive Trading Days (as defined in the Purchase Contract Agreement) ending on the second Trading Day immediately preceding the Final Settlement Date.

     No fractional shares of Common Stock will be issued by the Company pursuant to the Purchase Contracts. In lieu of fractional shares of Common Stock otherwise issuable in respect of a Purchase Contract, the holder thereof will be entitled to receive an amount of cash equal to the value of such fractional shares of Common Stock at the Closing Price per share on the second Trading Day immediately preceding the date of purchase.

     Unless a holder of PEPS Units settles the underlying Purchase Contracts prior to the Final Settlement Date through the delivery of cash to the Purchase Contract Agent in the manner described under "-- Early Settlement" below or an event described under "-- Termination" below occurs, principal of the Treasury Notes underlying such PEPS Units, when paid at maturity, will automatically be transferred to the Company to satisfy in full the holder's obligation to purchase Common Stock under the Purchase Contracts. Such Common Stock will then be issued and delivered to such holder or such holder's designee, upon presentation and surrender of the PEPS Units Certificate evidencing such PEPS Units and payment by the holder of any transfer or similar taxes payable in connection with the issuance of Common Stock to any person other than such holder.

     Prior to the date on which shares of Common Stock are issued in settlement of a Purchase Contract, the Common Stock underlying the related PEPS Unit will not be deemed to be outstanding for any purpose and the holder of such PEPS Unit will not have any voting rights, rights to dividends or other distributions or other rights or privileges of a stockholder by virtue of holding such PEPS Unit.

     Each holder of PEPS Units, by acceptance thereof, will under the terms of the Purchase Contract Agreement and the PEPS Units be deemed to have (a) irrevocably agreed to be bound by the terms of the related Purchase Contracts for so long as such holder remains a holder of such PEPS Units and (b) duly appointed the Purchase Contract Agent as such holder's attorney-in-fact to enter into and perform the related Purchase Contracts on behalf of and in the name of such holder.

EARLY SETTLEMENT

     A holder of PEPS Units may settle the underlying Purchase Contracts prior to the Final Settlement Date by presenting and surrendering the PEPS Unit Certificate evidencing such PEPS Units at the offices of the Purchase Contract Agent with the form of "Election to Settle Early" on the reverse side of the PEPS Unit Certificate completed and executed as indicated, accompanied by payment in immediately available funds of the early settlement amount described below. So long as the PEPS Units are evidenced by one or more global security certificates deposited with the Depositary, procedures for early settlement will also be governed by standing arrangements between the Depositary and the Purchase Contract Agent. HOLDERS MAY SETTLE PEPS UNITS EARLY ONLY IN INTEGRAL
MULTIPLES OF                PEPS UNITS.

     Upon early settlement of Purchase Contracts underlying any PEPS Units, (a) the holder will purchase, for an early settlement amount in cash equal to the aggregate Stated Amount of the Purchase Contracts so settled, that number of shares of Common Stock equal to the number of Purchase Contracts being so
settled multiplied by      (regardless of the market price of the Common Stock
on the date of purchase), subject to adjustment under certain circumstances, (b) if the settlement date is prior to the first Payment Date, the holder will
deliver to the Purchase Contract Agent $     per PEPS Unit in respect of
interest accrued on the associated Treasury Notes prior to the date of initial issuance of the PEPS Units, (c) the Treasury Notes underlying such Stated Amount of PEPS Units being settled early will be transferred to the holder free and clear of the Company's security interest therein, (d) the holder's right to receive accrued Contract Fees or Deferred Contract Fees, if any, on the Purchase Contracts being settled will be forfeited and (e) the holder's right to receive additional Contract Fees will terminate and no adjustment will be made to or for the holder on account of current or deferred amounts accrued in respect thereof. No fractional shares of Common Stock will be issued by the Company upon early settlement. In lieu thereof, holders will be entitled to receive an amount of cash equal to the value of such fractional shares of Common Stock at the Closing Price per share on the second Trading Day immediately preceding the date of early settlement.

     If the Purchase Contract Agent receives the PEPS Unit Certificate, accompanied by the completed Election to Settle Early and requisite funds, from a holder of PEPS Units by 5:00 p.m., New York City time, on a Business Day, that day will be considered the settlement date. If the Purchase Contract Agent receives the foregoing after 5:00 p.m., New York City time, on a Business Day or at any time on a day that is not a Business Day, the next Business Day will be considered the settlement date. "Business Day" means any day that is not a Saturday, a Sunday or a day on which the NYSE or banking institutions or trust companies in the City of New York are authorized or obligated by law or executive order to be closed.

     Upon early settlement of Purchase Contracts in the manner described above, presentation and surrender of the PEPS Unit Certificate evidencing the related PEPS Units and payment of any transfer or similar taxes payable by the holder in connection with the issuance of the stock to any person other than the holder of such PEPS Units, the Company will cause the Common Stock being purchased to be issued, and the Treasury Notes securing such Purchase Contracts to be released from the pledge under the Pledge Agreement described below and transferred, within three Business Days following the settlement date, to the purchasing holder or such holder's designee.

CONTRACT FEES

     The Contract Fees will be      % of the Stated Amount per year ($     per
year). Contract Fees will be payable semi-annually on each Payment Date to the persons in whose names the related PEPS Units are registered at the close of business on the Business Day immediately preceding such Payment Date (the "Record Date"). Contract Fees will be computed on the basis of actual days elapsed in a year of 365 or 366 days, as the case may be. If a Payment Date falls on a day that is not a Business Day, the Contract Fees may be paid on the next succeeding Business Day with the same force and effect as if made on such Payment Date, and no additional amounts will accrue as a result of such delayed
payment. The first payment of Contract Fees will be $       payable on
               , 1999.

     The Company's obligations with respect to Contract Fees will be subordinate and junior in right of payment to all other liabilities of the Company (other than liabilities that expressly provide that they are pari passu with the Company's obligations with respect to Contract Fees) and pari passu with the most senior preferred stock directly issued, from time to time, if any, by the Company.

     The Company may, at its option and upon prior written notice to the holders of PEPS Units and the Purchase Contract Agent, defer in whole or in part the payment of Contract Fees on the Purchase Contracts until the Final Settlement Date. However, deferred installments of Contract Fees will bear additional
Contract Fees at the rate of      % per annum (compounding on each succeeding
Payment Date) until paid. Contract Fees may not be deferred beyond the Final Settlement Date. The Company may pay Deferred Contract Fees in whole or in part on any Payment Date. If the Purchase Contracts are terminated (upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to the Company), the right to receive Contract Fees and Deferred Contract Fees will terminate.

     In the event that the Company elects to defer the payment of Contract Fees on the Purchase Contracts until the Final Settlement Date, each holder will receive on the Final Settlement Date, in lieu of a cash payment, a number of shares of Common Stock (in addition to a number of shares of Common Stock equal to the Settlement Rate) equal to (x) the aggregate amount of Deferred Contract Fees payable to a holder of PEPS Units divided by (y) the Applicable Market Value.

     No fractional shares of Common Stock will be issued by the Company with respect to the payment of Deferred Contract Fees on the Final Settlement Date. In lieu of fractional shares of Common Stock otherwise issuable with respect to such payment of Deferred Contract Fees, the holder will be entitled to receive an amount in cash equal to the value of such fractional shares of Common Stock at the Closing Price per share on the second Trading Day immediately preceding the Final Settlement Date.

     In the event the Company exercises its option to defer the payment of Contract Fees, then, until the Deferred Contract Fees have been paid in full, the Company (a) shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of Common Stock in connection with the satisfaction by the Company or any of its subsidiaries of their respective obligations under any benefit plans for directors, officers, agents or employees or the Company's dividend reinvestment or director, officer, agent or employee stock purchase plans, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged for the Company's capital stock, (iv) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase, shares of capital stock of the Company or (v) any declaration of a dividend in connection with the implementation or extension of a stockholders' rights plan, or the issuance of stock under any such plan (including the existing such plan) in the future, or the redemption or repurchase of any such rights pursuant thereto), (b) shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to such Contract Fees and (c) shall not make any guarantee payments with respect to any guarantee by the Company of any securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in right of payment to the Contract Fees.

ANTI-DILUTION ADJUSTMENTS

     The formula for determining the Settlement Rate will be subject to adjustment upon the occurrence of certain events, including: (a) the payment of dividends (and other distributions) of shares of Common Stock on the Common Stock; (b) the issuance to all holders of Common Stock of rights, warrants or options entitling them, for a period of up to 45 days, to subscribe for or purchase Common Stock at less than the Current Market Price (as defined) thereof; (c) subdivisions, splits and combinations of the Common Stock; (d) distributions to all holders of Common Stock of evidences of indebtedness of the Company, shares of capital stock, securities, cash or property (excluding any dividend or distribution covered by clause (a) or (b) above and any dividend or distribution paid exclusively in cash); (e) distributions consisting of cash, excluding any quarterly cash dividend on the Common Stock to the extent that the aggregate cash dividend per share of Common Stock in any quarter does not exceed the greater of (i) the amount per share of the next preceding quarterly cash dividend on the Common Stock to the extent that such preceding quarterly dividend did not require an adjustment to the Settlement Rate pursuant to this clause (as adjusted to reflect subdivisions or combinations of the Common Stock), and (ii) 3.75% of the average of the Closing Prices of the Common Stock during the ten consecutive Trading Days immediately prior to the date of declaration of such dividend, and excluding any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company (if an adjustment is required to be made as set forth in this clause as a result of a distribution (A) that is a quarterly dividend, such adjustment would be based on the amount by which such dividend exceeds the amount of the largest quarterly cash dividend permitted to be excluded by this clause or

(B) that is not a quarterly dividend, such adjustment would be based on the full amount of such distribution); and (f) the making of a payment in respect of a tender offer or exchange offer by a person other than the Company or any subsidiary of the Company if, as of the closing date of the offer, the board of directors of the Company is recommending acceptance of the offer (provided that the adjustment referred to in this clause will (x) only be made if the tender offer or exchange offer is for an amount that increases the offeror's ownership of Common Stock to more than 25% of the total shares of Common Stock outstanding and if the cash and value of any other consideration included in such payment per share of Common Stock exceeds the average of the Closing Prices of the Common Stock on the NYSE on the Trading Day after the expiration of the tender or exchange offer and the next two succeeding Trading Days and (y) generally not be made, if as of the closing of the offer, the offering documents with respect to such offer disclose a plan or an intention to cause the Company to engage in a consolidation or merger of the Company or a sale of all or substantially all of the assets of the Company).

     In the event that Rights (as defined in the accompanying Prospectus) are separated from the Common Stock in accordance with the provisions of the Rights Agreement (as defined in the accompanying Prospectus) (or any successor rights plan) such that the holders of PEPS Units would thereafter not be entitled to receive any such Rights in respect of the Common Stock issuable pursuant to the Purchase Contracts, the Settlement Rate will be adjusted as provided in clause
(d) of the preceding paragraph (subject to readjustment in the event of the expiration, termination or redemption of the Rights). See "Description of Capital Stock -- Anti-takeover Matters -- Shareholder Rights Plan" in the accompanying prospectus.

     In the case of certain reclassifications, consolidations, mergers, sales or transfers of assets or other transactions pursuant to which the Common Stock is converted into the right to receive other securities, cash or property (a "Reorganization Event"), each Purchase Contract then outstanding would, without the consent of the holders of PEPS Units, become a contract to purchase only the kind and amount of securities, cash and other property (the "Event Consideration") receivable upon consummation of the Reorganization Event by a holder of a number of shares of Common Stock equal the Settlement Rate. Following a Reorganization Event, the Applicable Market Value shall equal the value of the Event Consideration receivable in respect of one share of Common Stock, determined in the following manner: (i) for any Event Consideration consisting of cash, the amount of such cash; (ii) for any Event Consideration consisting of Marketable Common Stock (as defined below), the average of the Daily Average Prices per share of such Marketable Common Stock on each of the twenty consecutive Trading Days ending on the second Trading Day immediately preceding the Final Settlement Date; and (iii) for any Event Consideration consisting of securities or other property other than cash or Marketable Common Stock, an amount equal to the fair market value of such Event Consideration on the Final Settlement Date as determined by the Board of Directors of the Company. "Marketable Common Stock" means any common equity securities listed on a U.S. national securities exchange or automated quotation system.

     If at any time the Company makes a distribution of property to its shareholders that would be taxable to such shareholders as a dividend for federal income tax purposes (i.e., distributions of evidences of indebtedness or assets of the Company, but generally not stock dividends or rights to subscribe to capital stock) and, pursuant to the Settlement Rate adjustment provisions of the Purchase Contract Agreement, the Settlement Rate is increased, such increase may be deemed to be the receipt of taxable income to holders of PEPS Units. See "United States Federal Income Tax Consequences -- Adjustment of Settlement Rate."

     In addition, the Company may make such increases in the Settlement Rate as the Board of Directors of the Company deems advisable to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes or for any other reasons.

     Adjustments to the Settlement Rate will be calculated to the nearest
(1)/(10,000)th of a share of Common Stock. No adjustment in the Settlement Rate shall be required unless such adjustment would require an increase or decrease of at least one percent in the Settlement Rate; provided, however, that any adjustments that by reason of the foregoing are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

     The Company will be required, within ten Business Days following the occurrence of an event that requires or permits an adjustment in the Settlement Rate, to provide written notice to the holders of PEPS Units of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to the Settlement Rate was determined and setting forth the revised Settlement Rate.

     Each adjustment to the Settlement Rate will result in a corresponding adjustment to the number of shares of Common Stock issuable upon early settlement of a Purchase Contract.

TERMINATION

     The Purchase Contracts, and the rights and obligations of the Company and of the holders of the PEPS Units thereunder (including the right to receive accrued Contract Fees or Deferred Contract Fees and the right and obligation to purchase Common Stock), will automatically terminate upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to the Company. Upon any such termination, the Collateral Agent will release the Treasury Notes held by it to the Purchase Contract Agent for distribution to the holders. However, such release and termination may be subject to a delay. In the event that the Company becomes the subject of a case under the Bankruptcy Code, such delay may occur as a result of the automatic stay under the Bankruptcy Code and continue until such automatic stay has been lifted. During the period of any such delay, the Treasury Notes will continue to accrue interest, payable by the United States Government, until their maturity.

TREASURY NOTES AND PLEDGE AGREEMENT; INTEREST ON TREASURY NOTES

     The Treasury Notes underlying the PEPS Units will be pledged to the Collateral Agent, for the benefit of the Company, pursuant to a pledge
agreement, to be dated as of                , 1998 (the "Pledge Agreement"), to
secure the obligations of the holders to purchase Common Stock under the Purchase Contracts. The rights of holders of PEPS Units to the underlying Treasury Notes will be subject to the Company's security interest therein created by the Pledge Agreement; no holder of PEPS Units will be permitted to withdraw the Treasury Notes underlying such PEPS Units from the pledge arrangement except upon the termination or early settlement of the related Purchase Contracts or upon the substitution of Zero-Coupon Treasury Securities for such Treasury Notes. Subject to such security interest, however, holders of PEPS Units will have full beneficial ownership of the underlying Treasury Notes. The Company will have no interest in the Treasury Notes other than its security interest.

     The Collateral Agent will, upon receipt of interest payments on the Treasury Notes, distribute such payments to the Purchase Contract Agent, who will in turn distribute those payments to the persons in whose names the related PEPS Units are registered at the close of business on the Record Date immediately preceding the date of such distribution.

     THE TREASURY NOTES AND ANY ZERO-COUPON TREASURY SECURITIES SUBSTITUTED FOR TREASURY NOTES WILL BE OBLIGATIONS OF THE UNITED STATES GOVERNMENT AND NOT OF THE COMPANY.

BOOK-ENTRY SYSTEM

     The Depository Trust Company (the "Depositary") will act as securities depositary for the PEPS Units. The PEPS Units will be issued initially as fully-registered securities registered in the name of Cede & Co. (the Depositary's nominee). One or more fully-registered global security certificates ("Global Security Certificates"), representing the total aggregate number of PEPS Units, will be issued and will be deposited with the Depositary and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below.

     The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of PEPS Units in definitive form. Such laws may impair the ability to transfer beneficial interests in the PEPS Units so long as such PEPS Units are represented by Global Security Certificates.

     The Depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve

System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of
Section 17A of the Exchange Act. The Depositary holds securities that its participants ("Participants") deposit with the Depositary. The Depositary also facilitates the settlement among Participants of transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). The Depositary is owned by a number of its Direct Participants and by the NYSE, the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the Depositary system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a Direct Participant either directly or indirectly ("Indirect Participants"). The rules applicable to the Depositary and its Participants are on file with the Securities and Exchange Commission.

     No PEPS Units represented by Global Security Certificates may be exchanged in whole or in part for PEPS Units registered, and no transfer of Global Security Certificates in whole or in part may be registered, in the name of any person other than the Depositary or any nominee of the Depositary unless (i) the Depositary elects not to continue as depositary for such Global Security Certificates and a successor is not appointed within 90 days or (ii) K N elects, after consultation with the Purchase Contract Agent, to terminate the book-entry system through the Depositary with respect to the PEPS Units. All PEPS Units represented by one or more Global Security Certificates or any portion thereof will be registered in such names as the Depositary may direct.

     As long as the Depositary, or its nominee, is the registered owner of the Global Security Certificates, such Depositary or such nominee, as the case may be, will be considered the sole record owner and holder of the Global Security Certificates and all PEPS Units represented thereby for all purposes under the PEPS Units and the Purchase Contract Agreement. Except in the limited circumstances referred to above, owners of beneficial interests in Global Security Certificates will not be entitled to have such Global Security Certificates or the PEPS Units represented thereby registered in their names, will not receive or be entitled to receive physical delivery of Security Certificates in exchange therefor and will not be considered to be record owners or holders of such Global Security Certificates or any PEPS Units represented thereby for any purpose under the PEPS Units or the Purchase Contract Agreement. All payments on the PEPS Units represented by the Global Security Certificates and all transfers and deliveries of Treasury Notes and Common Stock with respect thereto will be made to the Depositary or its nominee, as the case may be, as the holder thereof.

     Ownership of beneficial interests in the Global Security Certificates will be limited to Participants or persons that may hold beneficial interests through institutions that have accounts with the Depositary or its nominee. Ownership of beneficial interests in Global Security Certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary or its nominee (with respect to Participants' interests) or any such Participant (with respect to interests of persons held by such Participants on their behalf). Procedures for settlement of Purchase Contracts on the Final Settlement Date or upon Early Settlement will be governed by arrangements among the Depositary, Participants and persons that may hold beneficial interests through Participants designed to permit such settlement without the physical movement of certificates. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in Global Security Certificates may be subject to various policies and procedures adopted by the Depositary from time to time. None of the Company, the Purchase Contract Agent or any agent of the Company or the Purchase Contract Agent will have any responsibility or liability for any aspect of the Depositary's or any Participant's records relating to, or for payments made on account of, beneficial interests in Global Security Certificates, or for maintaining, supervising or reviewing any of the Depositary's records or any participant's records relating to such beneficial ownership interests.

             CERTAIN PROVISIONS OF THE PURCHASE CONTRACT AGREEMENT
                            AND THE PLEDGE AGREEMENT

PAYMENT OF INTEREST AND CONTRACT FEES; TRANSFER OF PEPS UNITS; DELIVERY OF COMMON STOCK OR TREASURY NOTES

     Interest on the Treasury Notes and Contract Fees will be payable, Purchase Contracts (and documents related thereto) will be settled and transfers of the PEPS Units will be registrable at the office or agency of the Purchase Contract Agent in the Borough of Manhattan, The City of New York. In addition, in the event that the PEPS Units do not remain in book-entry form, payment of interest on the Treasury Notes and Contract Fees may be made, at the option of the Company, by check mailed to the address of the person entitled thereto as shown on the Security Register.

     Payments in respect of principal of the Treasury Notes on the Final Settlement Date will be applied in satisfaction of the obligations of the holders of the PEPS Units under the Purchase Contracts and shares of Common Stock will be delivered, or, if the Purchase Contracts have terminated, Treasury Notes will be delivered (potentially after a delay; see "Description of the Purchase Contracts -- Termination"), in each case upon presentation and surrender of the PEPS Unit Certificates evidencing the related PEPS Units at the office of the Purchase Contract Agent.

     If a holder of outstanding PEPS Units fails to present and surrender the PEPS Unit Certificate evidencing such PEPS Units to the Purchase Contract Agent on the Final Settlement Date, the shares of Common Stock issuable in settlement of the applicable Purchase Contract and in payment of any Deferred Contract Fees will be registered in the name of the Purchase Contract Agent and, together with any distributions thereon, shall be held by the Purchase Contract Agent as agent for the benefit of such holder, until such PEPS Unit Certificate is presented and surrendered or the holder provides satisfactory evidence that such certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the Purchase Contract Agent and the Company.

     If the Purchase Contracts have terminated prior to the Final Settlement Date, the Treasury Notes have been transferred to the Purchase Contract Agent for distribution to the holders entitled thereto and a holder fails to present and surrender the PEPS Unit Certificate evidencing such holder's PEPS Units to the Purchase Contract Agent, the Treasury Notes delivered to the Purchase Contract Agent and payments thereon will be held by the Purchase Contract Agent as agent for the benefit of such holder, until such PEPS Unit Certificate is presented or the holder provides the evidence and indemnity described above.

     The Purchase Contract Agent will have no obligation to invest or to pay interest on any amounts held by the Purchase Contract Agent pending distribution, as described above.

     No service charge will be made for any registration of transfer or exchange of the PEPS Units, except for any tax or other governmental charge that may be imposed in connection therewith.

MODIFICATION

     The Purchase Contract Agreement and the Pledge Agreement will contain provisions permitting the Company and the Purchase Contract Agent or Collateral Agent, as the case may be, with the consent of the holders of not less than 66 2/3% in Stated Amount of the PEPS Units (including any Zero-Coupon PEPS Units) at the time outstanding, to modify the terms of the Purchase Contracts, the Purchase Contract Agreement and the Pledge Agreement, except that no such modification may, without the consent of the holder of each outstanding PEPS Unit affected thereby, (a) change any Payment Date, (b) change the amount or type of Treasury Notes underlying a PEPS Unit, impair the right of the holder of any PEPS Unit to receive interest payments on the underlying Treasury Notes or otherwise adversely affect the holder's rights in or to such Treasury Notes (provided that holders shall have the right to substitute Zero-Coupon Treasury Securities for Treasury Notes), (c) change the place or currency of payment or reduce any Contract Fees or any Deferred Contract Fees, (d) impair the right to institute suit for the enforcement of any Purchase Contract, (e) reduce the number of shares of Common Stock purchasable under any Purchase Contract, increase the price to purchase Common Stock on settlement of any Purchase Contract, change the Final Settlement Date or otherwise adversely affect the holder's rights under any Purchase Contract or (f) reduce the above-stated percentage of outstanding PEPS Units, the consent of whose holders is required for the modification or amendment of the provisions of the Purchase Contracts, the Purchase Contract Agreement or the Pledge Agreement. Notwithstanding the foregoing, if any modification would affect only the PEPS Units of which the Treasury Notes form a part or only the Zero-Coupon PEPS Units, then only holders of the affected PEPS Units will be entitled to vote on such modification.

NO CONSENT TO ASSUMPTION

     Each holder of PEPS Units, by acceptance thereof, will under the terms of the Purchase Contract Agreement and the PEPS Units be deemed expressly to have withheld any consent to the assumption (i.e., affirmance) of the Purchase Contracts by the Company or its trustee in the event that the Company becomes the subject of a case under the Bankruptcy Code.

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

     The Company will covenant in the Purchase Contract Agreement that it will not merge or consolidate with any other entity or sell, assign, transfer, lease or convey all or substantially all of its properties and assets to any person, firm or corporation unless the Company is the continuing corporation or the successor corporation is a corporation organized under the laws of the United States of America or a state thereof and such corporation expressly assumes the obligations of the Company under the Purchase Contracts, the Purchase Contract Agreement and the Pledge Agreement, and the Company or such successor corporation is not, immediately after such merger, consolidation, sale, assignment, transfer, lease or conveyance, in default in the performance of any of its obligations thereunder.

TITLE

     The Company, the Purchase Contract Agent and the Collateral Agent may treat the registered owner of any PEPS Unit as the absolute owner thereof for the purpose of making payment and settling the Purchase Contracts and for all other purposes.

REPLACEMENT OF PEPS UNIT CERTIFICATES

     Any mutilated PEPS Unit Certificate will be replaced by the Company at the expense of the holder upon surrender of such certificate to the Purchase Contract Agent. PEPS Unit Certificates that become destroyed, lost or stolen will be replaced by the Company at the expense of the holder upon delivery to the Company and the Purchase Contract Agent of evidence of the destruction, loss or theft thereof satisfactory to the Company and the Purchase Contract Agent. In the case of a destroyed, lost or stolen PEPS Unit Certificate, an indemnity satisfactory to the Purchase Contract Agent and the Company may be required at the expense of the holder of the PEPS Units evidenced by such certificate before a replacement will be issued.

     Notwithstanding the foregoing, the Company will not be obligated to issue any PEPS Unit on or after the Final Settlement Date or after the Purchase Contracts have terminated. The Purchase Contract Agreement will provide that, in lieu of the delivery of a replacement PEPS Unit Certificate following the Final Settlement Date, the Purchase Contract Agent, upon delivery of the evidence and indemnity described above, will deliver the shares of Common Stock issuable pursuant to the Purchase Contracts included in the PEPS Units evidenced by such certificate, or, if the Purchase Contracts have terminated prior to the Final Settlement Date, transfer the principal amount of the Treasury Notes included in the PEPS Units evidenced by such certificate.

GOVERNING LAW

     The Purchase Contract Agreement, the Pledge Agreement and the Purchase Contracts will be governed by, and construed in accordance with, the laws of the State of New York.

INFORMATION CONCERNING THE PURCHASE CONTRACT AGENT

     U.S. Bank Trust National Association will be the Purchase Contract Agent. The Purchase Contract Agent will act as the agent for the holders of PEPS Units from time to time. The Purchase Contract Agreement will not obligate the Purchase Contract Agent to exercise any discretionary actions in connection with a default under the terms of the PEPS Units or the Purchase Contract Agreement. U.S. Bank Trust National Association is also a debt trustee under two indentures under which several issues of the Company's debt securities are outstanding.

     The Purchase Contract Agreement will contain provisions limiting the liability of the Purchase Contract Agent. The Purchase Contract Agreement will also contain provisions under which the Purchase Contract Agent may resign or be replaced. Such resignation or replacement would be effective upon the appointment of a successor.

INFORMATION CONCERNING THE COLLATERAL AGENT

     The Chase Manhattan Trust Company, National Association will be the Collateral Agent. The Collateral Agent will act solely as the agent of the Company and will not assume any obligation or relationship of agency or trust for or with any of the holders of the PEPS Units except for the obligations owed by a pledgee of property to the owner thereof under the Pledge Agreement and applicable law. The Chase Manhattan Bank and Chase Securities Inc. affiliates of the Collateral Agent, is a lender and a syndication agent, respectively, under the Bank Facility.

     The Pledge Agreement will contain provisions limiting the liability of the Collateral Agent. The Pledge Agreement will contain provisions under which the Collateral Agent may resign or be replaced. Such resignation or replacement would be effective upon the appointment of a successor.

VOTING RIGHTS

     Holders of the PEPS Units will have no rights with respect to the Common Stock, including voting rights. See "Risk Factors -- Risks Relating to the PEPS Units -- You Will Have No Stockholder Rights."

LISTING OF THE PEPS UNITS

     Application will be made to list the PEPS Units on the NYSE.

NYSE SYMBOL OF COMMON STOCK

     The Common Stock is listed on the NYSE under the symbol "KNE."

                 UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     In the opinion of Simpson Thacher & Bartlett, special United States federal income tax counsel to the Company, the following accurately summarizes in all material respects certain federal income tax consequences of the purchase, ownership and disposition of the PEPS Units as of the date hereof. Except where noted, it deals only with PEPS Units held as capital assets by United States Holders (as defined below) who purchase the PEPS Units upon original issuance at their original offering price. This summary does not purport to deal with persons in special tax situations such as financial institutions, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt entities, persons holding PEPS Units as part of a hedging, conversion, straddle, "integrated" or constructive sale transaction or holders whose "functional currency" is not the U.S. dollar. Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code") and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified so as to result in federal income tax consequences different from those discussed below. PERSONS CONSIDERING THE PURCHASE, OWNERSHIP OR DISPOSITION OF PEPS UNITS SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE FEDERAL INCOME TAX CONSEQUENCES AS WELL AS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION.

     As used herein, a "United States Holder" of a PEPS Unit is a holder that is
(i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or
(iv) a trust which is subject to the primary supervision of a court within the United States and the control of a United States person as described in section 7701(a)(30) of the Code.

TAX BASIS IN TREASURY NOTES AND PURCHASE CONTRACTS

     A holder's acquisition of a PEPS Unit will be treated as an acquisition of a unit consisting of two components, the Treasury Notes and the Purchase Contract. A holder's tax basis in the PEPS Unit will be allocated between the Treasury Notes and the Purchase Contract based upon their respective fair market values on the date the holder acquires the PEPS Unit. It is expected that the entire amount of the price paid by the holder for the PEPS Units and the Initial Premium Payment will be allocated to the holder's tax basis in the Treasury Notes. In such case, the holder's tax basis in the Purchase Contract will initially be zero.

INCOME FROM PEPS UNITS

     A holder will include interest on the Treasury Notes in income when received by the Collateral Agent or accrued, in accordance with the holder's regular method of tax accounting.

     Although the tax treatment of the Contract Fees, Deferred Contract Fees and Initial Premium Payment is not clear under current law, the Company intends to file information returns on the basis, and the following discussion assumes, that the Contract Fees and Deferred Contract Fees are taxable income to holders when received or accrued, in accordance with such holders' regular method of tax accounting, and that the Initial Premium Payment is taxable income to the holder on the day the Treasury Notes are purchased although such payment is not a direct cash payment to the holder.

     Holders should consult their own tax advisors concerning the treatment of Contract Fees, Deferred Contract Fees and Initial Premium Payment, including the possibility that any such payment may be treated as a loan, purchase price adjustment, rebate or payment analogous to an option premium, rather than being includible in income on a current basis. The treatment of the Contract Fees, Deferred Contract Fees and Initial Premium Payment could affect a holder's tax basis in the Purchase Contract or Common Stock received under the Purchase Contract or the amount realized by a holder upon the sale or other disposition of a PEPS Unit or the termination of the Purchase Contract.

SALE, EXCHANGE OR OTHER DISPOSITION OF PEPS UNITS

     If a holder sells, exchanges or otherwise disposes of a PEPS Unit before the maturity of the Treasury Notes, the holder will generally recognize gain or loss equal to the difference between the amount realized from the disposition of the PEPS Unit and the holder's tax basis in the PEPS Unit. Any gain or loss will be capital, except to the extent of (i) any amount equal to accrued but unpaid interest that such holder has not included in income previously, which will be taxable as ordinary income, (ii) any non-de minimis market discount with respect to the Treasury Notes, which, if a holder does not elect to amortize such discount, would be treated as ordinary income, and (iii) possibly, an amount equal to accrued but unpaid Deferred Contract Fees that such holder has not included in income previously, which may be taxable as ordinary income. See "-- Gain or Loss on Maturity of the Treasury Notes" below. Further, such capital gain or loss will be long-term capital gain or loss if the PEPS Unit is held for more than one year. Individuals will be subject to tax on long-term capital gains at a maximum rate of 20%. The deductibility of capital losses is subject to limitations.

     If the disposition of a PEPS Unit occurs when the Purchase Contract has negative value to the holder, the holder could be considered to have received additional consideration for the Treasury Notes in an amount equal to such negative value and to have paid such amount to be released from the holder's obligation under the Purchase Contract. See "-- Termination of Purchase Contract." Holders should consult their tax advisors regarding a disposition of a PEPS Unit at a time when the Purchase Contract has negative value.

GAIN OR LOSS ON MATURITY OF THE TREASURY NOTES

     As discussed above, a holder's tax basis in the Treasury Notes will generally equal the price paid by the holder for the PEPS Unit plus the Initial Premium Payment. If the holder's tax basis equals the amount payable at maturity of the Treasury Notes, the holder will not realize gain or loss upon payment of the Treasury Notes at maturity. If the holder's tax basis is less than the amount payable at maturity of the Treasury Notes, the holder will generally realize gain (i.e., "market discount") equal to the difference upon payment of the Treasury Notes at maturity. This gain will be treated as ordinary interest income unless it is "de minimis", in which case it will be treated as capital gain. The gain will be "de minimis" if it is less than 1/4 of one percent of the amount payable at maturity of the Treasury Notes multiplied by the number of complete years remaining to maturity of the Treasury Notes at the time the PEPS Units are issued. A holder may instead elect to accrue market discount into income on a current basis over the remaining life of the Treasury Notes. This election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS. A holder should consult its tax advisor before making such election.

     If the holder's tax basis is greater than the amount payable at maturity of the Treasury Notes, the excess will be "bond premium." A holder may either recognize the bond premium as a capital loss upon payment of the Treasury Notes at maturity or make an election to amortize it over the term of the Treasury Notes. If the election is made, the bond premium will generally reduce the interest income on the Treasury Notes on a constant yield basis over the remaining term of the Treasury Notes and will reduce the basis of the Treasury Notes by the amount of the amortization. The election to amortize bond premium, once made, applies to all other debt instruments held or subsequently acquired on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS. A holder should consult its tax advisor before making such election.

SUBSTITUTION OF ZERO-COUPON TREASURY SECURITIES

     A holder of a PEPS Unit that delivers Zero-Coupon Treasury Securities to the Collateral Agent in substitution for Treasury Notes will not recognize gain or loss upon the delivery of such Zero-Coupon Treasury Securities or the release of the Treasury Notes to such holder. Such holder's tax basis in the Treasury Notes, Zero-Coupon Treasury Securities and Purchase Contract will not be affected by such delivery and release. The tax consequences of ownership of the Treasury Notes described above will continue to apply. In addition, such holder will be required to accrue original issue discount ("OID") with respect to the Zero-Coupon Treasury Securities on a daily economic accrual basis (using the constant-yield-to-maturity method of accrual described in section 1272 of the
Code).

RECEIPT OF TREASURY NOTES UPON EARLY SETTLEMENT OF PURCHASE CONTRACT

     A holder will not recognize gain or loss on the receipt of such holder's proportionate share of Treasury Notes upon early settlement of a Purchase Contract and will have the same tax basis in such Treasury Notes as before such early settlement.

TERMINATION OF PURCHASE CONTRACT

     If a Purchase Contract terminates, a holder will not recognize gain or loss on the receipt of such holder's proportionate share of the Treasury Notes upon termination of the Purchase Contract and will have the same tax basis in such Treasury Notes as before such distribution.

ACQUISITION OF COMMON STOCK UNDER THE PURCHASE CONTRACT

     A holder of a PEPS Unit generally will not recognize gain or loss on the acquisition of Common Stock under the Purchase Contract on the Final Settlement Date or upon early settlement (other than possibly Common Stock attributable to any Deferred Contract Fees), except with respect to any cash received in lieu of a fractional share of Common Stock. A holder will recognize capital gain or loss with respect to cash received in lieu of fractional shares of Common Stock equal to the difference between the amount of cash received and the holder's tax basis in such fractional shares.

     The tax basis of the Common Stock acquired under the Purchase Contract (other than Common Stock attributable to any Deferred Contract Fees) will generally equal the purchase price paid for such Common Stock (which, in the event the Purchase Contract is settled at maturity of the Treasury Notes, will generally be the principal amount of the Treasury Notes) plus such holder's tax basis in the Purchase Contract (if any) less the portion of such purchase price allocable to the fractional share interest. The tax basis of the Common Stock received attributable to any Deferred Contract Fees will generally equal the amount included in income with respect to such Deferred Contract Fees. The holding period of the Common Stock begins with the acquisition of the Common Stock.

ADJUSTMENT OF SETTLEMENT RATE

     Holders of PEPS Units might be treated as receiving a constructive distribution from the Company if (i) the Settlement Rate is adjusted and as a result of such adjustment, the proportionate interest of a holder of PEPS Units in the assets or earnings and profits of the Company is increased, and (ii) the adjustment is not made pursuant to a bona fide, reasonable antidilution formula. For purposes of (ii), an adjustment in the Settlement Rate would not be considered made pursuant to such a formula if, among other things, the adjustment were made to compensate for certain taxable distributions with respect to Common Stock. Thus, under certain circumstances, an increase in the Settlement Rate will be taxable to holders of PEPS Units as a dividend to the extent of current or accumulated earnings and profits of the Company. Holders of PEPS Units would be required to include their allocable share of such constructive dividend in gross income but would not receive any cash related thereto.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     The payments on, and the proceeds received from the sale of, PEPS Units may be subject to United States backup withholding tax at a rate of 31% if the holder thereof fails to supply an accurate taxpayer identification number or otherwise to comply with applicable United States information reporting or certification requirements. Any amounts withheld will be allowed as a credit against such holder's United States federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished to the IRS.

                                  UNDERWRITERS

     Under the terms and subject to the conditions contained in an Underwriting Agreement, dated the date hereof (the "Underwriting Agreement"), the Underwriters named below for whom Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., Petrie Parkman & Co., Inc., Salomon Smith Barney Inc., Jefferies & Company, Inc. and NationsBanc Montgomery Securities LLC are acting as Representatives, have severally agreed to purchase, and the Company has agreed to sell to them, the respective number of the PEPS Units set forth opposite the names of such Underwriters below:

                                                              NUMBER OF
                                                                PEPS
                                                                UNITS
                        UNDERWRITERS                          ---------
Morgan Stanley & Co. Incorporated...........................
Merrill Lynch, Pierce, Fenner & Smith Incorporated..........
Goldman, Sachs & Co.........................................
Petrie Parkman & Co., Inc. .................................
Salomon Smith Barney Inc....................................
Jefferies & Company, Inc. ..................................
NationsBanc Montgomery Securities LLC.......................

                                                              ---------
          Total.............................................  8,000,000
                                                              =========

     The Underwriters are offering the PEPS Units subject to acceptance of the PEPS Units from the Company and subject to prior sale. The Underwriting Agreement provides that the obligations of the several Underwriters to pay for and accept delivery of the PEPS Units are subject to the approval of certain legal matters by their counsel and to certain other conditions. Under the terms and conditions of the Underwriting Agreement, the Underwriters are committed to take and pay for all of the PEPS Units offered hereby, if any are taken.

     The initial purchase price for the PEPS Units will be the initial offering price set forth on the cover page of this prospectus supplement (the "PEPS Units Offering Price"). The Underwriters propose to offer the PEPS Units at the PEPS Units Offering Price, and all or part to certain dealers at a price that
represents a concession not in excess of $          per PEPS Unit. The
Underwriters may allow, and such dealers may reallow, a concession not in excess
of $          per PEPS Unit to certain other dealers. After the initial public offering, the public offering price, concession and discount may be changed by the Underwriters named on the cover page hereof.

     Pursuant to the Underwriting Agreement, the Company has granted the Underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an additional 1,200,000 PEPS Units to cover over-allotments, if any, at the initial public offering price set forth on the cover page hereof, less the underwriting discounts and commissions. If Purchase Contracts underlying any such additional PEPS Units are entered into, the Underwriters, at the direction of the Company, would purchase and pledge under the Pledge Agreement the Treasury Notes underlying such PEPS Units and the Company or the Underwriters, as appropriate, would pay a net amount equal to the proceeds (deficit) to the Company in respect of such PEPS Units as set forth on the cover page of this prospectus supplement. If the Underwriters exercise their over-allotment option, each of the Underwriters has severally agreed, subject to certain conditions, to effect the foregoing transactions with respect to approximately the same percentage of such PEPS Units that the respective number of PEPS Units set forth opposite its name in the foregoing table bears to the PEPS Units offered hereby. The price of the Treasury Notes underlying the PEPS Units with respect to which an over-allotment option is exercised may be different from that set forth on the cover page of this prospectus supplement. Any such difference will be for the account of the Underwriters and will not affect the amount of the proceeds (deficit) to the Company in respect of such PEPS Units as shown on the cover page of this prospectus supplement. The Underwriters may enter into certain hedge transactions for their own account to reduce or eliminate their risk in this regard. If the Underwriters exercise the
over-allotment option in full, the total price to public will be $          ,
the total underwriting discounts and commissions will be $          and the
total proceeds (deficit) to the Company will be $          .

     In order to facilitate the offering of the PEPS Units, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the PEPS Units or the Common Stock. Specifically, the Underwriters may over-allot in connection with the offering, creating a short position in the PEPS Units for their own account. In addition, to cover over-allotments or to stabilize the price of the PEPS Units, the Underwriters may bid for, and purchase, the PEPS Units or the Common Stock in the open market. Finally, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the PEPS Units in the offering, if the syndicate repurchases previously distributed PEPS Units in transactions to cover syndicate short positions in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the PEPS Units or the Common Stock above independent market levels. The Underwriters are not required to engage in these activities, and may end any of these activities at any time.

     The Company and its executive officers and directors have agreed that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it and they will not, during the period ending 90 days after the date of this Prospectus Supplement, (i) register, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any PEPS Units, Purchase Contracts or shares of Common Stock, or any securities convertible into or exercisable or exchangeable for PEPS Units, Purchase Contracts or Common Stock (other than pursuant to (x) existing stock option, employee benefit or dividend reinvestment plans, (y) the acquisition of the Thermo companies or (z) future acquisitions, provided that, the recipients of such shares agree to be bound by similar restrictions) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the PEPS Units, Purchase Contracts or Common Stock or such other securities, in cash or otherwise. The restrictions described in this paragraph do not apply to the sale of the PEPS Units to the Underwriters.

     K N will apply to list the PEPS Units on the NYSE. However, there can be no assurance that an active trading market will develop for the PEPS Units or that the PEPS Units will trade in the public market subsequent to the PEPS Units Offering at or above the PEPS Units Offering Price. The Company does not intend to list the Zero-Coupon PEPS Units on the NYSE and does not expect that a liquid trading market will develop in the Zero-Coupon PEPS Units.

     The Company has agreed to indemnify the Underwriters and certain other persons against certain liabilities, including liabilities under the Securities Act.

     The Underwriters or their affiliates have performed various investment or commercial banking services for the Company in the past and may do so from time to time in the future. Morgan Stanley & Co. Incorporated, Petrie Parkman & Co., Inc. and Salomon Brothers Inc (a predecessor-in-interest of Salomon Smith Barney Inc., one of the Underwriters) advised K N Energy with regard to the Acquisition for which they each received customary compensation. Morgan Stanley & Co. Incorporated participated as an underwriter in the Debt Offerings, the Equity Offering and the Capital Securities Offering and received customary compensation therefor. Merrill Lynch, Pierce, Fenner & Smith Incorporated participated as an underwriter in the Equity Offering and received customary compensation therefor and served as an underwriter of the Company's public offering of debentures in October 1997. Salomon Brothers Inc and Merrill Lynch, Pierce, Fenner & Smith Incorporated were initial purchasers of the 8.56% Capital Trust Securities of K N Capital Trust I in April 1997, and received customary compensation therefor. Petrie Parkman & Co., Inc. participated as an underwriter in the Equity Offering and the Capital Securities Offering and received customary compensation therefor. Smith Barney Inc., a predecessor-in-interest of Salomon Smith Barney Inc., one of the Underwriters, participated as an underwriter in the Equity Offering and received customary compensation thereof. NationsBanc Montgomery Securities LLC participated as an underwriter in the Debt Offerings and received customary compensation therefor. NationsBanc Montgomery Securities LLC also serves as a syndication agent under the Bank Facility, under which NationsBank, N.A., an affiliate of NationsBanc Montgomery Securities LLC, is a lender. The Representatives are also participating as underwriters in the concurrent Senior Notes Offering and expect to receive customary compensation therefor.

                                    EXPERTS

     The consolidated financial statements of K N Energy, Inc. and subsidiaries as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, incorporated by reference herein, have been audited by Arthur Andersen LLP, independent public accountants, as stated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

     The consolidated financial statements of MidCon Corp. and subsidiaries as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, incorporated by reference herein, have been audited by Arthur Andersen LLP, independent public accountants, as stated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

                                 LEGAL MATTERS

     The validity of the Purchase Contracts will be passed upon for the Company by Simpson Thacher & Bartlett, New York, New York. The validity of the Common Stock issuable on settlement of the Purchase Contracts will be passed upon for the Company by Polsinelli, White, Vardeman & Shalton, Kansas City, Missouri. Certain other legal matters in connection with the PEPS Units Offering will be passed upon for the Company by Martha B. Wyrsch, General Counsel of the Company (who as of August 31, 1998 owned 3,253 shares of Common Stock, 4,200 shares of restricted Common Stock and held options to purchase an additional 90,549 shares of Common Stock). Certain legal matters in connection with the PEPS Units Offering will be passed upon for the Underwriters by Davis Polk & Wardwell, New York, New York. Martha B. Wyrsch, Simpson Thacher & Bartlett and Davis Polk & Wardwell will rely on Polsinelli, White, Vardeman & Shalton as to matters of Kansas law.

PROSPECTUS

                                 $1,419,500,100

                                K N Energy, Inc.
                            STOCK PURCHASE CONTRACTS
                              STOCK PURCHASE UNITS
                                TRUST DEBENTURES
                                DEBT SECURITIES
                                  COMMON STOCK

                              K N Capital Trust II
                              PREFERRED SECURITIES
                       Guaranteed as set forth herein by

                                K N Energy, Inc.
                            ------------------------

     K N Energy, Inc. ("K N", "K N Energy" or the "Company") may offer and sell from time to time, together or separately: (i) Stock Purchase Contracts ("Stock Purchase Contracts") to purchase shares of common stock, par value $5.00 per share ("Common Stock"), of the Company; (ii) Stock Purchase Units ("Stock Purchase Units"), each representing ownership of a Stock Purchase Contract and Debt Securities (as defined below), Preferred Securities (as defined below) or debt obligations of third parties, including U.S. Treasury securities, securing the holder's obligation to purchase Common Stock under the Stock Purchase Contracts; (iii) its debentures (the "Trust Debentures") to be purchased with the proceeds from the sale of preferred securities representing undivided beneficial ownership interests in the assets of K N Capital Trust II ("Preferred Securities"), a statutory business trust created under the laws of the State of Delaware (the "Trust"); (iv) in addition to the Trust Debentures, its debentures, notes and other debt securities in one or more series, which may be either senior debt securities or subordinated debt securities ("Debt Securities"); and (v) Common Stock. In addition the Trust may offer its Preferred Securities. The aggregate initial offering price of all of the Securities (as defined below) which may be sold pursuant to this Prospectus will not exceed $1,419,500,100 or, if applicable, the equivalent thereof in any other currency or currency unit. The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and set forth in a supplement to this Prospectus (a "Prospectus Supplement"). The Stock Purchase Contracts, Stock Purchase Units, Trust Debentures, Debt Securities, Common Stock and Preferred Securities are collectively called the "Securities."

                                                        (continued on next page)
                            ------------------------

     The Securities may be sold directly by the Company, or in the case of the Preferred Securities, the Trust, to investors, through agents designated from time to time or to or through underwriters or dealers. See "Plan of Distribution." If any agents of the Company or, in the case of the Preferred Securities, the Trust, or any underwriters are involved in the sale of any Securities in respect of which this Prospectus is being delivered, the names of such agents or underwriters and any applicable commissions or discounts will be set forth in a Prospectus Supplement. The net proceeds to the Company from such sale also will be set forth in a Prospectus Supplement. See "Use of Proceeds."
                            ------------------------

     The Common Stock is traded on the New York Stock Exchange (the "NYSE") under the symbol "KNE." Any Common Stock sold pursuant to a Prospectus Supplement will be listed on such exchange, subject to official notice of issuance. The Prospectus Supplement will state whether any Securities offered thereby will be listed on any national securities exchange. If such Securities are not listed on any national securities exchange, there can be no assurance that there will be a secondary market for any such Securities.
                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                            ------------------------
  THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF THE SECURITIES UNLESS
                    ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
                            ------------------------
October 19, 1998

(continued from previous page)

     Certain specific terms of the particular Securities in respect of which this Prospectus is being delivered will be set forth in an applicable Prospectus Supplement, including, where applicable, (i) in the case of Stock Purchase Contracts, the number of shares of Common Stock issuable thereunder, the purchase price of the Common Stock, the date or dates on which the Common Stock is required to be purchased by the holders of the Stock Purchase Contracts, any periodic payments required to be made by the Company to the holders of the Stock Purchase Contracts or vice versa, and the terms of the offering and sale thereof, (ii) in the case of Stock Purchase Units, the specific terms of the Stock Purchase Contracts and any Preferred Securities or debt obligations of third parties securing the holder's obligation to purchase the Common Stock under the Stock Purchase Contracts, and the terms of the offering and sale thereof, (iii) in the case of Trust Debentures or Debt Securities, the specific designation, aggregate principal amount, authorized denominations, ranking as senior or subordinated, maturity, interest payment dates, interest rate (which may be fixed or variable) or method of calculating interest, if any, applicable Extension Period (as defined below) or interest deferral terms, if any, place or places where principal, premium, if any, and interest, if any, will be payable, any terms for mandatory or optional redemption, any sinking fund provisions, terms for any conversion or exchange into other securities, initial offering or purchase price, methods of distribution and any other special terms, and (iv) in the case of Preferred Securities, the specific title, aggregate amount, stated liquidation preference, number of securities, the rate of payment of periodic cash distributions ("distributions" or "Distributions") or method of calculating such rate, applicable Extension Period (as defined below) or distribution deferral terms, if any, place or places where distributions will be payable, any terms of redemption, initial offering or purchase price, methods of distribution and any other special terms. If so specified in the applicable Prospectus Supplement, the Securities offered thereby may be issued in whole or in part in the form of one or more temporary or permanent global securities ("Global Securities").

     Unless otherwise set forth in the applicable Prospectus Supplement, the Trust Debentures will be senior unsecured obligations of the Company and will rank pari passu in right of payment with all of the Company's other senior unsecured obligations. If provided in an accompanying Prospectus Supplement, the Company will have the right to defer payments of interest on the Trust Debentures by extending the interest payment period thereon at any applicable time or from time to time for such number of consecutive interest payment periods (which shall not extend beyond the stated maturity (the "Stated Maturity") of the Trust Debentures) with respect to each deferral period as may be specified in such Prospectus Supplement (each, an "Extension Period"). See "Description of the Trust Debentures -- Option to Extend Interest Payment Period."

     The Company will be the owner of the common securities (the "Common Securities," and, together with the Preferred Securities, the "Trust Securities") of the Trust. The payment of distributions with respect to the Preferred Securities and payments on liquidation or redemption with respect to the Preferred Securities, in each case out of funds held by the Trust, will be irrevocably guaranteed by the Company to the extent described herein (the "Guarantee"). Certain payments in respect of the Common Securities may also be guaranteed by the Company. See "Description of the Guarantee." Unless otherwise set forth in the applicable Prospectus Supplement, the obligations of the Company under the Guarantee will be senior unsecured obligations of the Company and will rank pari passu with all of the Company's other senior unsecured obligations. Concurrently with the issuance by the Trust of the Preferred Securities, the Trust will invest the proceeds thereof and any contributions made in respect of the Common Securities in the Trust Debentures, which will have terms corresponding to the terms of the Preferred Securities. The Trust

(continued from previous page)
Debentures will be the sole assets of the Trust, and payments under the Trust Debentures and those made by the Company in respect of fees and expenses incurred by the Trust will be the only revenue of the Trust. Upon the occurrence of certain events as are described herein and in the accompanying Prospectus Supplement, the Company may redeem the Trust Debentures and cause the redemption of the Trust Securities. In addition, if provided in the applicable Prospectus Supplement, the Company may dissolve the Trust at any time and, after satisfaction of the liabilities to creditors of the Trust as provided by applicable law, cause the Trust Debentures to be distributed to the holders of the Trust Securities in liquidation of their interest in the Trust.

     Taken together, the Company's obligations under the Trust Debentures, the Debenture Indenture (as defined herein), the Declaration (as defined herein) and the Guarantee, in the aggregate, have the effect of providing a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the Preferred Securities. See "Relationship Among the Preferred Securities, the Trust Debentures and the Guarantee."

                            ------------------------

                             AVAILABLE INFORMATION

     The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements, and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the Commission: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates. The Commission maintains a Website that contains reports, proxy and information statements and other materials that are filed through the Commission's Electronic Data Gathering Analysis and Retrieval System. The Website can be accessed at http://www.sec.gov. In addition, reports, proxy statements and other information concerning the Company can be inspected at the NYSE, 20 Broad Street, New York, New York 10005, on which exchange the Common Stock is listed.

     This Prospectus constitutes a part of two Registration Statements on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed by the Company and the Trust with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement for further information with respect to the Company and the securities offered hereby. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

     No separate financial statements of the Trust have been included herein. The Company and the Trust do not consider that such financial statements would be material to holders of the Preferred Securities because the Trust is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than its holding as trust assets the Trust Debentures and the issuance of the Trust Securities. See "The Trust," "Description of the Trust Debentures," "Description of the Preferred Securities" and "Description of the Guarantee."

     The Trust is currently not subject to the information reporting requirements of the Exchange Act.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission (File No. 1-6446) pursuant to the Exchange Act are incorporated by reference and made a part hereof:

          (a) the Company's Annual Report on Form 10-K for the year ended December 31, 1997;

          (b) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998;

          (c) the Company's Current Reports on Form 8-K dated January 5, 1998, January 16, 1998, as amended by the Current Report on Form 8-K/A dated February 12, 1998, March 6, 1998, April 24, 1998, June 5, 1998, October 7,
     1998 and October 9, 1998; and

          (d) the description of the Preferred Share Purchase Rights and the Common Stock contained in the Company's Registration Statements on Form 8-A.

     All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Prospectus and prior to the termination of the offering of the Securities pursuant hereto, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such document. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to any person, including any beneficial owner of Securities, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the documents referred to above which have been incorporated by reference in this Prospectus (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Such requests should be directed to the office of the Vice President and Treasurer, K N Energy, Inc., 370 Van Gordon Street, P.O. Box 281304, Lakewood, Colorado 80228-8304, telephone number
(303) 989-1740.

                                K N ENERGY, INC.

     K N Energy is an integrated energy services provider whose operations include the gathering, processing, transportation and storage of natural gas and the marketing of natural gas and natural gas liquids. The Company also markets innovative products and services, such as the Simple Choice(sm) menu of products and call center services designed for residential consumers, utilities, and small businesses through its 50% owned en-able(sm), LLC affiliate.

     K N was incorporated under the laws of the State of Kansas in 1927. The address of its principal executive offices is 370 Van Gordon Street, P. O. Box 281304, Lakewood, Colorado 80228-8304 and its telephone number is (303) 989-1740.

     Additional information concerning the Company and its subsidiaries is included in the Company reports and other documents incorporated by reference in this Prospectus. See "Available Information" and "Incorporation of Certain Documents by Reference."

                                   THE TRUST

     The Trust is a statutory business trust created under Delaware law pursuant to (i) a declaration of trust, dated as of January 15, 1998, and entered into by the Company, as sponsor (the "Sponsor") and the trustee named herein (amended and restated on June 1, 1998) and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on January 15, 1998. The declaration will be amended and restated in its entirety (as so amended and restated, the "Declaration"), substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part, as of the date the Preferred Securities of such Trust are initially issued. The Declaration will be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Upon issuance of the Preferred Securities, the purchasers thereof will own all of the Preferred Securities. K N Energy will directly or indirectly acquire all of the Common Securities, which will have an aggregate liquidation amount equal to 3% of the total capital of the Trust. The Preferred Securities will rank pari passu, and payments will be made thereon on a pro rata basis, with the Common Securities, except that upon the occurrence and during the continuance of a Declaration Event of Default, the rights of the holders of the Common Securities to receive payments of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. The Trust exists for the exclusive purposes of (i) issuing the Trust Securities representing undivided beneficial interests in the assets of the Trust, (ii) investing the gross proceeds of the Trust Securities in the Trust Debentures and (iii) engaging in only those other activities necessary or incidental thereto.

     The Trust's business and affairs will be conducted by the K N Trustees (as defined below) and the administrators ("Administrators"), as set forth in the Declaration. Pursuant to the Declaration, the number of K N Trustees will initially be two. One trustee will be a financial institution that maintains its principal place of business in the State of Delaware (the "Delaware Trustee"). The other trustee (the "Institutional Trustee" and, together with the Delaware Trustee, the "K N Trustees") will be a financial institution that is unaffiliated with K N Energy and will serve as institutional trustee under the Declaration and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act. Initially, Wilmington Trust Company, a Delaware banking corporation, will be both the Delaware Trustee and the Institutional Trustee until removed or replaced by the holder of the Common Securities (or in certain circumstances the holders of a majority in liquidation amount of the Preferred Securities). Wilmington Trust Company will act as trustee (the "Guarantee Trustee") under the Guarantee and as Debenture Trustee (as defined herein) under the Debenture Indenture (as defined herein). The Administrators will be three individuals who are employees or officers of or affiliated with K N Energy and will act as administrators with respect to the Trust. The Administrators will be selected by the holders of a majority in liquidation amount of the Common Securities. The Administrators will have only those ministerial duties set forth in the Declaration with respect to accomplishing the purposes of the Trust and are not intended to be trustees or fiduciaries with respect to the Trust or the holders of Preferred Securities.

     The Institutional Trustee will hold title to the Trust Debentures for the benefit of the holders of the Trust Securities, and the Institutional Trustee will have the power to exercise all rights, powers and privileges under the Debenture Indenture as the holder of the Trust Debentures. In addition, the Institutional Trustee will maintain exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the Trust Debentures for the benefit of the holders of the Trust Securities. The Institutional Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the Trust Securities out of funds from the Property Account. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Preferred Securities. K N Energy, as the direct or indirect holder of all the Common Securities, will have the right to appoint, remove or replace any Administrator and to increase or decrease the number of Administrators. Holders of the Common Securities will have the right to replace the Institutional Trustee (or, upon the occurrence and continuance of an event of default under the Declaration, the holders of a majority in liquidation amount of the Preferred Securities), provided that the successor Institutional Trustee shall be a corporation with trust powers organized under the laws of the United States or any State thereof with a combined capital and surplus of at least $50 million. Pursuant to the Debenture Indenture (as defined below), K N Energy, as borrower, will pay all fees and expenses related to the Trust and the offering of the Trust Securities.

     The rights of the holders of the Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the Declaration and the Delaware Business Trust Act (the "Trust Act"). The principal place of business of the Trust is c/o K N Energy, Inc., 370 Van Gordon Street, P.O. Box 281304, Lakewood, Colorado 80228-8304, and its telephone number is
(303) 989-1740.

                                USE OF PROCEEDS

     Except as may otherwise be described in the Prospectus Supplement relating to an offering of Securities, the net proceeds from the sale of the Securities (including Trust Debentures issued to the Trust in connection with the investment by the Trust of all of the proceeds from the sale of the Preferred Securities) offered pursuant to this Prospectus and such Prospectus Supplement (the "Offered Securities") will be used by the Company to refinance indebtedness incurred in connection with the acquisition of MidCon Corp. from Occidental Petroleum Corporation. The remainder of the net proceeds will be used for general corporate purposes. Any specific allocation of the net proceeds of an offering of Securities by the Company to a specific purpose will be determined at the time of such offering and will be described in the related Prospectus Supplement.

                      RATIOS OF EARNINGS TO FIXED CHARGES

     The following table sets forth the Company's consolidated ratios of earnings to fixed charges for the periods shown.

    SIX MONTHS
  ENDED JUNE 30,        YEARS ENDED DECEMBER 31,
  ---------------   --------------------------------
       1998         1997   1996   1995   1994   1993
       ----         ----   ----   ----   ----   ----
       1.43         2.72   3.21   3.07   1.69   2.41

     The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose, earnings are the sum of net income, taxes and fixed charges. Fixed charges are interest, amortization of debt discount, premium and expense, preferred stock dividends of a subsidiary, and the estimated interest portion of rental charges. The allowance for borrowed funds used during construction recognized for gas utility operations has been added to fixed charges and is included in earnings. The ratio of earnings to fixed charges for the six months ended June 30, 1998 is not necessarily indicative of such ratio that would be expected for the full year ended December 31, 1998.

                    DESCRIPTION OF THE PREFERRED SECURITIES

     The Trust may issue only one series of Preferred Securities having terms described in the Prospectus Supplement relating thereto. The Declaration authorizes the Administrators of the Trust to issue on behalf of the Trust one series of Preferred Securities. The Declaration will be qualified as an indenture under the Trust Indenture Act. The Preferred Securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the Declaration or made part of the Declaration by the Trust Indenture Act or the Trust Act. Reference is made to any Prospectus Supplement relating to the Preferred Securities of the Trust for specific terms, including
(i) the specific designation of the Preferred Securities, (ii) the number of Preferred Securities, (iii) the annual distribution rate (or method of calculation thereof) for Preferred Securities, the date or dates upon which such distributions shall be payable and the record date or dates for the payment of such distributions, (iv) whether distributions of Preferred Securities shall be cumulative, and, in the case of Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions of Preferred Securities shall be cumulative, (v) the amount or amounts which shall be paid out of the assets of the Trust to the holders of Preferred Securities upon voluntary or involuntary dissolution, winding-up or termination of the Trust, (vi) the obligation or right, if any, of the Trust to purchase or redeem Preferred Securities and the price or prices at which, the period or periods within which and the terms and conditions upon which Preferred Securities shall or may be purchased or redeemed, in whole or in part, pursuant to such obligation or right, (vii) the voting rights, if any, of Preferred Securities in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of Preferred Securities, as a condition to specified actions or amendments to the Declaration, (viii) the terms and conditions, if any, upon which Preferred Securities issued by the Trust may be converted into Common Stock of the Company, including the conversion price per share and the circumstances, if any, under which such conversion right will expire, (ix) the terms and conditions, if any, upon which the Trust Debentures may be distributed to holders of Trust Securities, (x) if applicable, any securities exchange upon which the Preferred Securities shall be listed, and (xi) any other relevant rights, preferences, privileges, limitations or restrictions of Preferred Securities issued by the Trust consistent with the Declaration or with applicable law. All Preferred Securities offered hereby will be guaranteed by the Company as and to the extent set forth below under "Description of the Guarantee." Certain United States federal income tax considerations applicable to the offering of the Preferred Securities will be described in the Prospectus Supplement relating thereto.

     In connection with the issuance of the Preferred Securities, the Trust will issue Common Securities. The Declaration authorizes the Administrators of the Trust to issue on behalf of the Trust the Common Securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. The terms of the Common Securities issued by the Trust will be substantially identical to the terms of the Preferred Securities issued by the Trust and the Common Securities will rank pari passu, and payments will be made thereon on a pro rata basis with the Preferred Securities except that if an event of default under the Declaration (a "Declaration Event of Default") occurs and is continuing, the rights of the holders of the Common Securities to payments in respect of distributions and payments upon liquidation, redemption and maturity will be subordinated to the rights of the holders of the Preferred Securities. A Declaration Event of Default will occur upon a Debenture Indenture Event of Default (as defined below). Except in certain limited circumstances, the Common Securities issued by the Trust will also carry the right to vote and to appoint, remove or replace any of the K N Trustees of the Trust. All of the Common Securities of the Trust will be directly or indirectly owned by the Company.

                      DESCRIPTION OF THE TRUST DEBENTURES

     The Trust Debentures are to be issued under an indenture, as supplemented or amended from time to time (as so supplemented or amended, the "Debenture Indenture"), between the Company and Wilmington Trust Company, as trustee (the "Debenture Trustee"). This summary of certain terms and provisions of the Trust Debentures and the Debenture Indenture is not necessarily complete, and reference is hereby made to the copy of the form of the Debenture Indenture which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and to the Trust Indenture Act. Whenever particular defined terms of the

Debenture Indenture are referred to in this Section or in a Prospectus Supplement, such defined terms are incorporated herein or therein by reference.

     The Company's Debt Securities are separately described in this Prospectus under the caption "Description of the Debt Securities."

GENERAL

     Unless otherwise specified in the applicable Prospectus Supplement, the Trust Debentures will be issued as unsecured debt under the Debenture Indenture and will rank pari passu in right of payment with all of the Company's other senior unsecured obligations. Except as otherwise provided in the applicable Prospectus Supplement, the Debenture Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Company, whether under the Debenture Indenture, any other indenture that the Company may enter into in the future or otherwise.

     The Trust Debentures will be issuable in one series pursuant to an indenture supplemental to the Debenture Indenture or a resolution of the Company's Board of Directors or a committee thereof.

     Unless otherwise stated in the applicable Prospectus Supplement, the obligations of K N Energy under the Trust Debentures will be senior to its 8.56% Series B Junior Subordinated Deferrable Interest Trust Debentures due April 15, 2027 (the "1997 Subordinated Trust Debentures"), which were issued in October 1997 in the aggregate principal amount of $103,100,000 and will be senior to its 7.63% Junior Subordinated Debentures due April 15, 2028 (the "1998 Subordinated Trust Debentures"), which were issued in April 1998 in the aggregate principal amount of $180,500,000, and the obligations of K N Energy under the Guarantee will be senior to its guarantee (the "1997 Guarantee") in relation to the 8.56% Series B Capital Trust Pass-through Securities of K N Capital Trust I (the "1997 Capital Securities"), which were issued in October 1997 in the aggregate liquidation amount of $100,000,000, and the obligations of K N Energy under the Guarantee will be senior to its guarantee (the "1998 Guarantee") in relation to the 7.63% Capital Securities of K N Capital Trust III (the "1998 Capital Securities"), which were issued in April 1998 in the aggregate liquidation amount of $175,000,000.

     The Trust Debentures may be distributed pro rata to the holders of such Trust Securities in connection with the dissolution of the Trust upon the occurrence of certain events described herein or in the Prospectus Supplement relating to the Trust Securities. Only one series of Trust Debentures will be issued to the Trust or a K N Trustee of such Trust in connection with the issuance of Trust Securities by the Trust.

     The applicable Prospectus Supplement will describe the following terms of the Trust Debentures: (i) the title of the Trust Debentures; (ii) any limit upon the aggregate principal amount of the Trust Debentures; (iii) the date on which the principal of the Trust Debentures is payable or the method of determination thereof; or the right, if any, of the Company to defer payment of principal;
(iv) the rate, if any, at which the Trust Debentures shall bear interest (including reset rates, if any, and the method by which any such rate will be determined), the dates on which any such interest shall be payable (the "Interest Payment Dates"), the right, if any, of the Company to defer or extend an Interest Payment Date and the regular record date for any interest payable on any Interest Payment Date or the method by which any of the foregoing shall be determined; (v) the place where the principal of and premium, if any, and interest, if any, on the Trust Debentures will be payable and where, subject to the terms of the Debenture Indenture as described below under "-- Denominations, Registration and Transfer," the Trust Debentures may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon the Company in respect of the Trust Debentures and the Debenture Indenture may be made ("Place of Payment"); (vi) any period or periods within, or date or dates on which, the price or prices at which and the terms and conditions upon which Trust Debentures may be redeemed, in whole or in part, at the option of the Company or a holder thereof; (vii) the obligation or the right, if any, of the Company or a holder thereof to redeem, purchase or repay the Trust Debentures and the period or periods within which, the price or prices (the "Redemption Price") at which, the currency or currencies (including currency unit or units) in which and the other terms and conditions upon which the Trust Debentures shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation; (viii) the denominations in which any Trust Debentures shall be issuable if other than denominations of $1,000 and any integral multiple thereof; (ix) if other than in U.S. Dollars, the currency or currencies (including currency unit or units) in which the principal of (and premium, if any) and interest, if any, on the Trust Debentures shall be payable, or in which the Trust Debentures shall be denominated; (x) any additions, modifications or deletions in the events of default or covenants of the Company specified in the Debenture Indenture with respect to the Trust Debentures; (xi) if other than the principal amount thereof, the portion of the principal amount of Trust Debentures that shall be payable upon declaration of acceleration of the maturity thereof; (xii) any additions or changes to the Debenture Indenture with respect to a series of Trust Debentures as shall be necessary to permit or facilitate the issuance of such series in bearer form, registrable or not registrable as to principal, and with or without interest coupons; (xiii) any index or indices used to determine the amount of payments of principal of and premium, if any, on the Trust Debentures and the manner in which such amounts will be determined; (xiv) the terms and conditions relating to the issuance of a temporary Global Security representing all of the Trust Debentures of such series and exchange of such temporary Global Security for definitive Trust Debentures of such series; (xv) whether the Trust Debentures of the series shall be issued in whole or in part in the form of one or more Global Securities and, in such case, the depositary for such Global Securities; (xvi) the appointment of any trustee, registrar, paying agent or agents; (xvii) the terms and conditions of any obligation or right of the Company or a holder to convert or exchange Trust Debentures into Preferred Securities or other securities; (xviii) the relative degree, if any, to which such Trust Debentures of the series shall be senior to or be subordinated to other series of such Trust Debentures or other indebtedness of the Company in right of payment, whether such other series of Trust Debentures or other indebtedness are outstanding or not; and (xix) any other terms of the Trust Debentures not inconsistent with the provisions of the Debenture Indenture. (Section 2.1) Unless otherwise indicated in the applicable Prospectus Supplement, the Trust Debentures will not be subject to any sinking fund.

     Trust Debentures may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Certain material United States federal income tax consequences and special considerations applicable to any such Trust Debentures will be described in the applicable Prospectus Supplement.

     If the purchase price of any of the Trust Debentures is payable in one or more foreign currencies or currency units or if any Trust Debentures are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest, if any, on any Trust Debentures is payable in one or more foreign currencies or currency units, the restrictions, elections, certain material United States federal income tax considerations, specific terms and other information with respect to such issue of Trust Debentures and such foreign currency or currency units will be set forth in the applicable Prospectus Supplement.

     If any index is used to determine the amount of payments of principal, premium, if any, or interest on any series of Trust Debentures, certain material United States federal income tax, accounting and other considerations applicable thereto will be described in the applicable Prospectus Supplement.

DENOMINATIONS, REGISTRATION AND TRANSFER

     Unless otherwise specified in the applicable Prospectus Supplement, the Trust Debentures will be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. (Section 2.3) Trust Debentures will be exchangeable for other Trust Debentures of the same issue, of any authorized denominations of a like aggregate principal amount, the same original issue date ("Original Issue Date"), the same Stated Maturity and bearing the same interest rate. (Section 2.5)

     Trust Debentures may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the appropriate Securities Registrar or at the office of any transfer agent designated by the Company for such purpose with respect to any series of Trust Debentures and referred to in the applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Debenture Indenture. The Company will appoint the Debenture Trustee as Securities Registrar under the Debenture Indenture. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and the identity of the person making the request. (Section 2.5) If the applicable Prospectus Supplement refers to any transfer agents (in addition to the Securities Registrar) initially designated by the Company with respect to the Trust Debentures, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, provided that the Company maintains a transfer agent in each Place of Payment for the Trust Debentures. The Company may at any time designate additional transfer agents with respect to the Trust Debentures.

     In the event of any redemption, neither the Company nor the Debenture Trustee shall be required to (i) issue, register the transfer of or exchange of the Trust Debentures during a period beginning at the opening of business 15 days before the day of selection for redemption of the Trust Debentures, and ending at the close of business on the day of mailing of the relevant notice of redemption or (ii) transfer or exchange any Trust Debentures so selected for redemption, except, in the case of any Trust Debentures being redeemed in part, any portion thereof not to be redeemed. (Section 2.5)

OPTION TO EXTEND INTEREST PAYMENT PERIOD

     If provided in the applicable Prospectus Supplement, the Company shall have the right, at any time and from time to time during the term of the Trust Debentures, to defer the payment of interest for such number of consecutive interest payment periods as may be specified in the applicable Prospectus Supplement, subject to the terms, conditions and covenants, if any, specified in such Prospectus Supplement, provided that such Extension Period may not extend beyond the Stated Maturity of the final installment of principal of the Trust Debentures. Certain material United States federal income tax consequences and special considerations applicable to the Trust Debentures will be described in the applicable Prospectus Supplement.

CERTAIN COVENANTS

     The Debenture Indenture contains certain covenants regarding, among other matters, corporate existence, payment of taxes and reports to holders of the Trust Debentures. If and to the extent indicated in the applicable Prospectus Supplement, these covenants may be removed or additional covenants added with respect to the Trust Debentures. (Article 9)

DEBENTURE INDENTURE EVENTS OF DEFAULT

     The Debenture Indenture provides that any one or more of the following described events, which has occurred and is continuing, constitutes a "Debenture Indenture Event of Default" with respect to the Trust Debentures: (i) failure for 30 days to pay interest on the Trust Debentures, including any compound interest, in respect thereof or, any additional interest, if any, when due; provided that a valid extension of an interest payment period will not constitute a default in the payment of interest for this purpose; (ii) failure to pay principal of or premium, if any, on the Trust Debentures when due whether at maturity, upon redemption, by declaration of acceleration or otherwise; (iii) failure to observe or perform any other covenant contained in the Debenture Indenture for 90 days after notice to K N Energy by the Debenture Trustee or by the holders of not less than 25% in aggregate outstanding principal amount of the Trust Debentures; (iv) the dissolution, winding up or termination of the Trust, except in connection with the distribution of Trust Debentures to the holders of Preferred Securities in liquidation of the Trust upon the redemption of all outstanding Preferred Securities or in connection with certain mergers, consolidations or amalgamations permitted by the Declaration; or (v) certain events in bankruptcy, insolvency or reorganization of K N Energy. (Section 4.1)

     If any Debenture Indenture Event of Default shall occur and be continuing, the Debenture Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding Trust Debentures may declare the principal of and interest on the Trust Debentures due and payable immediately; provided, that, after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of outstanding Trust Debentures may, under certain circumstances, rescind and annul such acceleration if all Debenture Indenture Events of Default, other than the nonpayment of accelerated principal, have been cured or waived as provided in the Debenture Indenture. (Section 4.2)

     A default under any other indebtedness of K N Energy would not constitute a Debenture Indenture Event of Default under the Trust Debentures.

     Subject to the provisions of the Debenture Indenture relating to the duties of the Debenture Trustee in case a Debenture Indenture Event of Default occurs and is continuing, the Debenture Trustee will be under no obligation to exercise any of its rights or powers under the Debenture Indenture at the request or direction of any holders of Trust Debentures, unless such holders shall have offered to the Debenture Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Debenture Trustee, the holders of a majority in aggregate principal amount of the outstanding Trust Debentures will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or exercising any trust or power conferred on the Debenture Trustee. (Section 4.12)

     No holder of any Trust Debentures will have any right to institute any proceeding with respect to the Debenture Indenture or for any remedy thereunder, unless such holder shall have previously given to the Debenture Trustee written notice of a continuing Debenture Indenture Event of Default and, if the Institutional Trustee is not the sole holder of Trust Debentures, unless the holders of at least 25% in aggregate principal amount of the outstanding Trust Debentures shall also have made written request, and offered reasonable indemnity, to the Debenture Trustee to institute such proceeding as Debenture Trustee, and the Debenture Trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding Trust Debentures a direction inconsistent with such request. (Section 4.7) However, such limitations do not apply to a suit instituted by a holder of a Trust Debenture for enforcement of payment of the principal of or interest on such Trust Debenture on or after the respective due dates expressed in such Trust Debenture. (Section 4.8)

     The Debenture Indenture contains provisions permitting the holders of a majority in aggregate principal amount of the Trust Debentures, on behalf of all of the holders of the Trust Debentures, to waive any past default in the performance of any of the covenants contained in the Debenture Indenture, except a default in the payment of principal or interest on any of the Trust Debentures. (Section 4.13)

MODIFICATIONS AND AMENDMENTS OF THE DEBENTURE INDENTURE

     The Debenture Indenture contains provisions permitting K N Energy and the Debenture Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Trust Debentures, to modify the Debenture Indenture or the rights of the holders of Trust Debentures; provided, however, that no such modification may, without the consent of the holder of each outstanding Trust Debenture affected thereby, (i) extend the Stated Maturity of the Trust Debentures or reduce the principal amount thereof, or reduce the rate or extend the time for payment of interest thereon, or reduce any premium payable upon the redemption thereof, or (ii) reduce the percentage in aggregate principal amount of outstanding Trust Debentures, the holders of which are required to consent to any such supplemental indenture. (Section 8.2)

     In addition, K N Energy and the Debenture Trustee may execute, without the consent of any holder of Trust Debentures, any supplemental indenture (i) to cure any ambiguities, (ii) to comply with the Trust Indenture Act and (iii) for certain other customary purposes. (Section 8.1)

SATISFACTION AND DISCHARGE; DEFEASANCE

     Unless otherwise specified in the applicable Prospectus Supplement, when, among other things, all Trust Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at their Stated Maturity within one year, and the Company deposits or causes to be deposited with the Debenture Trustee, as trust funds in trust for the purpose, an amount in the currency or currencies in which the Trust Debentures are payable sufficient to pay and discharge the entire indebtedness on the Trust Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit or to the Stated Maturity, as the case may be, then the Debenture Indenture will cease to be of further effect (except as to the Company's obligations to pay all other sums due pursuant to the Debenture Indenture, rights of registration of transfer or exchange of Trust Debentures and rights with respect to temporary, and mutilated, lost or destroyed Trust Debentures), and the Company will be deemed to have satisfied and discharged the Debenture Indenture. (Section 3.1)

     Unless otherwise specified in the applicable Prospectus Supplement, the Company may elect either (a) to terminate (and be deemed to have satisfied) all its obligations with respect to any series of Trust Debentures (except for the obligations to register the transfer or exchange of such Trust Debentures, to replace mutilated, destroyed, lost or stolen Trust Debentures, to maintain an office or agency in respect of the Trust Debentures and to compensate and indemnify the Debenture Trustee ("defeasance")) or (b) to be released from its obligations with respect to certain covenants, ("covenant defeasance"), upon the deposit with the Debenture Trustee, in trust for such purpose, of money and/or U.S. Government Obligations (as defined in the Debenture Indenture) which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient (in the opinion of a nationally recognized firm of independent public accountants) to pay principal of, interest on and any other amounts payable in respect of the outstanding Trust Debentures. (Sections 3.3, 3.4, 3.5 and 3.6) Such a trust may be established only if, among other things, the Company has delivered to the Debenture Trustee an opinion of counsel (as specified in the Debenture Indenture) with regard to certain matters, including an opinion to the effect that the holders of such Trust Debentures will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance or covenant defeasance, as the case may be, had not occurred. (Section 3.6)

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

     The Debenture Trustee, prior to default, undertakes to perform only such duties as are specifically set forth in the Debenture Indenture and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Debenture Indenture at the request of any holder of Trust Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities that might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it. (Sections 5.1 and 5.2)

     The Debenture Indenture also contains limitations on the right of the Debenture Trustee, as a creditor of K N Energy, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. (Section 5.11) In addition, the Debenture Trustee may be deemed to have a conflicting interest and may be required to resign as Debenture Trustee if at the time of a default under the Debenture Indenture it is a creditor of K N Energy. (Section 5.9) K N Energy may from time to time maintain deposit accounts and conduct its banking transactions with the Debenture Trustee in the ordinary course of business.

     Wilmington Trust Company is also the trustee under the indenture relating to the 1997 Subordinated Trust Debentures and the 1998 Subordinated Trust Debentures. Pursuant to the Trust Indenture Act, should a default occur with respect to any of the 1997 Subordinated Trust Debentures, the 1998 Subordinated Trust Debentures or the Trust Debentures, then Wilmington Trust Company would be required to resign as trustee under one of the indentures within 90 days of such default, unless such defaults were cured, duly waived or otherwise eliminated.

GOVERNING LAW

     The Debenture Indenture and the Trust Debentures will be governed by, and construed in accordance with, the laws of the State of New York. (Section 1.13)

                          DESCRIPTION OF THE GUARANTEE

     Set forth below is a summary of information concerning the Guarantee, which will be executed and delivered by K N Energy for the benefit of the holders from time to time of Preferred Securities. The Guarantee will be qualified under the Trust Indenture Act. Wilmington Trust Company, as the Guarantee Trustee, will hold the Guarantee for the benefit of the holders of the Preferred Securities. The following summary is not necessarily complete, and reference is hereby made to the copy of the form of the Guarantee (including the definitions therein of certain terms), which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and to the Trust Indenture Act. Whenever particular defined terms of the Guarantee are referred to in this Prospectus, such defined terms are incorporated herein by reference.

GENERAL

     Pursuant to and to the extent set forth in the Guarantee, unless otherwise specified in the applicable Prospectus Supplement, K N Energy will agree to pay in full to the holders of the Preferred Securities (except to the extent paid by the Trust), as and when due, regardless of any defense, right of set off or counterclaim that the Trust may have or assert, the following payments (the "Guarantee Payments"), without duplication: (i) any accumulated and unpaid distributions that are required to be paid on the Preferred Securities to the extent the Trust has funds available therefor, (ii) the Redemption Price, plus accumulated and unpaid distributions, with respect to any Preferred Securities called for redemption by the Trust, to the extent the Trust has funds available therefor and (iii) upon a voluntary or involuntary liquidation, dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Trust Debentures to the holders of Trust Securities or the redemption of all the Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accumulated and unpaid distributions on the Preferred Securities to the date of payment to the extent the Trust has funds available therefor and (b) the amount of assets of the Trust remaining available for distribution to holders of Preferred Securities upon the liquidation of the Trust. The holders of a majority in liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. If the Guarantee Trustee fails to enforce the Guarantee, any holder of Preferred Securities may directly institute a legal proceeding against K N Energy to enforce the obligations of K N Energy under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If K N Energy were to default on its obligation to pay amounts payable on the Trust Debentures, the Trust would lack available funds for the payment of distributions or amounts payable on redemption of the Preferred Securities or otherwise, and in such event holders of the Preferred Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, a holder of the Preferred Securities would be required to rely on the enforcement (1) by the Institutional Trustee of its rights, as registered holder of the Trust Debentures, against K N Energy pursuant to the terms of the Trust Debentures or (2) by such holder of Preferred Securities of its right against K N Energy to enforce payment on the Trust Debentures. See "Description of the Trust Debentures." The Declaration provides that each holder of Preferred Securities, by acceptance thereof, if any, agrees to the provisions of the Guarantee, including the subordination provisions thereof, if any, and the Debenture Indenture.

     The Guarantee will not apply to any payment of distributions or Redemption Price, or to payments upon the dissolution, winding-up or termination of the Trust, except to the extent the Trust shall have funds available therefor. If K N Energy does not make interest payments on the Trust Debentures, the Trust will not pay distributions on the Preferred Securities and will not have funds available therefor. See "Description of the Trust Debentures." Unless otherwise set forth in the applicable Prospectus Supplement, the Guarantee, when taken together with K N Energy's obligations under the Trust Debentures, the Debenture Indenture and the Declaration, including its obligations under the Debenture Indenture to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities) will provide a full and unconditional guarantee on a senior unsecured basis by K N Energy of payments due on the Preferred Securities.

     K N Energy has also agreed separately to irrevocably and unconditionally guarantee the obligations of the Trust with respect to the Common Securities (the "Common Securities Guarantee") to the same extent as the Guarantee, except that upon the occurrence and during the continuation of a Declaration Event of Default, holders of Preferred Securities shall have priority over holders of Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.

CERTAIN COVENANTS OF K N ENERGY

     The Guarantee contains certain covenants regarding among other matters, reports to holders of the Preferred Securities and the Guarantee Trustee, and, upon the occurrence of certain events, restrictions on the payment of dividends, interest on debt securities and guarantee payments on other Company guarantees. If and to the extent indicated in the applicable Prospectus Supplement, these covenants may be removed or additional covenants added with respect to the Guarantee.

AMENDMENTS AND ASSIGNMENT

     Except with respect to any changes that do not materially adversely affect the rights of holders of Preferred Securities (in which case no vote will be required) the Guarantee may be amended only with the prior approval of the holders of at least a majority in liquidation amount of all the outstanding Preferred Securities. The manner of obtaining any such approval of holders of the Preferred Securities will be as set forth in the applicable Prospectus Supplement. All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of K N Energy and shall inure to the benefit of the holders of the Preferred Securities then outstanding. Except in certain circumstances, K N Energy may not assign its rights or delegate its obligations under the Guarantee without the prior approval of the holders of at least a majority in liquidation amount of the Preferred Securities then outstanding.

TERMINATION OF THE GUARANTEE

     The Guarantee will terminate as to each holder of Preferred Securities upon
(i) full payment of the Redemption Price and accumulated and unpaid distributions with respect to all Preferred Securities, (ii) upon distribution of the Trust Debentures held by the Trust to the holders of the Preferred Securities or (iii) upon liquidation of the Trust and will terminate completely upon full payment of the amounts payable in accordance with the Declaration.

EVENTS OF DEFAULT

     An event of default under the Guarantee will occur upon the failure of K N Energy to perform any of its payment or other obligations thereunder.

     The holders of a majority in liquidation amount of Preferred Securities relating to the Guarantee have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Preferred Securities. If the Guarantee Trustee fails to enforce the Guarantee, any holder of Preferred Securities relating to such Guarantee may institute a legal proceeding directly against K N Energy to enforce the Guarantee Trustee's rights under the Guarantee, without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. Notwithstanding the foregoing, if K N Energy has failed to make a guarantee payment, a holder of Preferred Securities may directly institute a proceeding against K N Energy for enforcement of the Guarantee for such payment. K N Energy waives any right or remedy to require that any action be brought first against the Trust or any other person or entity before proceeding directly against K N Energy.

STATUS OF THE GUARANTEE

     Unless otherwise set forth in the applicable Prospectus Supplement, the Guarantee will constitute an unsecured obligation of K N Energy and will rank pari passu in right of payment to all other senior unsecured obligations of K N Energy. The terms of the Preferred Securities provide that each holder of Preferred Securities issued by the Trust by acceptance thereof agrees to the other terms of the Guarantee relating thereto.

     The Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without instituting a legal proceeding against any other person or entity).

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The Guarantee Trustee, prior to the occurrence of a default with respect to the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to the Guarantee, shall exercise the same degree of care as a prudent man would exercise in the conduct of his own affairs. Subject to such provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

     Wilmington Trust Company is also the trustee under the 1997 Guarantee and the 1998 Guarantee. Pursuant to the Trust Indenture Act, should a default occur with respect to any of the 1997 Guarantee, the 1998 Guarantee or the Guarantee, then Wilmington Trust Company would be required to resign as trustee under one of the guarantees within 90 days of such default, unless such default were cured, duly waived or otherwise eliminated.

GOVERNING LAW

     The Guarantee will be governed by, and construed in accordance with, the laws of the State of New York.

                  RELATIONSHIP AMONG THE PREFERRED SECURITIES,
                     THE TRUST DEBENTURES AND THE GUARANTEE

     As set forth in the Declaration, the sole purpose of the Trust is to issue the Trust Securities evidencing undivided beneficial ownership interests in the assets of the Trust, and to invest the proceeds from such issuance and sale in the Trust Debentures.

     As long as payments of interest and other payments are made when due on the Trust Debentures, such payments will be sufficient to cover distributions and payments due on the Trust Securities because of the following factors: (i) the aggregate principal amount of Trust Debentures will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities; (ii) the interest rate and the interest and other payment dates on the Trust Debentures will match the distribution rate and distribution and other payment dates for the Preferred Securities; (iii) pursuant to the Debenture Indenture, K N Energy, as borrower, shall pay, and the Trust shall not be obligated to pay, directly or indirectly, all costs, expenses, debts and obligations of the Trust (other than with respect to the Trust Securities); and (iv) the Declaration further provides that the K N Trustees shall not take or cause or permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust.

     Payments of distributions (to the extent funds therefor are available) and other payments due on the Preferred Securities (to the extent funds therefor are available) are guaranteed by K N Energy as and to the extent set forth under "Description of the Guarantee." If K N Energy does not make interest payments on the Trust Debentures purchased by the Trust, it is expected that the Trust will not have sufficient funds to pay distributions on the Preferred Securities. The Guarantee is a full guarantee on a senior basis with respect to the Preferred Securities issued by the Trust from the time of its issuance but does not apply to any payment of distributions unless and until the Trust has sufficient funds for the payment of such distributions. The Guarantee covers the payment of distributions and other payments on the Preferred Securities only if and to the extent that K N Energy has made a payment of interest or principal on the Trust Debentures held by the Trust as its sole asset. The Guarantee, when taken together with K N Energy's obligations under the Trust Debentures, the Debenture Indenture and the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities), provides a full and unconditional guarantee on a senior basis of amounts payable on the Preferred Securities.

     Notwithstanding anything to the contrary in the Debenture Indenture, the Company has the right to set-off any payment it is otherwise required to make thereunder with and to the extent the Company has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee.

     If the Guarantee Trustee fails to enforce the Guarantee, a holder of any Preferred Security may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Trust or any other person or entity.

     The Trust's Preferred Securities evidence undivided beneficial ownership interests in the assets of the Trust, and the Trust exists for the sole purpose of issuing the Preferred Securities and Common Securities and investing the proceeds thereof in Trust Debentures. A principal difference between the rights of a holder of a Preferred Security and a holder of a Trust Debenture is that a holder of a Trust Debenture will accrue, and (subject to the permissible extension of the interest period) is entitled to receive, interest on the principal amount of Trust Debentures held, while a holder of Preferred Securities is only entitled to receive distributions if and to the extent the Trust has funds available for the payment of such distributions.

     Upon any voluntary or involuntary dissolution of the Trust involving the liquidation of the Trust Debentures, the holders of Preferred Securities of the Trust will be entitled to receive, out of assets held by the Trust, the Liquidation Distribution in cash. See "Description of the Preferred Securities." Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Institutional Trustee as holder of the Trust Debentures would be entitled to receive payment in full of principal and interest, before any stockholders of the Company receive payments or distributions.

                       DESCRIPTION OF THE DEBT SECURITIES

     The Debt Securities will constitute either senior or subordinated debt of the Company and will be issued, in the case of Debt Securities that will be senior debt ("Senior Debt Securities"), under an Indenture dated as of November 20, 1993 (the "Senior Debt Indenture"), between the Company and U.S. Bank Trust National Association, as successor trustee, and, in the case of Debt Securities that will be subordinated debt ("Subordinated Debt Securities"), under a Subordinated Indenture dated as of May 15, 1996 (the "Subordinated Debt Indenture"), between the Company and U.S. Bank Trust National Association, as successor trustee. The Senior Debt Indenture and the Subordinated Debt Indenture are sometimes hereinafter referred to individually as the "Debt Indenture" and collectively as the "Debt Indentures." U.S. Bank Trust National Association (and any successor thereto as trustee under the Debt Indentures) is hereinafter referred to as the "Debt Trustee." The Debt Indentures are incorporated by reference in the Registration Statement. The following summaries of certain provisions of the Debt Indentures and the Debt Securities do not purport to be complete and such summaries are subject to the detailed provisions of the applicable Debt Indenture to which reference is hereby made for a full description of such provisions, including the definition of certain terms used herein. Section references in parentheses below are to sections in both Debt Indentures unless otherwise indicated. Wherever particular sections or defined terms of the applicable Debt Indenture are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference. The Debt Indentures are substantially identical, except for certain covenants of the Company and provisions relating to subordination and conversion.

     The Debt Securities may be issued from time to time in one or more series. The following description of the Debt Securities sets forth certain general terms and provisions of the Debt Securities of all series. The particular terms of each series of Debt Securities offered by any Prospectus Supplement (the "Offered Debt Securities") will be described therein.

     The Company's Trust Debentures are separately described in this Prospectus under the caption "Description of the Trust Debentures."

PROVISIONS APPLICABLE TO BOTH SENIOR AND SUBORDINATED DEBT SECURITIES

     General. The Debt Securities will be unsecured senior or subordinated obligations of the Company and may be issued from time to time in one or more series. The Debt Indentures do not limit the amount of Debt

Securities, debentures, notes or other types of indebtedness that may be issued by the Company or any of its subsidiaries nor do they restrict transactions between the Company and its affiliates or the payment of dividends or other distributions by the Company to its stockholders. The rights of the Company's creditors, including holders of Debt Securities, will be limited to the assets of the Company and will not be an obligation of any of its Subsidiaries. In addition, other than as may be set forth in any Prospectus Supplement, the Debt Indentures do not and the Debt Securities will not contain any covenants or other provisions that are intended to afford holders of the Debt Securities special protection in the event of either a change of control of the Company or a highly leveraged transaction by the Company.

     Reference is made to the Prospectus Supplement for the following terms of and information relating to the Offered Debt Securities (to the extent such terms are applicable to such Offered Debt Securities): (i) the title of the Offered Debt Securities; (ii) classification as either Senior Debt Securities or Subordinated Debt Securities; (iii) whether the Offered Debt Securities that constitute Subordinated Debt Securities are convertible into Common Stock and, if so, the terms and conditions upon which such conversion will be effected including the initial conversion price or conversion rate and any adjustments thereto in addition to or different from those described herein, the conversion period and other conversion provisions in addition to or in lieu of those described herein; (iv) any limit on the aggregate principal amount of the Offered Debt Securities; (v) whether the Offered Debt Securities are to be issuable as Registered Securities or Bearer Securities or both, whether any of the Offered Debt Securities are to be issuable initially in temporary global form and whether any of the Offered Debt Securities are to be in permanent global form; (vi) the price or prices (expressed as a percentage of the aggregate principal amount thereof) at which the Offered Debt Securities will be issued; (vii) the date or dates on which the Offered Debt Securities will mature; (viii) the rate or rates per annum (or the method by which such will be determined) at which the Offered Debt Securities will bear interest, if any, and the date from which any such interest will accrue; (ix) the Interest Payment Dates on which any such interest on the Offered Debt Securities will be payable, the Regular Record Date for any interest payable on any Offered Debt Securities which are Registered Securities on any Interest Payment Date and the extent to which, or the manner in which, any interest payable on a temporary global Offered Debt Security on an Interest Payment Date will be paid; (x) any mandatory or optional sinking fund or analogous provisions; (xi) each office or agency where, subject to the terms of the Debt Indentures as described below under "Payment and Paying Agents", the principal of and any premium and interest on the Offered Debt Securities will be payable and each office or agency where, subject to the terms of the Debt Indentures as described below under "-- Form, Exchange, Registration and Transfer", the Offered Debt Securities may be presented for registration of transfer or exchange; (xii) the right of the Company to redeem the Offered Debt Securities at its option and the period or periods, if any, within which and the price or prices at which the Offered Debt Securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, in whole or in part, and the other detailed terms and provisions of any such optional or mandatory redemption; (xiii) the denominations in which any Offered Debt Securities which are Registered Securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof, and the denomination or denominations in which any Offered Debt Securities which are Bearer Securities will be issuable, if other than the denomination of $5,000;
(xiv) the currency or currencies (including composite currencies) in which payment of principal of and any premium and interest on the Offered Debt Securities is payable; (xv) any index used to determine the amount of payments of principal of and any premium and interest on the Offered Debt Securities;
(xvi) information with respect to book-entry procedures, if any; (xvii) any applicable United States federal income tax consequences; and (xviii) any other terms of the Offered Debt Securities not inconsistent with the provisions of the Debt Indentures. (Section 301) Any such Prospectus Supplement will also describe any special provisions for the payment of additional amounts with respect to the Offered Debt Securities.

     Debt Securities may be issued as Original Issue Discount Securities. An Original Issue Discount Security is a Debt Security, including any Zero-Coupon Security, which is issued at a price lower than the amount payable upon the Stated Maturity thereof and which provides that upon redemption or acceleration of the maturity thereof an amount less than the amount payable upon the Stated Maturity thereof and determined in accordance with the terms of such Debt Security shall become due and payable. Special United States federal income tax considerations applicable to Debt Securities issued at an original issue discount, including Original

Issue Discount Securities, and special United States tax considerations and other terms and restrictions applicable to any Debt Securities which are issued in bearer form, offered exclusively to United States Aliens or denominated in other than United States dollars, will be set forth in a Prospectus Supplement relating thereto.

     Form, Exchange, Registration and Transfer. Debt Securities of a series may be issuable in definitive form solely as Registered Securities, solely as Bearer Securities or as both Registered Securities and Bearer Securities. Unless otherwise indicated in an applicable Prospectus Supplement, Bearer Securities will have interest coupons attached. (Section 201) The Debt Indentures also provide that Debt Securities of a series may be issuable in temporary or permanent global form. (Section 201)

     Registered Securities of any series will be exchangeable for other Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. In addition, if Debt Securities of any series are issuable as both Registered Securities and Bearer Securities, at the option of the Holder, and subject to the terms of the applicable Debt Indenture, Bearer Securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of such series will be exchangeable for Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Bearer Securities surrendered in exchange for Registered Securities between a Regular Record Date or a Special Record Date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest, and interest accrued as of such date will not be payable in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the terms of the applicable Debt Indenture. Bearer Securities will not be issued in exchange for Registered Securities. (Section 305)

     Debt Securities may be presented for exchange as provided above, and Registered Securities may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed), at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose with respect to any series of Debt Securities and referred to in an applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Debt Indentures. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Debt Trustee will serve initially as Security Registrar. (Section 305) If a Prospectus Supplement refers to any transfer agents (in addition to the Security Registrar) initially designated by the Company with respect to any series of Debt Securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that, if Debt Securities of a series are issuable solely as Registered Securities, the Company will be required to maintain a transfer agent in each Place of Payment for such series and, if Debt Securities of a series are also issuable as Bearer Securities, the Company will be required to maintain (in addition to the Security Registrar) a transfer agent in a Place of Payment for such series located outside the United States. The Company may at any time designate additional transfer agents with respect to any series of Debt Securities. (Section 1002)

     In the event of any redemption in part, the Company shall not be required to (i) issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days prior to the selection of Debt Securities of that series for redemption and ending on the close of business on (A) if Debt Securities of the series are issuable only as Registered Securities, the day of mailing of the relevant notice of redemption and (B) if Debt Securities of the series are issuable as Bearer Securities, the date of the first publication of the relevant notice of redemption or, if Securities of the series are also issuable as Registered Securities and there is no publication, the mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any Registered Security, or portion thereof, called for redemption, except the unredeemed portion of any Registered Security being redeemed in part; or (iii) exchange any Bearer Security called for redemption, except to exchange such Bearer Security for a Registered Security of that series and like tenor which is immediately surrendered for redemption. (Section 305)

     Payment and Paying Agents. Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and any premium and interest on Bearer Securities will be payable, subject to any applicable laws and regulations, at the offices of such Paying Agents outside the United States as the Company may designate from time to time, in the manner indicated in such Prospectus Supplement. (Section 1002) Unless otherwise indicated in an applicable Prospectus Supplement, payment of interest on Bearer Securities on any Interest Payment Date will be made only against surrender to the Paying Agent of the coupon relating to such Interest Payment Date. (Section
1001) No payment with respect to any Bearer Security will be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to any account maintained with a bank located in the United States. Notwithstanding the foregoing, payments of principal of and any premium and interest on Bearer Securities denominated and payable in U.S. dollars will be made at the office of the Company's Paying Agent in the Borough of Manhattan, The City of New York, if (but only if) payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions. (Section 1002)

     Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and any premium and interest on Registered Securities will be made at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that at the option of the Company payment of any interest may be made by check mailed on or before the due date to the address of the Person entitled thereto as such address shall appear in the Security Register. (Sections 307, 1002) Unless otherwise indicated in an applicable Prospectus Supplement, payment of any installment of interest on Registered Securities will be made to the Person in whose name such Registered Security is registered at the close of business on the Regular Record Date for such interest. (Section 307)

     Unless otherwise indicated in an applicable Prospectus Supplement, the Debt Trustee, at its corporate trust office in Chicago, Illinois, will act as Paying Agent for payments with respect to Debt Securities which are issuable solely as Registered Securities and the Company will maintain a Paying Agent outside the United States for payments with respect to Debt Securities (subject to limitations described above in the case of Bearer Securities) which are issuable solely as Bearer Securities or as both Registered Securities and Bearer Securities. Any Paying Agents outside the United States and any other Paying Agents in the United States initially designated by Company for the Debt Securities will be named in an applicable Prospectus Supplement. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that, if Debt Securities of a series are issuable solely as Registered Securities, the Company will be required to maintain a Paying Agent in each Place of Payment for such series and, if Debt Securities of a series are issuable as Bearer Securities, the Company will be required to maintain (i) a Paying Agent in the Borough of Manhattan, The City of New York for principal payments with respect to any Registered Securities of the series (and for payments with respect to Bearer Securities of the series in the circumstances described above, but not otherwise), and (ii) a Paying Agent in a Place of Payment located outside the United States where Debt Securities of such series and any coupons appertaining thereto may be presented and surrendered for payment. (Section 1002)

     All monies paid by the Company to a Paying Agent for the payment of principal of and any premium or interest on any Debt Security which remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will (subject to applicable escheat laws) be repaid to the Company, and the Holder of such Debt Security or any coupon will thereafter look only to the Company for payment thereof. (Section 1003)

     Global Debt Securities. Debt Securities of a series may be issued in whole or in part in the form of one or more global Debt Securities that will be deposited with, or on behalf of, a depository identified in the Prospectus Supplement relating to such series. Global Debt Securities may be issued in either registered or bearer form and in either temporary or permanent form. (Section 203) Unless and until it is exchanged in whole or in part for the individual Debt Securities represented thereby, a global Debt Security may not be transferred except as a whole by the depository for such global Debt Security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by the depository or any nominee to a successor depository or any nominee of such successor.

     The specific terms of the depository arrangement with respect to a series of Debt Securities and certain limitations and restrictions relating to a series of Bearer Securities in the form of one or more global Debt Securities will be described in the Prospectus Supplement relating to such series.

     Events of Default. Any one of the following events constitutes an Event of Default under each Debt Indenture with respect to Debt Securities of any series:
(a) failure to pay any interest on any Debt Security of that series when due, continued for 30 days; (b) failure to pay principal of or any premium on any Debt Security of that series when due; (c) failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series; (d) failure to perform any other covenant of the Company in such Debt Indenture (other than a covenant included in such Debt Indenture solely for the benefit of series of any Debt Securities other than that series), continued for 90 days after written notice as provided in such Debt Indenture; (e) certain events in bankruptcy, insolvency or reorganization involving the Company; and (f) any other Event of Default provided with respect to Debt Securities of that series. (Section 501)

     If an Event of Default with respect to Debt Securities of any series at the time Outstanding occurs and is continuing, either the Debt Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series by notice as provided in the applicable Debt Indenture may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all the Debt Securities of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to Debt Securities of any series has been made, but before a judgment or decree for payment of money has been obtained by the Debt Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series may, under certain circumstances, rescind and annul such acceleration. (Section 502)

     Each Debt Indenture provides that, subject to the duty of the Debt Trustee during default to act with the required standard of care, the Debt Trustee is under no obligation to exercise any of its rights or powers under such Debt Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Debt Trustee reasonable indemnity. (Sections 601, 603) Subject to such provisions for the indemnification of the Debt Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debt Trustee, or exercising any trust or power conferred on the Debt Trustee, with respect to the Debt Securities of that series; provided, however, that the Debt Trustee is not obligated to take any action unduly prejudicial to Holders not joining in such direction or involving the Debt Trustee in personal liability. (Section 512)

     The Company is required to furnish to the Debt Trustee annually a statement as to the performance by the Company of its obligations under each Debt Indenture and as to any default in such performance. (Section 1007)

     Defeasance. If so specified with respect to any particular series of Debt Securities issued under an Debt Indenture, the Company may discharge its indebtedness and its obligations or certain of its obligations under such Debt Indenture with respect to such series by depositing funds or obligations issued or guaranteed by the United States of America with the Debt Trustee. (Sections 1301-1303)

     Defeasance and Discharge. Each Debt Indenture provides that, if so specified with respect to the Debt Securities of any series issued under such Debt Indenture (other than convertible Subordinated Debt Securities), the Company will be discharged from any and all obligations in respect of the Debt Securities of such series (except for certain obligations relating to temporary Debt Securities and exchange of Debt Securities, registration of transfer or exchange of Debt Securities of such series, replacement of stolen, lost or mutilated Debt Securities of such series, maintenance of paying agencies to hold moneys for payment in trust and payment of additional amounts, if any, required in consequence of United States withholding taxes imposed on payments to non-United States persons) upon the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any), and each installment of interest on, the Debt Securities of such series on the Stated Maturity of such payments in accordance with the terms of such Debt Indenture and the Debt Securities of such series.

(Sections 1302, 1304) Such a trust may only be established if, among other things, the Company has delivered to the Debt Trustee an Opinion of Counsel to the effect that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of such Debt Indenture there has been a change in applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit, defeasance and discharge, and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred. (Section 1304) In the event of any such defeasance and discharge of Debt Securities of such series, Holders of such series would be entitled to look only to such trust fund for payment of principal of and any premium and any interest on their Debt Securities until Maturity.

     Covenant Defeasance. Each Debt Indenture also provides that, if so specified with respect to the Debt Securities of any series issued thereunder, the Company may omit to comply with certain restrictive covenants, including (in the case of the Senior Debt Indenture) the covenant described under "Limitation on Liens" below, but excluding (in the case of the Subordinated Debt Indenture) any applicable obligation of the Company respecting the conversion of Debt Securities of such series into Common Stock, and any such omission shall not be an Event of Default with respect to the Debt Securities of such series, upon the deposit with the Debt Trustee, in trust, of money and/or U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any), and each installment of interest on, the Debt Securities of such series on the Stated Maturity of such payments in accordance with the terms of such Debt Indenture and the Debt Securities of such series. The obligations of the Company under such Debt Indenture and the Debt Securities of such series other than with respect to such covenants shall remain in full force and effect. (Section 1303) Such a trust may be established only if, among other things, the Company has delivered to the Debt Trustee an Opinion of Counsel to the effect that the Holders of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to United States federal income tax on the same amounts and in the same manner and at the same time as would have been the case if such deposit and defeasance had not occurred. (Section 1304)

     Although the amount of money and U.S. Government Obligations on deposit with the Debt Trustee would be intended to be sufficient to pay amounts due on the Debt Securities of such series at the time of their Stated Maturity, in the event the Company exercises its option to omit compliance with the covenants defeased with respect to the Debt Securities of any series as described above, and the Debt Securities of such series are declared due and payable because of the occurrence of any Event of Default, such amount may not be sufficient to pay amounts due on the Debt Securities of such series at the time of the acceleration resulting from such Event of Default. The Company shall in any event remain liable for such payments as provided in the applicable Debt Indenture.

     Federal Income Tax Consequences Relating to Defeasance. Under current United States federal income tax law, defeasance and discharge would likely be treated as a taxable exchange of Debt Securities to be defeased for an interest in the defeasance trust. As a consequence, a holder would recognize gain or loss equal to the difference between the holder's cost or other tax basis for such Debt Securities and the value of the holder's interest in the defeasance trust, and thereafter would be required to include in income the holder's share of the income, gain or loss of the defeasance trust. Under current United States federal income tax law, covenant defeasance would ordinarily not be treated as a taxable exchange of such Debt Securities.

     Meetings, Modification and Waiver. Modifications and amendments of either Debt Indenture may be made by the Company and the Debt Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without consent of the Holder of each Outstanding Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security, (b) change the Redemption Date with respect to any Debt Security, (c) reduce the principal amount of, or premium or interest on, any Debt Security, (d) change any obligation of the Company to pay additional amounts, (e) reduce the amount of principal of an Original Issue Discount Security payable upon acceleration of the Maturity thereof, (f) change the coin or currency in which any Debt Security or any premium or interest thereon is payable, (g) change the redemption right of any Holder, (h) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security or any conversion right with respect thereto, (i) reduce the percentage in principal amount of Outstanding Securities of any series, the consent of whose Holders is required for modification or amendment of such Debt Indenture or for waiver of compliance with certain provisions of such Debt Indenture or for waiver of certain defaults, (j) reduce the requirements contained in such Debt Indenture for quorum or voting, (k) change any obligation of the Company to maintain an office or agency in the places and for the purposes required by such Debt Indenture,
(l) adversely affect the right to convert Subordinated Debt Securities, if applicable, or (m) modify any of the above provisions. (Section 902)

     The Subordinated Debt Indenture may not be amended to alter the subordination of any outstanding Subordinated Debt Securities without the consent of each holder of Senior Indebtedness (as defined below under "-- Provisions Applicable Solely to Subordinated Debt Securities") then outstanding that would be adversely affected thereby. (Section 907 of the Subordinated Debt Indenture)

     The Holders of a majority in aggregate principal amount of the Outstanding Securities of each series may, on behalf of all Holders of that series, waive, insofar as that series is concerned, compliance by the Company with certain restrictive provisions of the Debt Indenture under which such series has been issued. (Section 1008) The Holders of a majority in aggregate principal amount of the Outstanding Securities of each series may, on behalf of all Holders of that series, waive any past default under the applicable Debt Indenture with respect to any Debt Securities of that series, except a default (a) in the payment of principal of, or premium, if any, or any interest on any Debt Security of such series or (b) in respect of a covenant or provision of such Debt Indenture which cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected. (Section 513)

     Each Debt Indenture provides that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver thereunder or are present at a meeting of the Holders for quorum purposes, (i) the principal amount of an Original Issue Discount Security that is deemed to be Outstanding will be the amount of the principal that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof, and (ii) the principal amount of a Debt Security denominated in a foreign currency or currency units will be the U.S. dollar equivalent, determined on the date of original issuance of such Debt Security, of the principal amount of such Debt Security or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent, determined on the date of original issuance of such Security, of the amount determined as provided in (i) above. (Section 101)

     Each Debt Indenture contains provisions for convening meetings of the Holders of a series if Debt Securities of that series are issuable as Bearer Securities. (Section 1401) A meeting may be called at any time by the Trustee, and also, upon request, by the Company or the Holders of at least 10% in aggregate principal amount of the Outstanding Securities of such series, in any such case upon notice given in accordance with "-- Notices" below. (Section
1402) Except for any consent which must be given by the Holder of each Outstanding Security affected thereby, as described above, any resolution presented at a meeting (or adjourned meeting at which a quorum is present) may be adopted by the affirmative vote of the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series; provided, however, that any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in aggregate principal amount of the Outstanding Securities of a series may be adopted at a meeting (or adjourned meeting duly reconvened at which a quorum is present) by the affirmative vote of the Holders of such specified percentage in aggregate principal amount of the Outstanding Securities of that series. Any resolution passed or decision taken at any meeting of Holders of any series duly held in accordance with the applicable Debt Indenture will be binding on all Holders of that series and related coupons. The quorum at any meeting, and at any reconvened meeting, will be Persons holding or representing a majority in aggregate principal amount of the Outstanding Securities of a series. (Section
1404)

     Consolidation, Merger and Sale of Assets. The Company, without the consent of the Holders of any of the outstanding Debt Securities under either Debt Indenture, may consolidate with or merge into, or convey, transfer or lease its assets substantially as an entirety to, any Person which is a corporation, partnership or trust organized and validly existing under the laws of any domestic jurisdiction, provided that any successor Person assumes the Company's obligations on the Securities and under such Debt Indenture, that after giving effect to the transaction no Event of Default, and no event which, after notice or lapse of time, would become an Event of Default, shall have occurred and be continuing, and that certain other conditions are met. (Section 801)

     Notices. Except as otherwise provided in the Debt Indentures, notices to Holders of Bearer Securities will be given by publication at least twice in a daily newspaper in The City of New York and in such other city or cities as may be specified in such Bearer Securities. Notices to Holders of Registered Securities will be given by mail to the addresses of such Holders as they appear in the Security Register. (Section 106)

     Title. Title to any Bearer Securities (including Bearer Securities in permanent global form) and any coupons appertaining thereto will pass by delivery. The Company, the Debt Trustee and any agent of the Company or the Trustee may treat the bearer of any Bearer Security and the bearer of any coupon and the registered owner of any Registered Security as the owner thereof (whether or not such Debt Security or coupon shall be overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes. (Section 308)

     Replacement of Securities and Coupons. Any mutilated Debt Security or a Debt Security with a mutilated coupon appertaining thereto will be replaced by the Company at the expense of the Holder upon surrender of such Debt Security to the Debt Trustee. Debt Securities or coupons that became destroyed, stolen or lost will be replaced by the Company at the expense of the Holder upon delivery to the Debt Trustee of the Debt Security and coupons or evidence of destruction, loss or theft thereof satisfactory to the Company and the Debt Trustee; in the case of any coupon which becomes destroyed, stolen or lost, such coupon will be replaced by issuance of a new Debt Security in exchange for the Debt Security to which such coupon appertains. In the case of a destroyed, lost or stolen Debt Security or coupon, an indemnity satisfactory to the Debt Trustee and the Company may be required at the expense of the Holder of such Debt Security or coupon before a replacement Debt Security will be issued. (Section 306)

     Governing Law. The Debt Indentures, the Debt Securities and coupons will be governed by, and construed in accordance with, the laws of the State of New York. (Section 113)

     Regarding the Trustee. U.S. Bank Trust National Association, the Debt Trustee under each Debt Indenture, is also trustee under another indenture under which several issues of the Company's debt securities are outstanding.

     Each Debt Indenture contains certain limitations on the right of the Debt Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize for its own account on certain property received in respect of any such claim as security or otherwise. (Section 613) The Debt Trustee is permitted to engage in certain other transactions; however, if it acquires any conflicting interest (as described in the Debt Indentures), it must eliminate such conflict or resign. (Section 608)

     Pursuant to the Trust Indenture Act, should a default occur with respect to either the Senior Debt Securities or the Subordinated Debt Securities, U.S. Bank Trust National Association would be required to resign as Debt Trustee under one of the Debt Indentures within 90 days of such default unless such default were cured, duly waived or otherwise eliminated.

PROVISIONS APPLICABLE SOLELY TO SENIOR DEBT SECURITIES

     General. Senior Debt Securities will be issued under the Senior Debt Indenture, and each series will rank pari passu as to the right of payment of principal and any premium and interest with each other series issued thereunder and will rank senior to all series of Subordinated Debt Securities that may be issued.

     Certain Definitions. For purposes of the following discussion, the following definitions are applicable (Section 101 of the Senior Debt Indenture):

     "Net Tangible Assets" means the total amount of assets appearing on a consolidated balance sheet of the Company and its Subsidiaries less, without duplication: (a) all current liabilities (excluding any thereof which are extendible or renewable by their terms or replaceable or refundable pursuant to enforceable commitments at the option of the obligor thereon without requiring the consent of the obligee to a time more than 12 months after the time as of which the amount thereof is being computed and excluding current maturities of long-term debt and preferred stock); (b) all reserves for depreciation and other asset valuation reserves but excluding reserves for deferred federal income taxes arising from accelerated depreciation or otherwise; (c) all goodwill, trademarks, trade names, patents and unamortized debt discount and expense and other like intangible assets carried as an asset and (d) all appropriate adjustments on account of minority interests of other Persons holding common stock in any Subsidiary.

     "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Principal Property" means any natural gas pipeline, natural gas distribution system, natural gas gathering system or natural gas storage facility located in the United States, except any such property that in the opinion of the Board of Directors is not of material importance to the business conducted by the Company and its consolidated Subsidiaries taken as a whole.

     "Principal Subsidiary" means any Subsidiary which owns a Principal
Property.

     "Subsidiary" means a corporation more than 50% of the outstanding stock of which is owned, directly or indirectly, by the Company or by one or more Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

     Limitation on Liens. The Company covenants in the Senior Debt Indenture that it will not, nor will it permit any Subsidiary to, issue, assume or guarantee any debt for money borrowed ("Debt") if such Debt is secured by a mortgage, pledge, security interest or lien (a "mortgage" or "mortgages") upon any Principal Property of the Company or any Principal Subsidiary or upon any shares of stock or indebtedness of any Principal Subsidiary (whether such Principal Property, shares or indebtedness was owned on the date of the Senior Debt Indenture or thereafter acquired) without in any such case effectively providing that the Senior Debt Securities shall be secured equally and ratably with (or prior to) such Debt, except that the foregoing restrictions shall not apply to: (a) mortgages on any property acquired, constructed or improved by the Company or any Principal Subsidiary after the date of the Senior Debt Indenture which are created within 180 days after such acquisition (or in the case of property constructed or improved, after the completion and commencement of commercial operation of such property, whichever is later) to secure or provide for the payment of the purchase price or cost thereof, provided that in the case of such construction or improvement the mortgages shall not apply to any property theretofore owned by the Company or any Subsidiary other than theretofore unimproved real property; (b) existing mortgages on property acquired (including mortgages on any property acquired from a Person which is consolidated with or merged with or into the Company or a Subsidiary) or mortgages outstanding at the time any corporation becomes a Subsidiary; (c) mortgages in favor of domestic or foreign governmental bodies to secure advances or other payments pursuant to any contract or statute or to secure indebtedness incurred to finance the purchase price or cost of constructing or improving the property subject to such mortgages, including mortgages to secure Debt of the pollution control or industrial revenue bond type; (d) mortgages in favor of the Company or any Principal Subsidiary; or (e) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any mortgage referred to in any of the foregoing clauses (a)-(d). (Section 1006 of the Senior Debt Indenture)

     Notwithstanding the foregoing, the Company and any Subsidiary may, without securing the Senior Debt Securities, issue, assume or guarantee secured Debt (which would otherwise be subject to the foregoing restrictions) in an aggregate amount which, together with all other such Debt, does not exceed 10% of the Net Tangible Assets, as shown on a consolidated balance sheet as of a date not more than 90 days prior to the proposed transaction prepared by the Company in accordance with generally accepted accounting principles. (Section 1006 of the Senior Debt Indenture)

PROVISIONS APPLICABLE SOLELY TO SUBORDINATED DEBT SECURITIES

     Subordination. The Subordinated Debt Securities will be subordinate and junior in right of payment, to the extent set forth in the Subordinated Debt Indenture, to all Senior Indebtedness (as defined below) of the Company. If the Company should default in the payment of any principal of or premium or interest on any Senior Indebtedness when the same becomes due and payable, whether at Stated Maturity or a date fixed for prepayment or by declaration of acceleration or otherwise, then, upon written notice of such default to the Company by the holders of such Senior Indebtedness or any trustee therefor and subject to certain rights of the Company to dispute such default and subject to proper notification of the Trustee, unless and until such default has been cured or waived or ceases to exist, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) will be made or agreed to be made for principal of, premium, if any, or interest, if any, on the Subordinated Debt Securities, or in respect of any redemption, retirement, purchase or other acquisition of the Subordinated Debt Securities other than those made in capital stock of the Company (or cash in lieu of fractional shares thereof) pursuant to any conversion right of the Subordinated Debt Securities or otherwise made in capital stock of the Company. (Sections 1601, 1604 and 1605 of the Subordinated Debt Indenture)

     "Senior Indebtedness" is defined in Section 101 of the Subordinated Debt Indenture as Indebtedness (as defined below) of the Company outstanding at any time except (a) any Indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that such Indebtedness is not senior in right of payment to the Subordinated Debt Securities, (b) the Subordinated Debt Securities, (c) any Indebtedness of the Company to a wholly-owned Subsidiary of the Company, (d) interest accruing after the filing of a petition initiating certain bankruptcy or insolvency proceedings unless such interest is an allowed claim enforceable against the Company in a proceeding under federal or state bankruptcy laws and (e) trade accounts payable. "Indebtedness" is defined in Section 101 of the Subordinated Debt Indenture as, with respect to any Person, (a) (i) the principal of and premium and interest, if any, on indebtedness for money borrowed of such Person evidenced by bonds, notes, debentures or similar obligations, including any guaranty by such Person of any indebtedness for money borrowed of any other Person, whether any such indebtedness or guaranty is outstanding on the date of the Subordinated Debt Indenture or is thereafter created, assumed or incurred,
(ii) the principal of and premium and interest, if any, on indebtedness for money borrowed, incurred, assumed or guaranteed by such Person in connection with the acquisition by it or any of its subsidiaries of any other business, properties or other assets and (iii) lease obligations which such Person capitalizes in accordance with Statement of Financial Accounting Standards No. 13 promulgated by the Financial Accounting Standards Board or such other generally accepted accounting principles as may be from time to time in effect,
(b) any other indebtedness of such Person, including any indebtedness representing the balance deferred and unpaid of the purchase price of any property or interest therein, including any such balance that constitutes a trade account payable, and any guaranty, endorsement or other contingent obligation of such Person in respect of any indebtedness of another, which is outstanding on the date of the Subordinated Debt Indenture or is thereafter created, assumed or incurred by such Person and (c) any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described as Indebtedness in clause (a) or (b) above.

     If (i) without the consent of the Company a court shall enter (A) an order for relief with respect to the Company under the United States federal bankruptcy laws, (B) a judgment, order or decree adjudging the Company a bankrupt or insolvent, or (C) an order for relief for reorganization, arrangement, adjustment or composition of or in respect of the Company under the United States federal bankruptcy laws or state insolvency laws or (ii) the Company shall institute proceedings for the entry of an order for relief with respect to the Company under the United States federal bankruptcy laws or for an adjudication of insolvency, or shall consent to the institution of bankruptcy or insolvency proceedings against it, or shall file a petition seeking, or seek or consent to reorganization, arrangement, composition or similar relief under any applicable law, or shall consent to the filing of such petition or to the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator or similar official in respect of the Company or of substantially all of its property, or the Company shall make a general assignment for the benefit of creditors, then all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) will first be paid in full before any payment or distribution, whether in cash, securities or other property, is made on account of the principal of, premium, if any, or interest, if any, on the Subordinated Debt Securities. In such event, any payment or distribution on account of the principal of, premium, if any, or interest, if any, on the Subordinated Debt Securities, whether in cash, securities or other property (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in the subordination provisions with respect to the Subordinated Debt Securities, to the payment of all Senior Indebtedness then outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the Subordinated Debt Securities will be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) has been paid in full. If any payment or distribution on account of the principal of, premium, if any, or interest, if any, on the Subordinated Debt Securities of any character, whether in cash, securities or other property (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in the subordination provisions with respect to the Subordinated Debt Securities, to the payment of all Senior Indebtedness then outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), shall be received by the Debt Trustee or any Holder of any Subordinated Debt Securities in contravention of any of the terms of the Subordinated Debt Indenture, such payment or distribution will be received in trust for the benefit of, and will be paid over or delivered and transferred to, the holders of the Senior Indebtedness then outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all such Senior Indebtedness in full. In the event of any such proceeding, after payment in full of all sums owing with respect to Senior Indebtedness, the Holders of Subordinated Debt Securities, together with the holders of any other obligations of the Company ranking on a parity with the Subordinated Debt Securities, will be entitled to be repaid from the remaining assets of the Company the amounts at that time due and owing on account of unpaid principal of or any premium or interest on the Subordinated Debt Securities and such other obligations before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or obligations of the Company ranking junior to the Subordinated Debt Securities and such other obligations. (Section 1601 of the Subordinated Debt Indenture)

     The Prospectus Supplement respecting any series of Subordinated Debt Securities will set forth any subordination provisions applicable to such series in addition to or different from those described above.

     By reason of such subordination, in the event of the insolvency of the Company, Holders of Senior Indebtedness and holders of other obligations of the Company that are not subordinated to Senior Indebtedness may receive more, ratably, than Holders of the Subordinated Debt Securities. Such subordination will not prevent the occurrence of an Event of Default or limit the right of acceleration in respect of the Subordinated Debt Securities.

     Conversion. The Subordinated Debt Indenture may provide for a right of conversion of Subordinated Debt Securities into Common Stock (or cash in lieu thereof). (Sections 301 and 1501 of the Subordinated Debt Indenture) The following provisions will apply to Debt Securities that are convertible Subordinated Debt Securities unless otherwise provided in the Prospectus Supplement for such Debt Securities.

     The Holder of any convertible Subordinated Debt Securities will have the right exercisable at any time set forth in the Prospectus Supplement, unless previously redeemed or otherwise purchased by the Company, to convert such Subordinated Debt Securities into shares of Common Stock at the conversion price or conversion rate set forth in the Prospectus Supplement, subject to adjustment. (Section 1502 of the Subordinated Debt Indenture) The holder of convertible Subordinated Debt Securities may convert any portion thereof which is $1,000 in principal amount or any integral multiple thereof. (Section 1502 of the Subordinated Debt Indenture)

     In certain events, the conversion price or conversion rate will be subject to adjustment as set forth in the Subordinated Debt Indenture. Such events include the issuance of shares of Common Stock of the Company as a dividend or distribution on the Common Stock; subdivisions, combinations and reclassifications of the Common Stock; the issuance to all holders of Common Stock of rights or warrants entitling the holders thereof (for a period not exceeding 45 days) to subscribe for or purchase shares of Common Stock at a price per share less than the then current market price per share of Common Stock (as determined pursuant to the Subordinated Debt Indenture); and the distribution to substantially all holders of Common Stock of evidences of indebtedness, equity securities (including equity interests in the Company's Subsidiaries) other than Common Stock, or other assets (excluding cash dividends paid from surplus) or subscription rights or warrants (other than those referred to above). No adjustment of the conversion price or conversion rate will be required unless an adjustment would require a cumulative increase or decrease of at least 1% in such price or rate. (Section 1504 of the Subordinated Debt Indenture) Certain adjustments in the conversion price or conversion rate in accordance with the foregoing provisions may result in constructive distributions to either holders of the Subordinated Debt Securities or holders of Common Stock which would be taxable pursuant to Treasury Regulations issued under section 305 of the Internal Revenue Code of 1986, as amended. The amount of any such taxable constructive distribution would be the fair market value of the Common Stock which is treated as having been constructively received, such value being determined as of the time the adjustment resulting in the constructive distribution is made.

     Fractional shares of Common Stock will not be issued upon conversion, but, in lieu thereof, the Company will pay a cash adjustment based on the then current market price for the Common Stock. (Section 1503 of the Subordinated Debt Indenture) Upon conversion, no adjustments will be made for accrued interest or dividends, and therefore convertible Subordinated Debt Securities surrendered for conversion between the record date for an interest payment and the Interest Payment Date (except convertible Subordinated Debt Securities called for redemption on a redemption date during such period) must be accompanied by payment of an amount equal to the interest thereon which the registered holder is to receive. (Sections 1504 and 1502 of the Subordinated Debt Indenture)

     In the case of any consolidation or merger of the Company (with certain exceptions) or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety to any Person, each Holder of convertible Subordinated Debt Securities, after the consolidation, merger, conveyance, transfer or lease, will have the right to convert such convertible Subordinated Debt Securities only into the kind and amount of securities, cash and other property which the Holder would have been entitled to receive upon or in connection with such consolidation, merger, conveyance, transfer or lease, if the Holder had held the Common Stock issuable upon conversion of such convertible Subordinated Debt Securities immediately prior to such consolidation, merger, conveyance, transfer or lease. (Section 1505 of the Subordinated Debt Indenture)

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

     K N is currently authorized by its Restated Articles of Incorporation, as amended (the "K N Charter") to issue 150,000,000 shares of Common Stock, of which 44,990,698 were outstanding on July 31, 1998; 200,000 shares of Class A Preferred Stock, no par value ("Class A Preferred Stock"), of which 70,000 shares were outstanding as Class A $5.00 Cumulative Preferred Stock on such date; and 2,000,000 shares of Class B Preferred Stock, no par value ("Class B Preferred Stock"), none of which were outstanding on such date.

     The Board of Directors of K N is authorized by the K N Charter to provide, without further stockholder action, for the issuance of one or more series of Class A Preferred Stock and Class B Preferred Stock. The Board of Directors has the power to fix various terms with respect to each such series, including voting power, designations, preferences, dividend rates, conversion and exchange provisions, redemption provisions and, in the case of the Class B Preferred Stock, the amounts which holders are entitled to receive upon any liquidation, dissolution or winding up of K N. Class A Preferred Stock and Class B Preferred Stock will rank prior to the Common Stock with respect to both dividends and distribution of assets on liquidation, dissolution or winding up of K N.

     In the event of any liquidation, dissolution or winding up of K N, whether voluntary or involuntary, the holders of shares of Class A Preferred Stock of each series shall be entitled to receive in full out of the assets of K N the sum of $100 per share of Class A Preferred Stock, plus any arrearages in dividends thereon to the date fixed for the payment in liquidation, before any distribution shall be made to the holders of shares of any stock junior to the Class A Preferred Stock. K N may, at the option of the Board of Directors, redeem the whole or any part of the Class A Preferred Stock, or of any series thereof at any time or from time to time within the period during which such stock is, according to the K N Charter, or the resolutions of the Board of Directors providing for the issue thereof, redeemable, by paying the redemption price thereof, including any arrearages in dividends thereon to the date fixed for redemption. The Class A $5.00 Cumulative Preferred Stock is redeemable, in whole or in part, at the option of K N at any time, or from time to time, at the price of $105 per share plus accrued and unpaid dividends. This series has no sinking fund requirements. Holders of shares of Class A $5.00 Cumulative Preferred Stock are entitled to receive, when and as declared by the Board of Directors of K N, cumulative preferential cash dividends at the annual rate of $5.00 per share prior to the payment of any dividends or other distributions on (or purchase or redemption of) the Class B Preferred Stock or the Common Stock.

     In the event of any liquidation, dissolution or winding up of K N, whether voluntary or involuntary, the holders of shares of Class B Preferred Stock of each series shall be entitled to receive, subject to the prior rights of the holders of shares of Class A Preferred Stock, the full preferential amount fixed by the K N Charter, or by the resolutions of the Board of Directors providing for the issue thereof, including any arrearages in dividends thereon to the date fixed for the payment in liquidation, before any distribution shall be made to the holders of shares of any stock junior to the Class B Preferred Stock. Dividends may not be declared or paid or set apart for payment on any series of Class B Preferred Stock, unless there shall be no arrearages in dividends on any series of Class A Preferred Stock entitled to cumulative dividends for any past dividend period and dividends in full for the current dividend period have been paid or declared or set aside for payment on all Class A Preferred Stock.

     In addition, the holders of the Class A Preferred Stock then outstanding have the right to vote separately as a class with respect to (i) certain amendments to the K N Charter or the By-Laws of K N which adversely affect the voting powers, rights or preferences of the holders of shares of Class A Preferred Stock, (ii) the creation of any class of stock or any security convertible into or exchangeable for or evidencing the right to purchase any stock ranking prior to or on a parity with, either as to dividends or upon liquidation, the Class A Preferred Stock, or (iii) certain mergers or consolidations of K N with or into any other corporation. For such actions to be taken by K N, including increasing the authorized amount of any class of stock ranking prior to the Class A Preferred Stock, the affirmative vote of the holders of at least 50% of the shares of the Class A Preferred Stock then outstanding would be required. The affirmative vote of at least 50% of the shares of any series of Class A Preferred Stock then outstanding is required for K N to amend the K N Charter or resolutions of the Board of Directors of K N providing for the issue of such series of Class A Preferred Stock so as to affect adversely the powers, preferences or rights of holders of Class A Preferred Stock of such series. The holders of Class B Preferred Stock then outstanding also have the right to a separate vote regarding (a) the events described in the first sentence of this paragraph with regard to such Class B Preferred Stock, requiring the affirmative vote of at least 50% of the shares of Class B Preferred Stock then outstanding, and (b) amendments to the K N Charter, or to resolutions of K N's Board of Directors providing for the issue of any series of Class B Preferred Stock so as to affect adversely the powers, preferences or rights of the holders of such series, requiring the affirmative vote of at least 50% of the shares of such series then outstanding.

     If dividends are in arrears on the shares of any series of Class A Preferred Stock to which the following provisions are made applicable pursuant to the K N Charter or resolutions of K N's Board of Directors providing for the issue of any such series (i) in an aggregate amount equal to three but less than six full quarterly dividends, then the holders of the shares of all such series of Class A Preferred Stock have the exclusive right, voting separately as a class and without regard to series, to elect directors constituting one-third of K N's Board of Directors or (ii) in an aggregate amount equal to six full quarterly dividends, then such holders have the exclusive right, voting separately as a class and without regard to series, to elect directors constituting one-half of K N's Board of Directors plus one additional director, in each case until all arrearages in dividends and dividends in full for the current quarterly period have been paid on or declared and set aside for payment on the shares of such series. These provisions are applicable to the Class A $5.00 Cumulative Preferred Stock. The holders of any outstanding Class B Preferred Stock would have the right to elect directors of K N similar to the Class A $5.00 Cumulative Preferred Stock in the event of nondeclaration of dividends, for the periods described above, on the Class B Preferred Stock if the holders of the Class A $5.00 Cumulative Preferred Stock are not then entitled to elect directors as described above.

     All outstanding shares of Common Stock are, and any shares of Common Stock newly issued under any Prospectus Supplement will be, validly issued, fully paid and nonassessable. Holders of K N Common Stock and Class A $5.00 Cumulative Preferred Stock are entitled to one vote for each share on all matters voted on by stockholders. Holders of Common Stock, Class A Preferred Stock and Class B Preferred Stock have no preemptive rights to subscribe for or purchase any additional securities issued by K N. Subject to the preferential rights of the holders of the Class A Preferred Stock and Class B Preferred Stock, the holders of Common Stock are entitled to receive any dividends which may be declared by the Board of Directors out of funds legally available therefor and to share pro rata in the net assets of K N upon liquidation, dissolution or winding up. Shares of Common Stock have no cumulative voting rights or redemption, sinking fund or conversion privileges.

ANTI-TAKEOVER MATTERS

     Charter and Bylaws. Certain provisions of the K N Charter and the By-Laws of K N could have the effect of preventing a change in control of K N in certain situations. These provisions generally provide for (a) the classification of the Board of Directors of K N into three classes of as nearly an equal number as possible, having staggered terms of three years each; (b) the removal of directors only for cause or by unanimous vote of the remaining members of the Board of Directors; (c) the filling of any vacancy on the Board of Directors by the remaining directors then in office; (d) the limitation of the number of directors to a minimum of nine and a maximum of 15, with the exact number to be determined by the Board of Directors; (e) increasing the stockholder vote required to amend, repeal or adopt any provision inconsistent with the foregoing provisions under (a), (b) and (d) above to two-thirds of the outstanding voting securities of K N; (f) the requirement that certain business combinations or transactions involving K N and any beneficial owner of more than 5% of the outstanding voting securities of K N be approved by holders of at least two-thirds of the outstanding voting securities of K N, including those held by such beneficial owner, unless the business combination or transaction is (I) approved by the Board of Directors before such beneficial owner became a holder of more than 5% of K N's outstanding voting securities or (II) approved by sufficient members of the Board of Directors to constitute a majority of the members of the full Board of Directors in office prior to the time such beneficial owner became a holder of more than 5% of K N's voting securities, or
(III) with an entity of which a majority of the outstanding shares of voting securities is owned by K N and its subsidiaries;

(g) increasing the stockholder vote required to amend, repeal or adopt any provision inconsistent with the foregoing provision under (f) above to two-thirds or more of the then outstanding shares of voting securities of K N;
(h) the requirement that certain business combinations or transactions involving K N and any beneficial owner of 10% or more of the outstanding voting securities of K N be approved by holders of at least 80% of the outstanding voting securities of K N, including those held by such beneficial owner, unless (I) the business combination or transaction is approved by three-fourths of the Board of Directors then in office who are not associated with or related to anyone who beneficially owns, and do not themselves own, 10% or more of K N's voting securities or (II) certain conditions relating generally to the fairness of the price to be received by stockholders of K N in such business combination or transaction are satisfied; (i) increasing the stockholder vote required to amend, repeal or adopt any provision inconsistent with the foregoing provision under (h) above to 80% or more of the outstanding voting securities of K N unless approved by an affirmative vote of three-fourths of the Board of Directors then in office who are not associated with or related to anyone who beneficially owns, and do not themselves own, 10% or more of K N's voting securities; (j) certain procedural requirements for stockholder nominations to the Board of Directors; and (k) the requirement that special meetings of stockholders may only be called by stockholders owning 51% or more of the outstanding voting securities of K N, by a majority of the Board of Directors, the Chairman of the Board of Directors or the President of K N.

     Shareholder Rights Plan. On August 17, 1995, the Board of Directors of K N declared a dividend of one preferred share purchase right (a "Right") with respect to each outstanding share of Common Stock held of record on September 15, 1995 or issued thereafter and prior to the date the Rights become exercisable. Until the Rights become exercisable, they will be evidenced by certificates for shares of Common Stock and will automatically trade with the Common Stock. If and when the Rights become exercisable, Rights certificates will be distributed and the Rights will become separately tradable. The full terms of the Rights are set forth in the Rights Agreement, dated as of August 21, 1995 (the "Rights Agreement"), between the Company and The Bank of New York, as Rights Agent. A copy of the Rights Agreement is filed as an exhibit to the Registration Statement.

     Each Right entitles the holder thereof to purchase from the Company one one-thousandth of a share of Class B Junior Participating Series Preferred Stock, without par value (the "Preferred Shares"), for a price of $80 per one onethousandth of a Preferred Share (the "Purchase Price"), subject to adjustment. The Rights become exercisable upon the earlier of (i) ten business days following a public announcement that a person or group of affiliated or associated persons has acquired beneficial ownership of 20% or more of the outstanding voting shares of the Company or (ii) ten business days following the commencement or announcement of an intention to commence a tender or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 20% or more of the outstanding voting shares of the Company. The Rights will expire on the later of September 15, 2005 or the third anniversary of the date on which the Rights became exercisable (the "Final Expiration Date"), unless the Final Expiration Date is extended or the Rights are earlier redeemed or exchanged by the Company as described below.

     If a person or group were to acquire 20% or more of the voting shares of the Company, each Right then outstanding (other than Rights beneficially owned by the acquiring person, which would become null and void) would become a right to buy that number of shares of Common Stock (or, under certain circumstances, the equivalent number of one onethousandths of a Preferred Share) that at the time of such acquisition would have a market value of two times the Purchase Price of the Right. If the Company were acquired in a merger or other business combination transaction or more than 50% of its consolidated assets or earning power were sold, proper provision will be made so that holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the Purchase Price of the Right.

     At any time after the acquisition by a person or group of beneficial ownership of 20% or more of the outstanding voting shares of the Company and before the acquisition by a person or group of 50% or more of the outstanding voting shares of the Company, the Board of Directors may, at its option, issue shares of Common Stock (or Preferred Shares) in mandatory redemption of, and in exchange for, all or part of the then outstanding and exercisable Rights (other than Rights owned by such person or group, which would become null and void) at an exchange ratio of one share of Common Stock (or one one-thousandth of a Preferred Share) for each Right, subject to adjustment. In addition, the Company is entitled to redeem all of the outstanding Rights at a price of $0.01 per Right at any time prior to the first public announcement that a person or group has become the beneficial owner of 20% or more of the outstanding voting shares of the Company.

     Until a Right is exercised, the holder thereof, as such, has no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

KANSAS BUSINESS COMBINATION ACT

     K N is subject to Sections 17-12,100 et seq. of the Kansas Statutes Annotated (the "K.S.A."), which imposes a three-year moratorium on business combinations between a Kansas corporation and an "interested stockholder" (in general, a stockholder owning 15% or more of a corporation's outstanding voting stock) or an affiliate or associate thereof unless (a) prior to an interested stockholder becoming such, the board of directors of the corporation has approved either the business combination or the transaction by which the interested stockholder became such; (b) upon consummation of the transaction resulting in an interested stockholder becoming such, the interested stockholder owns 85% of the voting stock that was outstanding at the time the transaction commenced (excluding, from the calculation of outstanding shares, shares beneficially owned by management, directors and certain employees stock plans); or (c) on or after the date an interested stockholder becomes such, the business combination is approved by (i) the Board of Directors and (ii) the affirmative vote of the holders of at least 66 2/3% of the outstanding shares (other than those shares beneficially owned by the interested stockholder) at a meeting of stockholders.

KANSAS CONTROL SHARE ACQUISITIONS ACT

     K N is also subject to Sections 17-1286 et seq. of the K.S.A. (the "Kansas Control Share Acquisitions Act"), which applies to public corporations incorporated in Kansas that have certain other connections with the state. The Kansas Control Share Acquisitions Act relates principally to the acquisition of "control shares" in such a corporation. Under the Kansas Control Share Acquisitions Act, a control share acquisition is one that, except for the operation of the Act, would raise the acquiring person's voting power in the election of directors of the subject corporation to or above any of three thresholds: one-fifth or more but less than one-third of all voting power; one-third or more but less than a majority of all voting power; and at least a majority of all voting power. Whenever a control share acquisition occurs, the acquiring person has no voting rights with respect to those shares unless both a majority of all outstanding shares and a majority of all such shares excluding all "interested shares" (in general, shares beneficially controlled by the acquiring person or any officer or inside director of the subject corporation) approve the acquisition. If the control shares are accorded voting rights, then dissenters' rights are available under the Kansas Control Share Acquisitions Act to stockholders who did not vote in favor of the control share acquisition and who comply with certain prescribed procedures. If the stockholders vote not to accord voting rights to the control shares, however, then the issuing corporation has a 60-day option to redeem all such shares at market value.

OTHER MATTERS

     First Chicago Trust Company of New York serves as registrar and transfer agent for the Common Stock and for the Class A $5.00 Cumulative Preferred Stock.

        DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

     The Company may issue Stock Purchase Contracts, including contracts obligating holders to purchase from the Company, and the Company to sell to the holders, a specified number of shares of Common Stock at a future date or dates. The consideration per share of Common Stock may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts. The Stock Purchase Contracts may be issued separately or as Stock Purchase Units

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

consisting of a Stock Purchase Contract and Debt Securities, Preferred Securities or debt obligations of third parties, including U.S. Treasury securities, securing the holders' obligations to purchase the Common Stock under the Stock Purchase Contracts. The Stock Purchase Contracts may require the Company to make periodic payments to the holders of the Stock Purchase Units or vice versa, and such payments may be unsecured or prefunded on some basis. The Stock Purchase Contracts may require holders to secure their obligations thereunder in a specified manner.

     The applicable Prospectus Supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units. The description in the Prospectus Supplement will not necessarily be complete, and reference will be made to the Stock Purchase Contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to such Stock Purchase Contracts or Stock Purchase Units. Certain material United States federal income tax considerations applicable to the Stock Purchase Units and the Stock Purchase Contracts will be discussed in the Prospectus Supplement relating thereto.

                              BOOK-ENTRY ISSUANCE

     Unless otherwise specified in the applicable Prospectus Supplement, The Depositary Trust Company ("DTC") will act as depositary for Securities issued in the form of Global Securities. Such Securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered Global Securities will be issued for such Securities representing in the aggregate the total number of such Securities, and will be deposited with or on behalf of DTC.

     DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with Direct Participants, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

     Purchases of Securities within the DTC system must be made by or through Direct Participants, which will receive a credit for such Securities on DTC's records. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Securities. Transfers of ownership interests in Securities issued in the form of Global Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in such Securities, except in the event that use of the book-entry system for such Securities is discontinued.

     DTC has no knowledge of the actual Beneficial Owners of the Securities issued in the form of Global Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be

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

governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices shall be sent to Cede & Co. as the registered holder of Securities issued in the form of Global Securities. If less than all of a series of such Securities are being redeemed, DTC's current practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.

     Although voting with respect to Securities issued in the form of Global Securities is limited to the holders of record of such Securities, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to such Securities. Under its usual procedures, DTC would mail an omnibus proxy (the "Omnibus Proxy") to the issuer of such Securities as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts such Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     Payments in respect of Securities issued in the form of Global Securities will be made by the issuer of such Securities to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participant and not of DTC, the Institutional Trustee, either Trust or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payments to DTC are the responsibility of the issuer of the applicable Securities, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursements of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

     DTC may discontinue providing its services as depositary with respect to any Securities at any time by giving reasonable notice to the issuer of such Securities. In the event that a successor depositary is not obtained, individual Security certificates representing such Securities are required to be printed and delivered. The Company, at its option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary).

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Trust and the Company believe to be accurate, but the Trust and the Company assume no responsibility for the accuracy thereof. Neither the Trust nor the Company has any responsibility for the performance by DTC or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

                              PLAN OF DISTRIBUTION

     Any of the Securities being offered hereby may be sold in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters; (iii) through dealers; and (iv) directly by the Company or, in the case of Preferred Securities, by the Trust to purchasers.

     The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     Offers to purchase Securities may be solicited by agents designated by the Company from time to time. Any such agent involved in the offer or sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company or the Trust to such agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in such Prospectus Supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the Securities so offered and sold.

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

     If Securities are sold by means of an underwritten offering, the Company and, in the case of an offering of Preferred Securities, the Trust will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, the respective amounts underwritten and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable Prospectus Supplement which will be used by the underwriters to make resales of the Securities in respect of which this Prospectus is being delivered to the public. If underwriters are utilized in the sale of any Securities in respect of which this Prospectus is being delivered, such Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of Securities, unless otherwise indicated in the applicable Prospectus Supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of such Securities will be obligated to purchase all such Securities if any are purchased.

     The Company or the Trust, as applicable, may grant to the underwriters options to purchase additional Securities, to cover over-allotments, if any, at the initial public offering price (with additional underwriting commissions or discounts), as may be set forth in the Prospectus Supplement relating thereto. If the Company or the Trust, as applicable, grants any over-allotment option, the terms of such over-allotment option will be set forth in the Prospectus Supplement for such Securities.

     If a dealer is utilized in the sale of the Securities in respect of which this Prospectus is delivered, the Company or the Trust, as applicable, will sell such Securities to the dealer as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the Securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

     Offers to purchase Securities may be solicited directly by the Company or the Trust, as applicable, and the sale thereof may be made by the Company or the Trust directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

     Securities may also be offered and sold, if so indicated in the applicable Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for the Company or the Trust, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with the Company or the Trust and its compensation will be described in the applicable Prospectus Supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the Securities remarketed thereby.

     If so indicated in the applicable Prospectus Supplement, the Company or the Trust, as applicable, may authorize agents and underwriters to solicit offers by certain institutions to purchase Securities from the Company or the Trust at the public offering price set forth in the applicable Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable Prospectus Supplement. Such delayed delivery contracts will be subject to only those conditions set forth in the applicable Prospectus Supplement. A commission indicated in the applicable Prospectus supplement will be paid to underwriters and agents soliciting purchases of Securities pursuant to delayed delivery contracts accepted by the Company or the Trust, as applicable.

     Agents, underwriters, dealers and remarketing firms may be entitled under relevant agreements with the Company or the Trust, as applicable, to indemnification by the Company or the Trust against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters, dealers and remarketing firms may be required to make in respect thereof.

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

     Each series of Securities will be a new issue and, other than the Common Stock, which is listed on the New York Stock Exchange, will have no established trading market. The Company may elect to list any series of Securities on an exchange, and in the case of the Common Stock, on any additional exchange, but, unless otherwise specified in the applicable Prospectus Supplement, the Company shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the Securities.

     Agents, underwriters, dealers and remarketing firms may be customers of, engage in transactions with, or perform services for, the Company and its subsidiaries in the ordinary course of business.

                                 LEGAL MATTERS

     The validity of the Preferred Securities will be passed upon on behalf of K N Energy and the Trust by Richards, Layton & Finger P.A., special Delaware counsel to K N Energy and the Trust. The validity of the Trust Debentures, the Guarantee, the Debt Securities and Stock Purchase Contracts and certain matters relating thereto will be passed upon for K N Energy and the Trust by Simpson Thacher & Bartlett, New York, New York. The validity of the Common Stock and the Stock Purchase Units will be passed upon by Martha B. Wyrsch, General Counsel of the Company. As of August 31, 1998, Ms. Wyrsch owned 3,253 shares of Common Stock, 4,200 shares of restricted Common Stock and held options to purchase an additional 90,549 shares of Common Stock. The validity of the Offered Securities will be passed upon for any agents, dealers or underwriters by counsel named in the applicable Prospectus Supplement.

                                    EXPERTS

     The consolidated financial statements of K N Energy, Inc. and subsidiaries as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, incorporated in this Prospectus and elsewhere in the Registration Statement by reference to its Annual Report on Form 10-K for the year ended December 31, 1997, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

     The consolidated financial statements of MidCon Corp. and subsidiaries as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, incorporated in this Prospectus and elsewhere in the Registration Statement by reference to the Current Report on Form 8-K/A filed with the Commission on February 12, 1998, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

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